                                                       Exhibit 17(c)

                                                           July 31, 2001

[HIGHMARK FUNDS LOGO OMITTED]




HIGHMARK
   The smart approach to investing.

                                                                     ANNUAL
                                                                      REPORT

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                               TABLE OF CONTENTS

letter to shareholders                                                   2

message from the investment adviser                                      3

management's discussion & analysis                                       4

statements of net assets/schedule of investments                        23

statement of assets & liabilities                                       66

statements of operations                                                68

statements of changes in net assets                                     72

financial highlights                                                    76

notes to financial statements                                           83

independent auditors' report                                            92

shareholder voting results                                              93

notice to shareholders                                                  94

fund information                                                        96

This report and the financial statements contained herein are submitted for the general information of HighMark[R] Funds' shareholders. This report is not authorized for distribution to prospective investors unless preceded or accompanied by an effective prospectus.

Shares of HighMark Funds are not deposits or obligations of, or guaranteed by Union Bank of California, N.A., or any of its subsidiaries or affiliates. Such shares are also not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency. Investments in shares of mutual funds involve risk, including the possible loss of principal. SEI Investments Distribution Co., serves as Distributor for HighMark Funds and is not affiliated with the Advisor, HighMark Capital Management, Inc. or with Union Bank of California, N.A.


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
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[PHOTO OF GREG KNOPF OMITTED]
GREG KNOPF

LETTER TO SHAREHOLDERS

MY FELLOW SHAREHOLDERS:
We are pleased to present your Annual Report for the twelve-month period ending July 31, 2001. Since our last report, the economy has continued to slow and the equity markets have continued to struggle. Many companies, particularly those in technology, have failed to meet earnings estimates with a resulting negative impact on their share prices. As a result, many mutual funds invested in the equity markets have also had a disappointing twelve months for their investors. Unfortunately, the HighMark Equity Funds were no exception. Although the Value Momentum Fund outperformed its respective benchmark, the remaining HighMark Equity Funds did not. Due to its relatively high weighting in technology stocks, the performance of the Growth Fund was particularly affected. On the bright side, with interest rates declining, the HighMark California Intermediate Tax-Free Bond Fund and the Bond Fund continued to perform exceptionally well and are among the leading funds in their respective Morningstar categories.

THE OUTLOOK FOR THE FUTURE
Earlier this year, the Federal Reserve Board initiated a policy of aggressively cutting interest rates and Congress enacted one of the largest tax cuts in history. We believe this combination of monetary and fiscal stimulus will provide a much needed boost to the economy which could begin to be felt later this year or early next year. As a result, we feel we are at or very near a trough in earnings, and that we will soon begin to see much more favorable earnings comparisons over earlier periods. This would bode well for the financial markets, which we believe should begin to perform more solidly in the months ahead.

HIGHMARK BOARD OF TRUSTEES APPROVES NEW SUB-ADVISERS FOR TWO HIGHMARK FUNDS
In an effort to improve overall investment performance, we at HighMark Capital Management, Inc., adviser to the HighMark Funds, have made a decision to focus on our key strengths. As a result, additional resources will be allocated to our Value Momentum, Core, and Large Cap Value teams. Fixed Income will also continue to be a key focus. Accordingly, we have proposed hiring sub-advisers to manage two of our funds. In July, the HighMark Funds Board of Trustees approved the selection of Waddell & Reed Investment Management Company to manage the Growth Fund and LSV Asset Management to manage the Small Cap Value Fund. Both managers are heavily experienced in their respective specialties, and it is our belief that their capabilities will enhance the returns of the two funds in the future. Subject to shareholder approval, the new managers are expected to take over day to day management of the funds in the beginning of October.

Although the challenging times in the market continue, we remain optimistic on the long-term outlook for the U.S. economy and for the financial markets in general. We at HighMark remain committed to you, our investors, and to finding the investment opportunities that will help enable you to prosper in the years ahead.

Sincerely,

/S/GREG KNOPF

Greg Knopf
Managing Director -- Mutual Funds
HighMark Capital Management, Inc.
August 2001

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2                                1.800.433.6884

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MESSAGE FROM
THE INVESTMENT ADVISER

                                                   [PHOTO OF LUKE MAZUR OMITTED]
                                                                      LUKE MAZUR

MY FELLOW SHAREHOLDERS:
Recent economic activity has not met the textbook definition of a recession, which is two consecutive quarters of negative growth. But economic growth could hardly be called robust. Over the past year, the U.S. Gross Domestic Product has advanced about 1%. While we still believe that growth will rebound modestly later this year, it is unsettling that the "U" shape of this economic cycle is being stretched out along the bottom of the curve.

To date, the slowdown in the economy has largely been a business sector event. Cheap and plentiful credit fueled an enormous investment boom in the 1990s, particularly for technology goods and services. While the rise in productivity was without precedent, the boom created overcapacity by the turn of the century. This bubble of surplus investment grew far out of proportion, and it will take some time to work off the excess.

Fortunately, consumer spending rather than business spending comprises two-thirds of gross domestic product. However, there are signs that the consumer is getting tired. Until recently, consumers were inclined to continue their spending habits, although at a slowing pace. A number of factors, including fear of corporate layoffs, high consumer debt and a turbulent stock market, are exerting a downward influence on spending enthusiasm.

The Federal Reserve Board continues to see little improvement resulting from the six interest rate cuts that it has made since January 2001. Yet fixed-income investors continue to expect a pickup in the economy and a return of mild inflation. That is why long-term interest rates have actually risen during 2001, causing U.S. Treasury securities to underperform high-grade corporate bonds, which benefited from the expected uptick.

In the meantime, equity markets will have to contend with continued write-downs of assets and downward revisions in earnings expectations. Leading the way on the downside is the technology sector, where business volume has declined sharply. Exports have also declined significantly, partly because of the strengthening U.S. dollar. Normally, a slowing economy and declining interest rates would push the dollar lower. However, the sluggish U.S. economy is creating greater uncertainties with trading partners around the world, causing capital flight to the dollar.

Fortunately, the dollar's persistent climb has actually enhanced the purchasing power of U.S. households and corporations. It has brightened the appeal of U.S. assets to foreign investors by building confidence that investment here would not degrade asset values. And it has partly offset upward pressure on inflation, giving the Federal Reserve Board latitude to ease monetary policy as growth has slowed.

As a result, we are optimistic that the Federal Reserve Board will continue to cut interest rates if necessary. Furthermore, the effects of the tax rebates should start filtering into the economy by the fourth quarter. In the last 50 years, monetary and fiscal policy have never been implemented this vigorously so early in a downturn. We are confident that as the excesses that built up during the latter part of the past business cycle are worked off, a return to equilibrium will help clear the outlook and provide a base from which the economy and the markets can advance.

Sincerely,

/S/ LUKE MAZUR

Luke Mazur
Chief Investment Officer
HighMark Capital Management, Inc.
August 2001

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
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OMITTED]

GROWTH FUND

TOP TEN HOLDINGS*

COMPANY                % OF
                       PORTFOLIO
PFIZER                 4.2
TYCO INTERNATIONAL     4.1
ELI LILLY              3.7
CITIGROUP              2.7
GENERAL ELECTRIC       2.7
UNIVISION
 COMMUNICATIONS, CL A  2.7
ORACLE                 2.6
APPLIED MATERIALS      2.5
GENETECH               2.5
TEXAS INSTRUMENTS      2.1

TOP FIVE SECTORS

SECTOR                 % OF
                       PORTFOLIO
HEALTHCARE             19.8
CONSUMER DISCRETION    19.0
INFORMATION TECHNOLOGY 16.2
FINANCIALS             13.5
SEMICONDUCTORS         11.7


*EXCLUDES SHORT-TERM FIXED INCOME SECURITIES.

PERFORMANCE

For the fiscal year ending July 31, 2001, the HighMark Growth Fund produced a total return of return -45.71% (Fiduciary Shares). In comparison, the unmanaged Standard & Poor's 500/BARRA Growth Index returned -29.47%. The Morningstar Large Growth Category, a measure of the Fund's peer group, returned -30.83%.

FACTORS AFFECTING
PERFORMANCE

The Fund's poor performance relative to its benchmark and peer group was due to its overweight in technology stocks, an extremely difficult area as the U.S. economy abruptly downshifted.

Technology stocks soared in the late 1990s as companies boosted spending to prepare for Y2K and to compete against the dot-com companies. The stocks had high prices, but there was also a high underlying level of demand. Once Y2K passed and the Internet mania ended, the companies supplying the dot-coms saw demand diminish, while competing bricks-and-mortar companies could relax their spending programs as well. As a result, many technology companies have found sales and earnings growth hard to come by, and stock prices have fallen dramatically.

In contrast, growth companies that have done well during the period tended to exhibit moderate but steady earnings advances. Examples include Comcast, a cable television provider, Southwest Airlines, a consistently profitable airline, and Costco Wholesale, a discount retailer.

CURRENT STRATEGY & OUTLOOK
We believe that technology company profits have bottomed and will begin to look better compared to prior year results. At the present time, we continue to maintain a higher than average weighting in technology, which we believe will benefit the Fund in the future.

We have also taken another step to enhance the Fund's performance. In July, the HighMark Funds Board of Trustees approved the selection of Waddell & Reed Investment Management as sub-advisor to manage the Growth Fund. Waddell & Reed has a long history of success as a growth manager, and we believe their experience will contribute to enhancing the performance of the Fund. Subject to shareholder approval, Waddell & Reed is expected to take over the Fund's management on or about October 1, 2001.

--------------------------------------------------------------------------------
4                      1.800.433.6884

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HIGHMARK GROWTH FUND
INVESTMENT OBJECTIVE

THE HIGHMARK GROWTH FUND SEEKS LONG-TERM CAPITAL APPRECIATION THROUGH INVESTMENTS IN EQUITY SECURITIES. THE PRODUCTION OF CURRENT INCOME IS AN INCIDENTAL OBJECTIVE.

                                 [PHOTO OF CRAIG BRAEMER OMITTED]
                                 TEAM LEADER
                                 CRAIG BRAEMER
                                 HIGHMARK CAPITAL MANAGEMENT, INC.,

COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE HIGHMARK GROWTH FUND VERSUS THE S&P 500/BARRA GROWTH INDEX, THE S&P 500 COMPOSITE INDEX AND THE MORNINGSTAR LARGE GROWTH CATEGORY.


[GRAPH OMITTED]
EDGAR REPRESENTATION OF PLOT POINTS:

                                         HIGHMARK GROWTH FUND                                S&P 500/BARRA     S&P 500
             FIDUCIARY SHARES    CLASS A SHARES+       CLASS B SHARES+    CLASS C SHARES+    GROWTH INDEX++   COMPOSITE INDEX
11/30/93        10,000           9,450                    10,000           10,000             10,000            10,000
7/94            9,650            9,129                    9,650            9,650              9,933             10,100
7/95            12,085           11,420                   12,085           12,085             12,985            12,733
7/96            13,622           12,891                   13,622           13,622             15,277            14,841
7/97            20,234           19,142                   20,234           20,234             23,908            22,574
7/98            24,805           23,403                   24,698           24,805             29,864            26,926
7/99            29,082           27,363                   28,714           29,082             37,094            32,374
7/00            32,319           30,337                   31,637           32,144             43,388            35,278
7/01            17,546           16,434                   17,011           17,303             30,602            30,222

                  MORNINGSTAR LARGE
                   GROWTH CATEGORY
11/30/93             10,000
7/94                 9,809
7/95                 12,598
7/96                 13,784
7/97                 19,825
7/98                 23,344
7/99                 28,954
7/00                 37,047
7/01                 25,625

                                                                ANNUALIZED       ANNUALIZED   ANNUALIZED
                                                     ONE YEAR    3 YEAR           5 YEAR      INCEPTION TO
                                                     RETURN      RETURN           RETURN        DATE
-----------------------------------------------------------------------------------------------------------
Fiduciary Shares                                     -45.71%     -10.90%          5.19%        7.81%
-----------------------------------------------------------------------------------------------------------
Class A Shares                                       -45.83%     -11.12%          4.97%        8.69%
-----------------------------------------------------------------------------------------------------------
Class A Shares with load*                            -48.82%     -12.79%          3.80%        7.82%
-----------------------------------------------------------------------------------------------------------
Class B Shares                                       -46.23%     -11.69%          4.54%+       -6.65%
-----------------------------------------------------------------------------------------------------------
Class B Shares with load**                           -48.53%     -12.33%          4.32%+       -7.23%
-----------------------------------------------------------------------------------------------------------
Class C Shares                                       -46.17%     -11.31%+         4.90%+       -29.83%
-----------------------------------------------------------------------------------------------------------
Class C Shares with load***                          -46.63%     -11.31%+         4.90%+       -29.83%
-----------------------------------------------------------------------------------------------------------



+ The performance presented links the performance of Fiduciary Shares from its inception on November 18, 1993 with the performance of Class A Shares on June 20, 1994, Class B Shares on February 2, 1998 or Class C Shares on November 30, 1999. Fiduciary Share performance has been adjusted for the maximum sales charge applicable to Class A, Class B or Class C Shares, but does not reflect the higher Rule 12b-1 fees and expenses applicable to these Classes. With those adjustments, performance would be lower than that shown.

++ The Highmark Growth Fund previously used the S&P 500 Composite Index as its broad-based index. Going forward, the Fund will use the S&P 500/BARRA Growth Index as its broad-based index because it is better suited to the Fund's strategy.

*    Reflects 5.50% sales charge.

**   Reflects maximum CDSC of 5.00%.

***  Reflects maximum CDSC of 1.00%.

     Past performance is not predictive of future results.



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
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VALUE MOMENTUM FUND


        TOP TEN HOLDINGS*

COMPANY                                       % OF
                                              PORTFOLIO
CITIGROUP                                     3.2
GENERAL ELECTRIC                              2.9
AMGEN                                         2.9
TARGET                                        2.8
VERIZON COMMUNICATIONS                        2.6
EL PASO                                       2.5
BAXTER INTERNATIONAL                          2.5
EXXON MOBIL                                   2.5
INTERNATIONAL BUSINESS MACHINES               2.3
MORGAN STANLEY DEAN WITTER                    2.2


        TOP FIVE SECTORS

SECTOR                                        % OF
                                              PORTFOLIO
INDUSTRIALS                                   17.8
FINANCIALS                                    14.1
HEALTH CARE                                   11.1
CONSUMER DISCRETION                           9.3
INFORMATION TECHNOLOGY                        7.5


*EXCLUDES SHORT-TERM FIXED INCOME SECURITIES.


PERFORMANCE
For the fiscal year ending July 31, 2001, the HighMark Value Momentum Fund returned -0.55% (Fiduciary Shares). In comparison, the unmanaged Standard & Poor's 500 Composite Index returned -14.33% while the Morningstar Large Value Category returned 6.90% during the fiscal year.

FACTORS AFFECTING PERFORMANCE
The primary reason that the Fund outperformed its benchmark was its significant underweight in large cap technology and telecommunications stocks, which deflated the S&P 500 Composite Index. In addition, the Fund's holdings in basic materials, financial services, transportation and utilities performed well. Many of these areas responded to the actions of the U.S. Federal Reserve Board to reduce interest rates, giving investors hope that the economy would soon improve. Although the economy did not show clear signs of improvement at July 31, 2001, additional stimulus such as the tax refund program, as well as a surprising drop in energy prices, helped support these stocks.

The Fund did not abandon the technology and telecommunications area entirely. Many of these stocks became interesting value investments after dropping significantly in price. Unfortunately, the stocks continued to decline, as business conditions deteriorated. The Fund's performance relative to its peer group was hurt by its holdings in certain technology and telecommunications companies that reported very disappointing earnings, and in a few cases, improper accounting practices.

CURRENT STRATEGY AND OUTLOOK
Because of mixed economic signals, the stock market continues to trade aimlessly. Short-term interest rates have declined sharply, but corporate profits have not rebounded. Given this environment, investors have a greater appreciation for reliable companies that display steady earnings growth. The Value Momentum Fund continues to build positions in such companies. Another strategy is to seek those companies in areas such as infrastructure - roads, pipelines, sewer systems - that have not received much investment over the past decade.



--------------------------------------------------------------------------------
6                                  1.800.433.6884

[GRAPHIC OMITTED]

HIGHMARK VALUE MOMENTUM FUND
INVESTMENT OBJECTIVE

THE HIGHMARK VALUE MOMENTUM FUND SEEKS LONG-TERM CAPITAL GROWTH WITH A SECONDARY OBJECTIVE OF INCOME.

                                             [PHOTO OF RICHARD EARNEST OMITTED]
                                             TEAM LEADER
                                             RICHARD EARNEST
                                             HIGHMARK CAPITAL MANAGEMENT, INC.,

COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE HIGHMARK VALUE MOMENTUM FUND VERSUS THE S&P 500 COMPOSITE INDEX AND THE MORNINGSTAR LARGE VALUE CATEGORY.

[GRAPH OMITTED]
EDGAR REPRESENTATION OF PLOT POINTS:

                                                 HIGHMARK VALUE MOMENTUM FUND                    S&P 500          MORNINGSTAR LARGE
                 FIDUCIARY SHARES     CLASS A SHARES+       CLASS B SHARES+    CLASS C SHARES+   COMPOSITE INDEX     VALUE CATEGORY
7/31/91             10,000              9,450                    10,000           10,000              10,000             10,000
   7/92             11,158              10,545                   11,158           11,158              11,282             11,345
   7/93             12,545              11,856                   12,545           12,545              12,265             12,714
   7/94             13,081              12,363                   13,081           13,081              12,894             13,400
   7/95             16,404              15,504                   16,404           16,404              16,255             16,093
   7/96             19,162              18,075                   19,162           19,162              18,946             18,375
   7/97             28,264              26,595                   28,264           28,264              28,818             26,392
   7/98             30,870              28,978                   30,731           30,870              34,374             29,076
   7/99             34,908              32,684                   34,385           34,908              41,328             32,679
   7/00             36,468              34,067                   35,589           36,252              45,035             31,979
   7/01             36,267              33,794                   35,062           35,719              38,582             34,186

                                                                 ANNUALIZED      ANNUALIZED   ANNUALIZED      ANNUALIZED
                                                      ONE YEAR   3 YEAR           5 YEAR       10 YEAR         INCEPTION TO
                                                       RETURN    RETURN           RETURN       RETURN          DATE
---------------------------------------------------------------------------------------------------------------------------
Fiduciary Shares                                       -0.55%    5.52%            13.61%       13.75%          14.37%
---------------------------------------------------------------------------------------------------------------------------
Class A Shares                                         -0.80%    5.26%            13.33%       13.59%+         13.97%
---------------------------------------------------------------------------------------------------------------------------
Class A Shares with load*                              -6.24%    3.29%            12.06%       12.95%+         13.28%
---------------------------------------------------------------------------------------------------------------------------
Class B Shares                                         -1.48%    4.49%            12.84%+      13.37%+         4.43%
---------------------------------------------------------------------------------------------------------------------------
Class B Shares with load**                             -6.11%    3.59%            12.60%+      13.37%+         3.65%
---------------------------------------------------------------------------------------------------------------------------
Class C Shares                                         -1.47%    4.98%+           13.26%+      13.58%+         1.11%
---------------------------------------------------------------------------------------------------------------------------
Class C Shares with load***                            -2.40%    4.98%+           13.26%+      13.58%+         1.11%
---------------------------------------------------------------------------------------------------------------------------


+ The performance presented links the performance of Fiduciary Shares from its inception on February 1, 1991 with the performance of Class A Shares on April 12, 1994, Class B Shares on February 2, 1998 or Class C Shares on November 30, 1999. Fiduciary Share performance has been adjusted for the maximum sales charge applicable to Class A, Class B or Class C Shares, but does not reflect the higher Rule 12b-1 fees and expenses applicable to these Classes. With those adjustments, performance would be lower than that shown.

*    Reflects 5.50% sales charge.

**   Reflects maximum CDSC of 5.00%.

***  Reflects maximum CDSC of 1.00%.
     Past performance is not predictive of future results. Performance presented from February 1, 1991 (commencement of operations of Fiduciary Shares) and April 2, 1992, (commencement of operations of Class A Shares) to April 25, 1997 reflects the performance of the Stepstone Value Momentum Fund.


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
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LARGE CAP VALUE FUND
(FORMERLY, INCOME EQUITY FUND)

        TOP TEN HOLDINGS*

COMPANY                                       % OF
                                              PORTFOLIO
EXXON MOBIL                                   3.9
CITIGROUP                                     3.8
ISHARES S&P 500/BARRA
VALUE INDEX FUND                              3.7
VERIZON COMMUNICATIONS                        2.9
BANK OF AMERICA                               2.3
AT&T                                          2.2
FANNIE MAE                                    2.1
ROYAL DUTCH PETROLEUM, ADR                    2.0
AOL TIME WARNER                               2.0
CHEVRON                                       1.9


        TOP FIVE SECTORS

SECTOR                                        % OF
                                              PORTFOLIO
CONSUMER DISCRETION                           15.2
BANKS                                         14.2
FINANCIALS                                    14.1
ENERGY                                        12.6
TELECOMMUNICATION                              8.6


*EXCLUDES SHORT-TERM FIXED INCOME SECURITIES.

PERFORMANCE
For the fiscal year ending July 31, 2001, the HighMark Large Cap Value Fund returned -2.90% (Fiduciary Shares). In comparison, the unmanaged Standard & Poor's 500/BARRA Value Index returned 3.98% while the Morningstar Large Value Category returned 6.90% during the fiscal year.

FACTORS AFFECTING PERFORMANCE
While growth and technology shares slumped markedly in a declining stock market, value held its own. The Fund benefited from owning less than 5% in technology stocks through the end of December 2000.

The Fund's best performing area was financial services, the largest part of the portfolio. Banks and insurance companies benefited from lower interest rates - banks, because their cost of funds declined; and insurance companies, because they hold large bond portfolios that performed well in a declining rate environment.

Another strong area was defense, where companies such as Boeing and United Technologies benefited from an increased commitment to defense spending in the federal budget. In health care, hospital management companies performed well, as federal government reimbursements to these facilities improved. In addition, the basic materials, energy, retailing and utility areas were generally positive contributors.

In addition, the Fund benefited from its patience in holding certain out-of-favor stocks, such as Philip Morris and Procter & Gamble, that ultimately recovered and were eventually sold.

The Fund was adversely affected by its decision to buy certain technology and telecommunications stocks after they had declined sharply in value. We anticipated that the Federal Reserve Board's aggressive actions to lower interest rates would ignite these shares. Unfortunately, this was not a successful strategy.

CURRENT STRATEGY AND OUTLOOK
Because of their steep price declines, many technology and telecommunications stocks are excellent candidates for a value portfolio. Despite their plunging share prices, companies such as Compaq, Hewlett-Packard, JDS Uniphase and Nortel Networks are still first-class companies that will benefit when capital spending recovers. Of course, the timing of this recovery is unknown and we believe it is prudent to keep the Fund's allocation of these shares to a modest percentage. In keeping with the value strategy, we believe the best time to buy these stocks will be when they are out of favor on Wall Street.

--------------------------------------------------------------------------------
8                                  1.800.433.6884

[GRAPHIC OMITTED]

HIGHMARK LARGE CAP VALUE FUND
INVESTMENT OBJECTIVE

THE HIGHMARK LARGE CAP VALUE FUND SEEKS TOTAL RETURN ON INVESTMENT, WITH DIVIDEND INCOME AS AN IMPORTANT COMPONENT OF THAT RETURN.
A SECONDARY GOAL IS TO MAINTAIN A LOW LEVEL OF PRICE VOLATILITY.

                                            [PHOTO OF MICHAEL MCBURNEY OMITTED]
                                            TEAM LEADER
                                            MICHAEL MCBURNEY
                                            HIGHMARK CAPITAL MANAGEMENT, INC.,

COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE HIGHMARK LARGE CAP VALUE FUND VERSUS THE S&P 500/BARRA VALUE INDEX, THE S&P 500 COMPOSITE INDEX AND THE MORNINGSTAR LARGE VALUE CATEGORY.

[GRAPH OMITTED]
EDGAR REPRESENTATION OF PLOT POINTS:

                                                     HIGHMARK LARGE CAP VALUE FUND                       S&P 500/BARRA
                FIDUCIARY SHARES        CLASS A SHARES+       CLASS B SHARES+     CLASS C SHARES+       VALUE INDEX++
7/31/91             10,000                  9,450                10,000            10,000                   10,000
   7/92             11,603                  10,965               11,603            11,603                   11,326
   7/93             12,734                  12,034               12,734            12,734                   13,113
   7/94             13,273                  12,543               13,273            13,273                   13,806
   7/95             15,564                  14,740               15,564            15,564                   16,759
   7/96             18,406                  17,425               18,406            18,406                   19,365
   7/97             25,792                  24,389               25,792            25,792                   28,580
   7/98             28,575                  26,950               28,451            28,575                   32,390
   7/99             32,641                  30,707               32,221            32,641                   37,397
   7/00             29,485                  27,679               28,838            29,335                   37,345
   7/01             28,630                  26,788               27,730            28,202                   38,831


                 S&P 500           MORNINGSTAR LARGE
              COMPOSITE INDEX       VALUE CATEGORY
7/31/91         10,000                 10,000
   7/92         11,282                 11,345
   7/93         12,265                 12,714
   7/94         12,894                 13,400
   7/95         16,255                 16,093
   7/96         18,946                 18,375
   7/97         28,818                 26,392
   7/98         34,374                 29,076
   7/99         41,328                 32,679
   7/00         45,035                 31,979
   7/01         38,582                 34,186

                                                              ANNUALIZED        ANNUALIZED       ANNUALIZED           ANNUALIZED
                                             ONE YEAR          3 YEAR            5 YEAR           10 YEAR             INCEPTION TO
                                             RETURN            RETURN            RETURN           RETURN               DATE
----------------------------------------------------------------------------------------------------------------------------------
Fiduciary Shares                             -2.90%            0.07%             9.24%            11.09%              13.00%
----------------------------------------------------------------------------------------------------------------------------------
Class A Shares                               -3.22%            -0.20%            8.98%            10.98%+             11.42%
----------------------------------------------------------------------------------------------------------------------------------
Class A Shares with load*                    -8.54%            -2.06%            7.76%            10.36%+             10.53%
----------------------------------------------------------------------------------------------------------------------------------
Class B Shares                               -3.84%            -0.85%            8.54%+           10.74%+             1.06%
----------------------------------------------------------------------------------------------------------------------------------
Class B Shares with load**                   -8.30%            -1.48%            8.32%+           10.74%+             0.51%
----------------------------------------------------------------------------------------------------------------------------------
Class C Shares                               -3.86%            -0.44%+           8.91%+           10.92%+             -4.76%
----------------------------------------------------------------------------------------------------------------------------------
Class C Shares with load***                  -4.75%            -0.44%+           8.91%+           10.92%+             -4.76%
----------------------------------------------------------------------------------------------------------------------------------


+ The performance presented links the performance of Fiduciary Shares from its inception on February 9, 1984 with the performance of Class A Shares on June 20, 1994, Class B Shares on February 2, 1998 or Class C Shares on November 30, 1999. Fiduciary Share performance has been adjusted for the maximum sales charge applicable to Class A, Class B or Class C Shares, but does not reflect the higher Rule 12b-1 fees and expenses applicable to these Classes. With those adjustments, performance would be lower than that shown.

++ The Highmark Large Cap Value Fund previously used the S&P 500 Composite Index as its broad-based index. Going forward, the Fund will use the S&P 500/BARRA Value Index as its broad-based index because it is better suited to the Fund's strategy.

*    Reflects 5.50% sales charge.

**   Reflects maximum CDSC of 5.00%.

***  Reflects maximum CDSC of 1.00%.
     Past performance is not predictive of future results.

--------------------------------------------------------------------------------
                              WWW.HIGHMARKFUNDS.COM                           9

[HIGHMARK FUNDS LOGO OMITTED]                       [GRAPHIC OMITTED]

CORE EQUITY FUND

        TOP TEN HOLDINGS*

COMPANY                                 % OF
                                        PORTFOLIO
GENERAL ELECTRIC                           4.1
MICROSOFT                                  3.4
PFIZER                                     2.6
CITIGROUP                                  2.2
INTERNATIONAL BUSINESS MACHINES            2.1
VERIZON COMMUNICATIONS                     1.9
BANK OF NEW YORK                           1.9
WAL-MART STORES                            1.9
EXXON MOBIL                                1.7
AOL TIME WARNER                            1.7


        TOP FIVE SECTORS

SECTOR                                     % OF
                                         PORTFOLIO
INFORMATION TECHNOLOGY                     14.9
CONSUMER DISCRETION                        13.9
HEALTH CARE                                11.9
INDUSTRIALS                                10.2
FINANCIALS                                 10.1


*EXCLUDES SHORT-TERM FIXED INCOME SECURITIES.


PERFORMANCE
For the fiscal year ending July 31, 2001, the HighMark Core Equity Fund produced a return of -14.91% (Fiduciary Shares). In comparison, the unmanaged Standard & Poor's 500 Composite Index returned -14.33% while the Morningstar Large Blend Category returned -15.10% during the period.

FACTORS AFFECTING PERFORMANCE
The HighMark Core Equity Fund's mandate is to outperform the S&P 500 Composite Index while maintaining a similar risk profile. One method used to approximate a similar risk level is to limit sector and industry weights to 90%-to-110% of the market. An additional area of risk control is the Fund's beta (or relative stock market variability), which is maintained within +/- 10% of the market.

The Fund's stock selection is driven by our quantitative and fundamental research processes, and focuses on three categories. The first is represented by core positions, including the largest 50-80 companies within the S&P 500 Composite Index. The second category is represented by 25-40 stocks purchased to shore up industry/sector weightings relative to the benchmark. The third category represents 10-20 stocks purchased solely on appreciation potential.

In the first category, many of the largest companies were technology stocks, such as Intel and Applied Materials, which performed very poorly during the period. The decline in technology shares was severe enough to more than offset positive performance in other areas. In the second category, stocks such as Federated Department Stores, Target, and Carnival benefited performance. In the third category, stocks such as Fortune Brands (consumer-products conglomerate) and Ultramar Diamond Shamrock (oil & gas refining) appreciated nicely. Fortune Brands benefited from a new beverage alliance, while Ultramar was helped by higher energy prices.

CURRENT STRATEGY AND OUTLOOK
Historically, when the Federal Reserve Board reduces interest rates to stimulate the economy, the result is a weaker dollar. Surprisingly, over the last year the opposite has occurred, which has negatively impacted earnings at many U.S. corporations. Assuming the dollar reverts to its historical behavior, two sectors where selected stocks could benefit are consumer-branded companies and technology stocks.

--------------------------------------------------------------------------------
10                                      1.800.433.6884

[GRAPHIC OMITTED]

HIGHMARK CORE EQUITY FUND
INVESTMENT OBJECTIVE

THE HIGHMARK CORE EQUITY FUND SEEKS LONG-TERM CAPITAL APPRECIATION.

                                              [PHOTO OF CARL COLOMBO OMITTED]
                                              TEAM LEADER
                                              CARL COLOMBO
                                              HIGHMARK CAPITAL MANAGEMENT, INC.,

COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE HIGHMARK CORE EQUITY FUND VERSUS THE S&P 500 COMPOSITE INDEX AND THE MORNINGSTAR LARGE BLEND CATEGORY.

[GRAPH OMITTED]
EDGAR REPRESENTATION OF PLOT POINTS

                    HIGHMARK CORE EQUITY FUND                                       S&P 500             MORNINGSTAR LARGE
                FIDUCIARY SHARES    CLASS A SHARES+          CLASS B SHARES+    COMPOSITE INDEX          BLEND CATEGORY
5/31/00             10,000              9,450                    10,000             10,000                   10,000
       7/00         9,768               9,231                    9,758              10,086                   10,149
       7/01         8,312               7,829                    7,819              8,641                    8,616

                                                                                    ANNUALIZED
                                                     ONE YEAR                       INCEPTION TO
                                                     RETURN                         DATE
-----------------------------------------------------------------------------------------------
Fiduciary Shares                                     -14.91%                        -14.65%
-----------------------------------------------------------------------------------------------
Class A Shares                                       -15.19%                        -15.01%
-----------------------------------------------------------------------------------------------
Class A Shares with load*                            -19.87%                        -19.37%
-----------------------------------------------------------------------------------------------
Class B Shares                                       -15.66%                        -15.53%
-----------------------------------------------------------------------------------------------
Class B Shares with load**                           -19.88%                        -18.65%
-----------------------------------------------------------------------------------------------


+ The performance presented links the performance of Fiduciary Shares from its inception on May 31, 2000 with the performance of Class A or Class B Shares on June 30, 2000. Fiduciary Share performance has been adjusted for the maximum sales charge applicable to Class A or Class B Shares, but does not reflect the higher Rule 12b-1 fees and expenses applicable to these Classes. With those adjustments, performance would be lower than that shown.

*    Reflects 5.50% sales charge.

**   Reflects maximum CDSC of 5.00%.
     Past performance is not predictive of future results.


--------------------------------------------------------------------------------
                               WWW.HIGHMARKFUNDS.COM                          11

[HIGHMARK FUNDS LOGO OMITTED]                 [GRAPHIC OMITTED]

BALANCED FUND

        TOP TEN HOLDINGS*
COMPANY                                           % OF
                                                PORTFOLIO
GENERAL ELECTRIC                                  2.6
MICROSOFT                                         2.1
PFIZER                                            1.6
CITIGROUP                                         1.5
U.S. TREASURY BOND,
   7.250%, 05/15/16                               1.4
INTERNATIONAL BUSINESS MACHINES                   1.3
VERIZON COMMUNICATIONS                            1.3
WAL-MART STORES                                   1.2
AOL TIME WARNER                                   1.2
EXXON MOBIL                                       1.2

        TOP FIVE SECTORS

SECTOR                                            % OF
                                                PORTFOLIO
INFORMATION TECHNOLOGY                            9.8
CONSUMER DISCRETION                               9.4
HEALTH CARE                                       8.1
INDUSTRIALS                                       6.6
FINANCIALS                                        6.4


*EXCLUDES SHORT-TERM FIXED INCOME SECURITIES.


PERFORMANCE
For the fiscal year ending July 31, 2001, the HighMark Balanced Fund produced a return of -5.85% (Fiduciary Shares). In comparison, the unmanaged Standard & Poor's 500 Composite Index returned -14.33% and the unmanaged Lehman Brothers U.S. Aggregate Bond Index rose 12.69% while the Morningstar Balanced Objective returned -1.97%.

FACTORS AFFECTING PERFORMANCE
The fixed-income portion of the Balanced Fund outperformed due to its significant corporate bond holdings. Overall, the strongest corporate bond category was in the lower-quality investment grade area, such as BBB-rated bonds, as investors anticipated a rebound in the economy brought about by the U.S Federal Reserve Board. Long-term Treasury securities were among the weakest performing bonds, as talk of a dwindling budget surplus suggested that the government would have to boost supply in the future. Mortgage-backed securities performed modestly well during the period, as their high yields and frequent cash flows compensated investors for prepayment risk.

The equity portion of the fund was adversely impacted by its technology holdings, which performed very poorly during the period. A strong dollar also negatively impacted the portfolio, which holds a number of multinational companies. In many cases, a significant portion of the profits of these companies is earned in foreign countries, which often have weak currencies compared to the dollar. On the other hand, some large-cap stocks in such areas as energy and pharmaceuticals performed very well. The Fund's holdings in Costco Wholesale, Fortune Brands, Target and Ultramar Diamond Shamrock also benefited performance.

CURRENT STRATEGY & OUTLOOK
Although consumer spending has remained strong, the manufacturing sector has been very weak, with capacity utilization at just 77%, the lowest since 1983. As a result, we believe that the Federal Reserve Board will continue to lower interest rates in an effort to stimulate the economy. Our fixed-income strategy will continue to focus on high quality bonds, particularly those offering yield and stability. On the equity side, certain areas of the market currently look attractive, including technology and consumer-branded companies. However, these areas will only recover along with growth in the U.S. economy.

--------------------------------------------------------------------------------
12                              1.800.433.6884

[GRAPHIC OMITTED]

HIGHMARK BALANCED FUND
INVESTMENT OBJECTIVE

THE HIGHMARK BALANCED FUND SEEKS CAPITAL APPRECIATION AND INCOME,
WITH A SECONDARY INVESTMENT OBJECTIVE OF CONSERVATION OF CAPITAL.

                                              [PHOTO OF CARL COLOMBO OMITTED]
                                              TEAM LEADER
                                              CARL COLOMBO
                                              HIGHMARK CAPITAL MANAGEMENT, INC.,

COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE HIGHMARK BALANCED FUND VERSUS THE S&P 500 COMPOSITE INDEX, THE LEHMAN BROTHERS U.S. AGGREGATE BOND INDEX AND THE MORNINGSTAR BALANCED OBJECTIVE.

[GRAPH OMITTED]
EDGAR REPRESENTATION OF PLOT POINTS:


                                                    HIGHMARK BALANCED FUND                                    S&P 500
                 FIDUCIARY SHARES       CLASS A SHARES+          CLASS B SHARES+  CLASS C SHARES+          COMPOSITE INDEX
7/31/91             10,000              9,450                    10,000           10,000                       10,000
   7/92             11,117              10,506                   11,117           11,117                       11,282
   7/93             12,275              11,590                   12,275           12,275                       12,265
   7/94             12,634              11,929                   12,634           12,634                       12,894
   7/95             15,047              14,208                   15,047           15,047                       16,255
   7/96             16,693              15,731                   16,693           16,693                       18,946
   7/97             21,779              20,463                   21,779           21,779                       28,818
   7/98             23,371              21,920                   23,302           23,371                       34,374
   7/99             25,699              24,033                   25,378           25,699                       41,328
   7/00             26,285              24,521                   25,715           26,131                       45,035
   7/01             24,748              23,013                   23,995           24,375                       38,582

               LEHMAN BROTHERS         MORNINGSTAR
               U.S. AGGREGATE           BALANCED
                BOND INDEX             OBJECTIVE
7/31/91          10,000                 10,000
   7/92          11,478                 11,371
   7/93          12,646                 12,602
   7/94          12,658                 12,872
   7/95          13,938                 14,937
   7/96          14,708                 16,390
   7/97          16,294                 21,189
   7/98          17,575                 23,270
   7/99          18,010                 25,499
   7/00          19,084                 27,060
   7/01          21,506                 26,527


                                                                 ANNUALIZED       ANNUALIZED   ANNUALIZED      ANNUALIZED
                                                     ONE YEAR    3 YEAR           5 YEAR       10 YEAR         INCEPTION TO
                                                     RETURN      RETURN           RETURN       RETURN          DATE
---------------------------------------------------------------------------------------------------------------------------
Fiduciary Shares                                     -5.85%      1.93%            8.20%        9.49%           9.86%
---------------------------------------------------------------------------------------------------------------------------
Class A Shares                                       -6.15%      1.64%            7.91%        9.31%+          9.21%
---------------------------------------------------------------------------------------------------------------------------
Class A Shares with load*                            -11.34%     -0.25%           6.69%        8.69%+          8.50%
---------------------------------------------------------------------------------------------------------------------------
Class B Shares                                       -6.69%      0.98%            7.53%+       9.15%+          1.45%
---------------------------------------------------------------------------------------------------------------------------
Class B Shares with load**                           -11.15%     0.16%            7.23%+       9.15%+          0.74%
---------------------------------------------------------------------------------------------------------------------------
Class C Shares                                       -6.72%      1.41%+           7.87%+       9.32%+          -3.35%
---------------------------------------------------------------------------------------------------------------------------
Class C Shares with load***                          -7.61%      1.41%+           7.87%+       9.32%+          -3.35%
---------------------------------------------------------------------------------------------------------------------------


+ The performance presented links the performance of Fiduciary Shares from its inception on February 1, 1991 with the performance of Class A Shares on November 13, 1992, Class B Shares on February 2, 1998 or Class C Shares on November 30, 1999. Fiduciary Share performance has been adjusted for the maximum sales charge applicable to Class A, Class B or Class C Shares, but does not reflect the higher Rule 12b-1 fees and expenses applicable to these Classes. With those adjustments, performance would be lower than that shown.

*    Reflects 5.50% sales charge.

**   Reflects maximum CDSC of 5.00%.

***  Reflects maximum CDSC of 1.00%.
     Past performance is not predictive of future results. Performance presented from February 1,1991 (commencement of operations of Fiduciary Shares) to November 13, 1992 (commencement of Class A Shares) to April 25, 1997 reflects the performance of the Stepstone Balanced Fund.


--------------------------------------------------------------------------------
                       WWW.HIGHMARKFUNDS.COM                                  13

[HIGHMARK FUNDS LOGO OMITTED]                          [GRAPHIC OMITTED]

SMALL CAP VALUE FUND

        TOP TEN HOLDINGS*

COMPANY                                       % OF
                                              PORTFOLIO
ISHARES RUSSELL 2000
VALUE INDEX FUND                              4.6
ISHARES S&P SMALLCAP
600 INDEX FUND                                3.2
MOOG, CL A                                    3.0
VISTEON                                       3.0
LA QUINTA PROPERTIES                          2.5
SCOTTISH ANNUITY &
LIFE HOLDINGS                                 2.3
ALLETE                                        2.3
SOLA INTERNATIONAL                            2.2
OCEAN ENERGY                                  2.1
BIG LOTS                                      2.1


        TOP FIVE SECTORS

SECTOR                                        % OF
                                              PORTFOLIO
FINANCIALS                                    16.9
CONSUMER DISCRETION                           15.2
INDUSTRIALS                                   9.1
INFORMATION TECHNOLOGY                        8.9
UTILITIES                                     7.1


*EXCLUDES SHORT-TERM FIXED INCOME SECURITIES.

PERFORMANCE
For the fiscal year ending July 31, 2001, the HighMark Small Cap Value Fund returned -2.80% (Fiduciary Shares). In comparison, the unmanaged Frank Russell 2000 Value Index returned 23.75% while the Morningstar Small Value Category returned 23.92%.

FACTORS AFFECTING PERFORMANCE
The Fund's poor performance relative to its benchmark and peer group was due to its significant exposure to the international small cap sector, which was eliminated in March. Partly due to their lack of liquidity, international small-cap stocks have underperformed the U.S. market during the past twelve months. In addition, the Fund was underweighted in financial sector stocks, which performed well during the same period. More recently, the Fund had a larger weight in energy stocks, which dropped in value during the summer of 2001 due to decreasing oil prices, increasing natural gas inventories and an overall cool summer in which energy needs were not as large as had been predicted.

However, the Fund had certain stocks that performed well, including Craftmade International and Medical Action Industries. Craftmade International is a designer and distributor of ceiling fans and outdoor lighting equipment. The company has developed a patented display system that has been installed in several home improvement stores. Medical Action Industries is a medical supply company with products including medical sponges and operating room towels that has successfully grown through acquisitions.

CURRENT STRATEGY & OUTLOOK
The Fund is making a greater commitment to matching the benchmark in terms of industry and sector allocation. For example, the portfolio has increased its allocation of financial sector stocks, such as regional banks, that are benefiting from the steep drop in short-term interest rates.

We have also taken another step to enhance the Fund's performance. In July, the HighMark Funds Board of Trustees approved the selection of LSV Asset Management as sub-adviser to manage the Small Cap Value Fund. LSV Asset Management has a long history of success as a small cap value manager, and we believe their experience will contribute to enhancing the performance of the Fund. Subject to shareholder approval, LSV Asset Management is expected to take over the Fund's management on or about October 1, 2001.

--------------------------------------------------------------------------------
14                              1.800.433.6884

[GRAPHIC OMITTED]

HIGHMARK SMALL CAP VALUE FUND
INVESTMENT OBJECTIVE

THE HIGHMARK SMALL CAP VALUE FUND SEEKS TO PROVIDE LONG TERM CAPITAL APPRECIATION THROUGH INVESTMENTS IN EQUITY SECURITIES.

                                            [PHOTO OF BRIAN BERBERET OMITTED]
                                            TEAM LEADER
                                            BRIAN BERBERET
                                            HIGHMARK CAPITAL MANAGEMENT, INC.

COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE HIGHMARK SMALL CAP VALUE FUND VERSUS THE S&P SMALL CAP 600/BARRA VALUE INDEX, THE FRANK RUSSELL 2000 VALUE INDEX AND THE MORNINGSTAR SMALL VALUE CATEGORY.

[GRAPH OMITTED]
EDGAR REPRESENTATION OF PLOT POINTS]

                                                                                                        S&P SMALL CAP
                                                         HIGHMARK SMALL CAP VALUE FUND                   600/BARRA
                      FIDUCIARY SHARES     CLASS A SHARES        CLASS B SHARES      CLASS C SHARES+      VALUE INDEX
9/30/98                 10,000               9,450                   10,000             10,000               10,000
   7/99                 12,479              11,778                   12,398             12,479               12,076
   7/00                 14,529              13,670                   14,336             14,488               12,451
   7/01                 14,122              13,246                   13,504             13,950               15,604

           FRANK RUSSELL        MORNINGSTAR
           2000 VALUE           SMALL VALUE
             INDEX++              CATEGORY
9/30/98      10,000               10,000
   7/99      11,208               11,868
   7/00      11,752               12,579
   7/01      14,543               15,588

                                                                                   ANNUALIZED
                                                       ONE YEAR                   INCEPTION TO
                                                       RETURN                        DATE
----------------------------------------------------------------------------------------------
Fiduciary Shares                                       -2.80%                       13.02%
----------------------------------------------------------------------------------------------
Class A Shares                                         -3.10%                       12.67%
----------------------------------------------------------------------------------------------
Class A Shares with load*                              -8.45%                       10.48%
----------------------------------------------------------------------------------------------
Class B Shares                                         -3.71%                       12.08%
----------------------------------------------------------------------------------------------
Class B Shares with load**                             -8.03%                       11.23%
----------------------------------------------------------------------------------------------
Class C Shares                                         -3.71%                       6.66%
----------------------------------------------------------------------------------------------
Class C Shares with load***                            -4.58%                       6.66%
----------------------------------------------------------------------------------------------


+ The performance presented links the performance of Fiduciary Shares from its inception September 17, 1998 with the performance of Class C Shares on November 30, 1999. Fiduciary Shares performance has been adjusted for the maximum sales charge applicable to Class C Shares but does not reflect the higher Rule 12b-1 fees and expenses applicable to this Class. With these adjustments, performance would be lower than that shown.

++ The Highmark Small Cap Value Fund previously used the S&P Small Cap 600/BARRA Value Index as its broad-based index. Going forward, the Fund will use the Frank Russell 2000 Value Index as its broad-based index because it is better suited to the Fund's strategy.

*    Reflects 5.50% sales charge.

**   Reflects maximum CDSC of 5.00%.

***  Reflects maximum CDSC of 1.00%.

Past performance is not predictive of future results.


--------------------------------------------------------------------------------
                        WWW.HIGHMARKFUNDS.COM                                15

[HIGHMARK FUNDS LOGO OMITTED]                                  [GRAPHIC OMITTED]

INTERNATIONAL EQUITY
FUND

         TOP TEN HOLDINGS*

COMPANY                                % OF
                                     PORTFOLIO
GLAXOSMITHKLINE                         2.6
ING GROEP                               2.6
ENI-ENTE NAZIONALE IDROCARBURI          2.5
AVENTIS                                 2.3
TAKEDA CHEMICAL INDUSTRIES              2.2
CANON                                   2.0
NESTLE                                  2.0
BG GROUP                                1.9
NOKIA OYJ                               1.7
NTT DOCOMO                              1.6

               TOP
         FIVE COUNTRIES

COUNTRY                                % OF
                                     PORTFOLIO
UNITED KINGDOM                         33.3
JAPAN                                  24.8
FRANCE                                 19.6
NETHERLANDS                            12.1
GERMANY                                7.0

*EXCLUDES SHORT-TERM FIXED INCOME SECURITIES.


PERFORMANCE

For the fiscal year ending July 31, 2001, the HighMark International Equity Fund produced a total return of -26.17.% (Fiduciary Shares). In comparison, the unmanaged Morgan Stanley Capital International EAFE Index, a benchmark made up of companies in 20 nations, reflected a return of -21.88% while the Morningstar Foreign Stock Category returned -24.10% during the period.

FACTORS AFFECTING PERFORMANCE
Although the Fund does not invest in U.S. equities, the weakness in the U.S. economy, particularly in technology, has had a ripple effect throughout the world. Japan's stock market has remained highly correlated to the NASDAQ, performing very well through March 2000, but slumping thereafter. During the period, investors expressed some optimism in the new Prime Minister, Junichiro Koizumi, whose proposed reform package addressed the country's problematic banking sector. Europe's business climate is also very dependent upon the U.S. economy, although the Continent's equity markets were also adversely impacted by the European Central Bank's (ECB) relatively modest activity. Unlike the U.S. Federal Reserve Board, which cut interest rates six times during the first half of 2001, the ECB lowered rates just once, citing inflation concerns.

In March 2001, the Fund's management was divided into two portfolios, one managed by AXA Asset Investment Managers GS Ltd (AXA) and the other managed by Deutsche Asset Management Investment Services Ltd (Deutsche). AXA employs a mixture of top-down country and sector allocation along with bottom-up stock selection while Deutsche employs a bottom-up strategy of investing in high quality growth companies that are attractively priced. Both portfolios were adversely affected by the downdraft in technology, although both had some success in such defensive areas as food, retail, insurance, utilities and health & personal care.

CURRENT STRATEGY & OUTLOOK
As the global economy slowly recovers, we believe the markets will stabilize in the second half of 2001. Earnings estimates are currently at more realistic levels, although stock prices are still richly valued when viewed in a historical context. A combination of tax cuts, lower interest rates and easing energy prices should support a better investment environment in the coming months.

--------------------------------------------------------------------------------
16                               1.800.433.6884

[GRAPHIC OMITTED]

HIGHMARK INTERNATIONAL EQUITY FUND
INVESTMENT OBJECTIVE

THE HIGHMARK INTERNATIONAL EQUITY FUND SEEKS
TO PROVIDE LONG-TERM CAPITAL APPRECIATION
BY INVESTING PRIMARILY IN A DIVERSIFIED PORTFOLIO
OF EQUITY SECURITIES OF NON-U.S. ISSUERS.

         [PHOTO OF ALEX TEDDER OMITTED       [PHOTO OF PHIL MCCUBBINS OMITTED]
         TEAM LEADER                         TEAM LEADER
         ALEX TEDDER                         PHIL MCCUBBINS
         DEUTSCHE ASSET MANAGEMENT           AXA INVESTMENT MANAGERS GS LTD.
         INVESTMENT SERVICES, LTD.

COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE HIGHMARK CALIFORNIA INTERNATIONAL EQUITY FUND VERSUS THE MORGAN STANLEY CAPITAL INTERNATIONAL EAFE INDEX AND THE MORNINGSTAR FOREIGN STOCK CATEGORY.

[GRAPH OMITTED]
EDGAR REPRESENTATION OF PLOT POINTS:

                                                                                       MORGAN STANLEY      MORNINGSTAR
                            HIGHMARK INTERNATIONAL EQUITY FUND                     CAPITAL INTERNATIONAL  FOREIGN STOCK
          FIDUCIARY SHARES   CLASS A SHARES+   CLASS B SHARES+   CLASS C SHARES+         EAFE INDEX          CATEGORY
2/28/95        10,000             9,450            10,000            10,000                10,000             10,000
   7/95        11,143            10,530            11,143            11,143                11,368             11,346
   7/96        11,650            11,009            11,650            11,650                11,770             12,046
   7/97        12,585            11,893            12,585            12,585                13,902             14,980
   7/98        12,482            11,795            12,482            12,482                14,663             16,089
   7/99        13,218            12,491            13,218            13,218                16,085             17,268
   7/00        14,700            13,858            14,615            14,614                17,534             20,637
   7/01        10,853            10,190            10,699            10,698                13,698             15,663

                                          ANNUALIZED   ANNUALIZED    ANNUALIZED
                               ONE YEAR     3 YEAR       5 YEAR     INCEPTION TO
                                RETURN      RETURN       RETURN         DATE
--------------------------------------------------------------------------------
Fiduciary Shares                -26.17%     -4.55%       -1.40%         1.11%
--------------------------------------------------------------------------------
Class A Shares                  -26.47%     -4.76%+      -1.53%+      -17.27%
--------------------------------------------------------------------------------
Class A Shares with load*       -30.52%     -6.54%+      -2.65%+      -20.03%
--------------------------------------------------------------------------------
Class B Shares                  -26.80%     -5.01%+      -1.69%+      -17.66%
--------------------------------------------------------------------------------
Class B Shares with load**      -30.20%     -5.89%+      -2.02%+      -19.49%
--------------------------------------------------------------------------------
Class C Shares                  -26.80%     -5.02%+      -1.69%+      -17.67%
--------------------------------------------------------------------------------
Class C Shares with load***     -27.48%     -5.02%+      -1.69%+      -17.67%
--------------------------------------------------------------------------------

+ The performance presented links the performance of Fiduciary Shares from its inception on February 1, 1995 with the performance of Class A Shares, Class B Shares or Class C Shares on November 30, 1999. Fiduciary Share performance has been adjusted for the maximum sales charge applicable to Class A, Class B or Class C Shares, but does not reflect the higher Rule 12b-1 fees and expenses applicable to these Classes. With those adjustments, performance would be lower than that shown.
*   Reflects 5.50% sales charge.
**  Reflects maximum CDSC of 5.00%.
*** Reflects maximum CDSC of 1.00%.
    Past performance is not predictive of future results. Performance presented from February 1, 1995 (commencement of operations of Fiduciary Shares) to April 25, 1997 reflects the performance of the Stepstone International Equity Fund.

--------------------------------------------------------------------------------
                             WWW.HIGHMARKFUNDS.COM                            17

[HIGHMARK FUNDS LOGO OMITTED]                                  [GRAPHIC OMITTED]

CALIFORNIA
INTERMEDIATE
TAX-FREE BOND FUND

         TOP TEN HOLDINGS

HOLDING                                % OF
                                     PORTFOLIO
LOS ANGELES COUNTY,
  PUBLIC WORKS FINANCING
  AUTHORITY, REGIONAL PARK &
   OPEN SPACE DISTRICT, SER A
  5.500%, 10/01/08                      1.9
LOS ANGELES,
  DEPARTMENT OF AIRPORTS,
  SER B
  6.500%, 05/15/04                      1.9
ORANGE COUNTY,
  LOCAL TRANSPORTATION
  AUTHORITY, MEASURE M,
  SECOND SENIOR, SER A
  5.500%, 02/15/08                      1.9
SAN DIEGO COUNTY,
  REGIONAL TRANSPORTATION
  COMMISSION, SECOND SENIOR,
  SER A
  6.000%, 04/01/06                      1.7
SAN DIEGO, PUBLIC FACILITIES
  FINANCING AUTHORITY
  6.000%, 05/15/06                      1.6
SAN FRANCISCO, BAY AREA
  RAPID TRANSIT
  5.500%, 07/01/05                      1.6
SAN DIEGO COUNTY,
  WATER AUTHORITY, SER A
  5.000%, 05/01/04                      1.4
CONTRA COSTA, WATER DISTRICT
  AUTHORITY, SER G
  5.700%, 10/01/06                      1.4
ORANGE COUNTY,
  LOCAL TRANSPORTATION AUTHORITY,
  MEASURE M, SECOND SENIOR
  6.000%, 02/15/07                      1.4
CONTRA COSTA,
  TRANSPORTATION AUTHORITY,
  SALES TAX, SER A
  6.000%, 03/01/06                      1.3

         TOP FIVE SECTORS

SECTOR                                 % OF
                                     PORTFOLIO
REVENUE BONDS                          51.5
GOVERNMENT OBLIGATIONS                 19.2
PARTICIPATION NOTES                    18.0
TAX ALLOCATION NOTES                    7.2
PREREFUNDED                             1.6

PERFORMANCE
For the fiscal year ending July 31, 2001, the HighMark California Intermediate Tax-Free Bond Fund returned 7.92% (Fiduciary Shares). In comparison, the unmanaged Lehman Brothers 7-Year Municipal Bond Index returned 9.19% while the Morningstar Municipal California Intermediate Category returned 7.94%.

FACTORS AFFECTING PERFORMANCE
The Fund benefited from a number of factors, including a focus on bonds with maturities in the 5-7 year area that outperformed other securities, the reduced exposure to California general obligation bonds that were adversely impacted by the state's energy crisis, and a predominance of non-callable bonds in a declining interest rate environment.

As a whole, California municipal bonds did not perform as well as other states due to the energy shortage and subsequent default by major utility companies. Due to the slowing economy and the energy crisis, California's credit rating dropped from Aa2 to Aa3 by Moody's Investor Service and AA to A+ by Standard & Poor's Corporation.

CURRENT STRATEGY & OUTLOOK
In an effort to stabilize the utility industry, the State of California is planning the largest bond issue in its history. The effect will be to increase the supply of municipal bonds issued in California during the second half of 2001, putting downward pressure on prices. We look forward to opportunities that may present themselves during this period.

Another factor that could depress bond prices involves monetary policy. Because of the Federal Reserve Board's aggressive actions to lower short-term interest rates since the beginning of 2001, the economy is likely to recover. Typically, this leads to an increase in interest rates across the board, causing downward pressure on bond prices. As a result, we will continue to purchase defensive bonds with shorter maturities that are less sensitive to rising interest rates.

--------------------------------------------------------------------------------
18                               1.800.433.6884

[GRAPHIC OMITTED]

HIGHMARK CALIFORNIA INTERMEDIATE
TAX-FREE BOND FUND
INVESTMENT OBJECTIVE

THE HIGHMARK CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND SEEKS TO PROVIDE HIGH CURRENT INCOME THAT IS EXEMPT FROM FEDERAL AND STATE OF CALIFORNIA INCOME TAXES.

                                              [PHOTO OF ROBERT BIGELOW OMITTED]
                                              TEAM LEADER
                                              ROBERT BIGELOW
                                              HIGHMARK CAPITAL MANAGEMENT, INC.,

COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE HIGHMARK CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND VERSUS THE LEHMAN BROTHERS 7-YEAR MUNICIPAL BOND INDEX AND THE MORNINGSTAR MUNICIPAL CALIFORNIA INTERMEDIATE CATEGORY.

[GRAPH OMITTED]
EDGAR REPRESENTATION OF PLOT POINTS:

                                                                LEHMAN BROTHERS        MORNINGSTAR
          HIGHMARK CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND   7-YEAR MUNICIPAL   MUNICIPAL CALIFORNIA
          FIDUCIARY SHARES   CLASS A SHARES   CLASS B SHARES+      BOND INDEX      INTERMEDIATE CATEGORY


10/31/93       10,000             9,675           10,000             10,000              10,000
    7/94        9,702             9,377            9,702              9,953               9,881
    7/95       10,407            10,060           10,407             10,760              10,493
    7/96       11,102            10,721           11,102             11,307              11,159
    7/97       12,079            11,667           12,079             12,284              12,129
    7/98       12,652            12,210           12,652             12,930              12,701
    7/99       13,100            12,644           13,100             13,355              13,027
    7/00       13,713            13,237           13,615             13,968              13,615
    7/01       14,799            14,276           14,550             15,252              14,696

                                          ANNUALIZED   ANNUALIZED    ANNUALIZED
                               ONE YEAR     3 YEAR       5 YEAR     INCEPTION TO
                                RETURN      RETURN       RETURN         DATE
--------------------------------------------------------------------------------
Fiduciary Shares                  7.92%      5.36%        5.92%         5.04%
--------------------------------------------------------------------------------
Class A Shares                    7.85%      5.35%        5.89%         5.00%
--------------------------------------------------------------------------------
Class A Shares with load*         4.38%      4.18%        5.20%         4.55%
--------------------------------------------------------------------------------
Class B Shares                    6.87%      4.77%+       5.56%+        6.33%
--------------------------------------------------------------------------------
Class B Shares with load**        1.87%      3.85%+       5.24%+        4.01%
--------------------------------------------------------------------------------

+ The performance presented links the performance of Fiduciary Shares from its inception on October 15, 1993 with the performance of Class B Shares on November 30, 1999. Fiduciary Share performance has been adjusted for the maximum sales charge applicable to Class B, but does not reflect the higher Rule 12b-1 fees and expenses applicable to this Class. With those adjustments, performance would be lower than that shown.
*   Reflects 3.25% sales charge.
**  Reflects maximum CDSC of 5.00%.

Past performance is not predictive of future results. Performance presented from October 15, 1993 (commencement of operations of Fiduciary and Class A Shares) to April 25, 1997 reflects the performance of the Stepstone California Intermediate Tax-Free Bond Fund.

--------------------------------------------------------------------------------
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
[HIGHMARK FUNDS LOGO OMITTED]                                  [GRAPHIC OMITTED]

BOND FUND

         TOP TEN HOLDINGS

HOLDING                                % OF
                                     PORTFOLIO
FNMA
 6.000%, 12/01/28                       5.1
U.S. TREASURY BOND
 7.250%, 05/15/16                       3.5
FNMA
 6.500%, 06/01/29                       3.0
U.S. TREASURY BOND
 8.125%, 08/15/19                       3.0
FNMA
 7.000%, 12/01/10                       2.9
GNMA
 6.500%, 05/15/29                       2.5
FNMA
 6.500%, 01/01/29                       2.2
FNMA
 6.500%, 05/01/30                       2.2
FNMA
 6.375%, 06/15/09                       2.1
KOREA DEVELOPMENT BANK
 7.125%, 04/22/04                       1.9

         TOP FIVE SECTORS

SECTOR                                 % OF
                                     PORTFOLIO
CORPORATE BONDS                        46.0
MORTGAGE BACKED SECURITIES             30.0
U.S. TREASURY/AGENCIES                 12.1
CASH/SHORT TERM                         6.1
ASSET BACKED SECURITIES                 5.7

PERFORMANCE
For the fiscal year ending July 31, 2001, the HighMark Bond Fund returned 12.73% (Fiduciary Shares). In comparison, the unmanaged Lehman Brothers U.S. Aggregate Bond Index reflected a return of 12.69% while the Morningstar Intermediate-Term Bond Category returned 11.58%.

FACTORS AFFECTING PERFORMANCE
The primary reason that the Fund performed well was its overweight in the corporate bond sector, which outperformed, particularly during the 2001 calendar year. Overall, the strongest corporate bond category was in the lower-quality investment grade area, such as BBB-rated bonds, as investors anticipated a rebound in the economy orchestrated by the U.S. Federal Reserve Board.

During the period, the Fed reduced short-term interest rates from 6.50% to 3.75%. Accordingly, the two-year U.S. Treasury note declined in yield from 6.28% to 3.79%. Yet, long-term interest rates, which the Federal Reserve Board does not directly influence, did not decline nearly as much. At July 31, 2001, the 30-year Treasury bond yielded 5.52%, down just 26 basis points from 5.78% at July 31, 2000. As a result, long-term Treasury securities were among the weakest performing bonds, as talk of a dwindling budget surplus suggested that the government would have to boost supply in the future.

Mortgage-backed securities performed modestly well during the period, as their high yields and frequent cash flows compensated investors for prepayment risk.

CURRENT STRATEGY & OUTLOOK
During the past four quarters, the economy has barely advanced, with GDP edging upward by 1.3%, 1.9%, 1.3% and 0.7%, respectively. Although consumer spending has remained strong, the manufacturing sector has been very weak, with capacity utilization at just 77%, the lowest since 1983. As a result, we believe that the Federal Reserve Board will continue to lower interest rates in an effort to stimulate the economy. However, the current sluggish economic environment suggests that the recovery process will be slow. Our strategy will continue to focus on high quality bonds, particularly those offering yield and stability.

--------------------------------------------------------------------------------
20                               1.800.433.6884

[GRAPHIC OMITTED]

HIGHMARK BOND FUND
INVESTMENT OBJECTIVE

THE HIGHMARK BOND FUND SEEKS TOTAL RETURN THROUGH INVESTMENTS IN
FIXED-INCOME SECURITIES.

                                              [PHOTO OF JACK MONTGOMERY OMITTED]
                                              TEAM LEADER
                                              JACK MONTGOMERY
                                              HIGHMARK CAPITAL MANAGEMENT, INC.,

COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE HIGHMARK BOND FUND VERSUS THE LEHMAN BROTHERS U.S. AGGREGATE BOND INDEX AND THE MORNINGSTAR INTERMEDIATE-TERM BOND CATEGORY.

[GRAPH OMITTED]
EDGAR REPRESENTATION OF PLOT POINTS:

                                                                   LEHMAN BROTHERS      MORNINGSTAR
                            HIGHMARK BOND FUND                     U.S. AGGREGATE    INTERMEDIATE-TERM
          FIDUCIARY SHARES   CLASS A SHARES++   CLASS B SHARES++     BOND INDEX        BOND CATEGORY
7/31/91        10,000             9,675             10,000             10,000             10,000
   7/92        11,444            11,072             11,444             11,478             11,516
   7/93        12,595            12,186             12,595             12,646             12,691
   7/94        12,200            11,722             12,200             12,658             12,613
   7/95        13,350            12,811             13,350             13,938             13,788
   7/96        13,992            13,445             13,992             14,708             14,482
   7/97        15,474            14,881             15,474             16,294             16,025
   7/98        16,621            15,992             16,621             17,575             17,127
   7/99        16,887            16,235             16,887             18,010             17,389
   7/00        17,707            17,031             17,707             19,084             18,167
   7/01        19,962            19,202             19,827             21,506             20,270

                                       ANNUALIZED  ANNUALIZED  ANNUALIZED   ANNUALIZED
                            ONE YEAR     3 YEAR      5 YEAR      10 YEAR   INCEPTION TO
                             RETURN      RETURN      RETURN      RETURN        DATE
---------------------------------------------------------------------------------------
Fiduciary Shares             12.73%       6.30%       7.36%       7.16%        8.81%
---------------------------------------------------------------------------------------
Class A Shares               12.75%       6.29%       7.39%       7.10%++      7.22%
---------------------------------------------------------------------------------------
Class A Shares with load*     9.10%       5.12%       6.68%       6.74%++      6.73%
---------------------------------------------------------------------------------------
Class B Shares               11.97%++     6.05%++     7.22%++     7.08%++      7.32%+
---------------------------------------------------------------------------------------
Class B Shares with load**    6.97%++     5.16%++     6.91%++     7.08%++      2.32%+
---------------------------------------------------------------------------------------

+   Cumulative inception to date.
++ The performance presented links the performance of Fiduciary Shares from its inception on February 15, 1984 with the performance of Class A Shares on June 20, 1994 or Class B Shares on November 30, 2000. Fiduciary Share performance has been adjusted for the maximum sales charge applicable to Class A or Class B Shares, but does not reflect the higher Rule 12b-1 fees and expenses applicable to these Classes. With those adjustments, performance would be lower than that shown.
*   Reflects 3.25% sales charge.
**  Reflects maximum CDSC of 5.00%.

Past performance is not predictive of future results.

--------------------------------------------------------------------------------
                             WWW.HIGHMARKFUNDS.COM                            21

[HIGHMARK FUNDS LOGO OMITTED]                                  [GRAPHIC OMITTED]

MONEY MARKET FUNDS

HIGHMARK TAXABLE MONEY MARKET FUNDS*
PERFORMANCE
The HighMark Taxable Money Market Funds (Fiduciary Shares) produced the following one-month effective yields as of July 31, 2001: 100% U.S. Treasury Money Market Fund, 3.46%; U.S. Government Money Market Fund, 3.41%; and Diversified Money Market Fund, 3.65%**.

FACTORS AFFECTING PERFORMANCE
Business capital expenditures began collapsing in late 2000, prompting the Federal Reserve Board to become concerned that its engineered slowdown might prove more severe than desired. In early January 2001, the Federal Reserve Board launched the first of a series of six interest rate cuts that have taken market rates down from 6.50% to the current 3.75% level as of July 31, 2001.

In this environment, the single most important factor driving performance has been the Funds' maturity stance. As evidence of economic softness began to accumulate in late 2000, we extended the term of assets held in the Funds to capture the higher yields available at that time. Since January, market setbacks have been used as opportunities to keep the Funds' average lives modestly longer than respective peer groups.

CURRENT STRATEGY AND OUTLOOK
Significant monetary stimulus is now in the pipeline, and passage of President Bush's tax relief package is a reality. Although the markets are on alert for the first signs of growth, we believe the timing for economic recovery is most likely six to nine months away. Absent tactical adjustments to accommodate supply distortions in the money markets, we anticipate maintaining our current strategy through the remainder of 2001.

HIGHMARK CALIFORNIA TAX-FREE MONEY MARKET FUND*
PERFORMANCE
The Fund's one-month effective yield as of July 31, 2001 was 2.09% (Fiduciary Shares).*** Using a combined federal and California state income tax rate of 41.95%, the one-month effective yield is equivalent to a 3.60% taxable yield.

FACTORS AFFECTING PERFORMANCE
The Federal Reserve Board cut short-term interest rates from 6.50% to 3.75% during the period and municipal note yields declined as well. California's energy crisis eased as the state continued to purchase power for the public utility companies. The Fund maintained zero exposure to California's defaulting investor-owned utilities.

CURRENT STRATEGY AND OUTLOOK
As of July 31, 2001, the Fund's weighted average maturity was extended to take advantage of the yields available on recently issued municipal notes. The Fund will continue to emphasize high quality securities that provide attractive current income.

  * An investment in the HighMark Money Market Funds is neither insured nor guaranteed by the U.S. government. Although these Funds seek to maintain a stable net asset value of $1.00, there can be no assurance that they will be able to do so. Some or all of the income you receive for the California Tax-Free Money Market Fund may be subject to certain state and local taxes, and in some cases, to the federal alternative minimum tax.

 ** For the Class A Shares of the HighMark 100% U.S. Treasury, U.S. Government and Diversified Money Market Funds, the one-month effective yield as of July 31, 2001 was 3.20%, 3.15% and 3.40%, respectively. The one-month effective yield for the U.S. Government Money Market Fund's Class B Shares was 2.39% for the same period. For the Class S Shares of the HighMark 100% U.S. Treasury, U.S. Government and Diversified Money Market Funds, the one-month effective yield as of July 31, 2001 was 2.89%, 2.85% and 3.09%, respectively.

*** The one-month effective yield as of July 31, 2001 for the California Tax-Free Money Market Fund's Class A Shares and Class S Shares was 1.84% and 1.54% respectively.

--------------------------------------------------------------------------------
22                               1.800.433.6884

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

GROWTH FUND

--------------------------------------------------------------------------------
Description                                            Shares        Value (000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   COMMON STOCKS -- 92.8%
--------------------------------------------------------------------------------
   BANKS -- 5.1%
     Citigroup                                         171,929      $      8,633
     JP Morgan Chase                                   103,700             4,490
     Northern Trust                                     47,680             3,042
                                                                    ------------
                                                                          16,165
                                                                    ------------
   CONSUMER DISCRETION -- 18.8%
     AOL Time Warner*                                  128,000             5,818
     AT&T - Liberty Media, Cl A*                       119,480             1,879
     Carnival                                           56,930             1,901
     Clear Channel Communications*                      86,820             5,088
     Comcast, Cl A*                                    125,430             4,770
     Costco Wholesale*                                 148,220             6,381
     Gemstar-TV Guide International*                     9,170               372
     Harley-Davidson (A)                                53,730             2,773
     Hispanic Broadcasting*                            256,020             6,016
     Home Depot                                         84,381             4,250
     Interpublic Group                                  95,450             2,612
     Kohls* (A)                                         33,510             1,919
     McGraw-Hill                                        13,200               810
     Starbucks* (A)                                     92,750             1,673
     TMP Worldwide* (A)                                 30,000             1,501
     Univision Communications, Cl A* (A)               223,470             8,532
     Viacom, Cl A*                                      44,570             2,228
     Walt Disney                                        54,324             1,431
                                                                    ------------
                                                                          59,954
                                                                    ------------
   CONSUMER STAPLES -- 2.6%
     Anheuser-Busch                                     61,040             2,644
     Safeway*                                           96,330             4,254
     Walgreen                                           12,920               435
     Wm. Wrigley, Jr                                    20,770             1,037
                                                                    ------------
                                                                           8,370
                                                                    ------------
   ENERGY -- 0.2%
     Anadarko Petroleum                                 13,980               794
                                                                    ------------
   FINANCIALS -- 8.2%
     American Express                                   78,725             3,175
     American International Group                       80,807             6,727
     Berkshire Hathaway, Cl B*                             992             2,278
     Charles Schwab                                    339,380             5,087
     Marsh & McLennan                                   32,550             3,268
     Morgan Stanley Dean Witter                         94,630             5,661
                                                                    ------------
                                                                          26,196
                                                                    ------------

--------------------------------------------------------------------------------
Description                                            Shares        Value (000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   COMMON STOCKS -- (CONTINUED)
--------------------------------------------------------------------------------
   HEALTH CARE -- 19.6%
     American Home Products                             74,160      $      4,473
     Amgen*                                             83,654             5,246
     Applied Biosystems Group - Applera                 82,490             2,326
     Bristol-Myers Squibb                               69,960             4,137
     Eli Lilly                                         148,094            11,741
     Genentech*                                        185,020             7,826
     Guidant*                                           44,340             1,414
     Immunex*                                           42,760               659
     Johnson & Johnson                                  47,460             2,568
     Medtronic                                          39,160             1,881
     Pfizer                                            323,847            13,349
     Pharmacia                                         104,650             4,669
     Schering-Plough                                    49,170             1,920
     Waters* (A)                                         6,700               198
                                                                    ------------
                                                                          62,407
                                                                    ------------
   INDUSTRIALS -- 8.0%
     Avery Dennison                                     36,090             1,850
     DeVry*                                             18,240               712
     General Electric                                  197,110             8,574
     Southwest Airlines                                 82,433             1,650
     Tyco International                                241,690            12,858
                                                                    ------------
                                                                          25,644
                                                                    ------------
   INFORMATION TECHNOLOGY -- 16.0%
     BEA Systems* (A)                                   20,150               444
     Brocade Communications System*                     62,690             2,063
     Check Point Software Technologies*                 33,830             1,497
     CIENA* (A)                                         38,320             1,270
     Cisco Systems*                                    196,040             3,768
     Comverse Technology*                               12,130               343
     Corning                                           190,349             2,981
     EMC*                                              298,930             5,895
     Intuit*                                            42,260             1,453
     Juniper Networks*                                  63,990             1,644
     Microsoft*                                         41,170             2,725
     Network Appliance*                                 96,410             1,203
     Nokia Oyj, ADR                                     35,060               765
     Oracle*                                           458,330             8,287
     Palm*                                             221,290             1,188
     Qualcomm*                                          43,770             2,768
     Solectron* (A)                                    193,990             3,391
     Sun Microsystems*                                 248,730             4,052
     VeriSign*                                          55,140             3,011
     Veritas Software*                                  50,520             2,143
                                                                    ------------
                                                                          50,891
                                                                    ------------

The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
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
[HIGHMARK FUNDS LOGO OMITTED]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

GROWTH FUND (CONTINUED)

--------------------------------------------------------------------------------
Description                                     Shares/Par (000)     Value (000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   COMMON STOCKS -- (CONTINUED)
--------------------------------------------------------------------------------
   SEMICONDUCTORS -- 11.5%
      Analog Devices*                                     20,060     $       923
      Applied Materials* (A)                             173,380           7,951
      Applied Micro Circuits*                             85,760           1,470
      Broadcom, Cl A*                                     18,250             796
      Intel                                               82,292           2,453
      International Rectifier* (A)                        35,300           1,318
      JDS Uniphase*                                       98,510             910
      Kla-Tencor*                                          8,800             479
      Linear Technology                                   10,300             449
      National Semiconductor*                             69,200           2,218
      PMC - Sierra*                                       26,310             797
      Texas Instruments                                  195,550           6,746
      Triquint Semiconductor* (A)                        119,960           2,717
      Vitesse Semiconductor*                              54,690           1,082
      Xilinx*                                            161,570           6,463
                                                                     -----------
                                                                          36,772
                                                                     -----------
   TELECOMMUNICATIONS -- 1.5%
      Level 3 Communications* (A)                         71,510             320
      Qwest Communications International*                 87,900           2,285
      Vodafone Group, ADR (A)                            106,945           2,305
                                                                     -----------
                                                                           4,910
                                                                     -----------
   UTILITIES -- 1.3%
      Enron                                               89,130           4,042
                                                                     -----------
      TOTAL COMMON STOCKS
         (Cost $397,781)                                                 296,145
                                                                     -----------

--------------------------------------------------------------------------------
      CORPORATE BONDS -- 8.0%
--------------------------------------------------------------------------------
      American Honda Finance (B) (C)
         3.810%, 09/21/01                               $  5,000           5,000
      Bear Stearns (B) (C)
         4.075%, 01/22/02                                 10,000          10,000
         4.055%, 01/08/02                                 10,500          10,500
                                                                     -----------
      TOTAL CORPORATE BONDS
         (Cost $25,500)                                                   25,500
                                                                     -----------

--------------------------------------------------------------------------------
Description                                            Par (000)     Value (000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   REPURCHASE AGREEMENTS -- 6.8%
--------------------------------------------------------------------------------
   JP Morgan Securities, Inc.
      3.810%, dated 07/31/01, matures
      08/01/01, repurchase price $18,598,478
      (collateralized by various U.S. Treasury
      obligations, par value $13,061,000,
      9.250-11.750%, 11/15/14-02/15/16, total
      market value $18,970,943)                        $  18,597     $   18,597
   Lehman Brothers, Inc.
      3.935%, dated 07/31/01, matures
      08/01/01, repurchase price $3,061,188
      (collateralized by various corporate
      obligations, par value $10,373,474,
      1.051-9.000%, 06/17/03-02/25/30, total
      market value $3,213,310) (B)                         3,061          3,061
                                                                     -----------
   TOTAL REPURCHASE AGREEMENTS
      (Cost $21,658)                                                     21,658
                                                                     -----------
TOTAL INVESTMENTS -- 107.6%
   (Cost $444,939)                                                      343,303
                                                                     -----------
   PAYABLE UPON RETURN OF SECURITIES LOANED -- (9.0%)                   (28,561)
   OTHER ASSETS AND LIABILITIES -- 1.4%                                   4,373
                                                                     -----------
   OTHER ASSETS AND LIABILITIES, NET -- (7.6%)                          (24,188)
                                                                     -----------

--------------------------------------------------------------------------------
   NET ASSETS:
--------------------------------------------------------------------------------
      Paid-in-Capital of Fiduciary Shares
         (unlimited authorization -- no par value)
         based on 32,205,005 outstanding shares
         of beneficial interest                                         367,159
      Paid-in-Capital of Class A Shares
         (unlimited authorization -- no par value)
         based on 2,813,019 outstanding shares
         of beneficial interest                                          46,141
      Paid-in-Capital of Class B Shares
         (unlimited authorization -- no par value)
         based on 1,727,706 outstanding shares
         of beneficial interest                                          29,155
      Paid-in-Capital of Class C Shares
         (unlimited authorization -- no par value)
         based on 97,652 outstanding shares
         of beneficial interest                                           1,612
      Accumulated net realized loss on investments                      (23,316)
      Net unrealized depreciation on investments                       (101,636)
                                                                     -----------
   TOTAL NET ASSETS -- 100.0%                                        $  319,115
                                                                     ===========

    The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
24                          1.800.433.6884

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

GROWTH FUND (CONCLUDED)

--------------------------------------------------------------------------------
Description                                                             Value
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   NET ASSETS: (CONTINUED)
--------------------------------------------------------------------------------
   NET ASSET VALUE, OFFERING AND REDEMPTION
      PRICE PER SHARE -- FIDUCIARY SHARES                                 $8.68
                                                                        =======

   NET ASSET VALUE AND REDEMPTION
      PRICE PER SHARE -- CLASS A SHARES                                   $8.61
                                                                        =======

   MAXIMUM OFFERING PRICE PER SHARE --
      CLASS A SHARES ($8.61 \ 94.5%)                                      $9.11
                                                                        =======

   NET ASSET VALUE AND OFFERING
      PRICE PER SHARE -- CLASS B SHARES (D)                               $8.36
                                                                        =======

   NET ASSET VALUE AND OFFERING
      PRICE PER SHARE -- CLASS C SHARES (D)                               $8.37
                                                                        =======

--------------------------------------------------------------------------------

* NON-INCOME PRODUCING SECURITY

(A) THIS SECURITY OR A PARTIAL POSITION OF THIS SECURITY IS ON LOAN AT JULY 31, 2001 (SEE NOTE 5). THE TOTAL VALUE OF SECURITIES ON LOAN AT JULY 31, 2001 WAS $27,642,201.

(B)   THIS SECURITY PURCHASED WITH CASH COLLATERAL HELD FROM SECURITIES LENDING.

(C)   FLOATING RATE SECURITY

(D) CLASS B AND CLASS C HAVE CONTINGENT DEFERRED SALES CHARGES. FOR A DESCRIPTION OF POSSIBLE REDEMPTION CHARGES, SEE THE NOTES TO THE FINANCIAL STATEMENTS.

ADR -- AMERICAN DEPOSITORY RECEIPT

CL -- CLASS


    The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
                            WWW.HIGHMARKFUNDS.COM                             25

[HIGHMARK FUNDS LOGO OMITTED]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

VALUE MOMENTUM FUND

--------------------------------------------------------------------------------
Description                                           Shares         Value (000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   COMMON STOCKS -- 96.2%
--------------------------------------------------------------------------------
   BANKS -- 6.4%
      Bank of America                                    98,747      $     6,282
      Bank United*                                      119,800               42
      Citigroup                                         339,322           17,037
      JP Morgan Chase                                   256,670           11,114
                                                                     -----------
                                                                          34,475
                                                                     -----------
   CONSUMER DISCRETION -- 9.2%
      Federated Department Stores*                      184,800            7,133
      Ford Motor                                        132,265            3,369
      Hasbro                                            220,900            3,557
      Leggett & Platt (A)                               281,600            6,750
      Lowe's                                             49,600            1,894
      McGraw-Hill                                       127,300            7,812
      Target                                            386,500           14,958
      TRW                                                86,400            3,823
                                                                     -----------
                                                                          49,296
                                                                     -----------
   CONSUMER STAPLES -- 4.1%
      Kimberly-Clark (A)                                127,320            7,742
      Kroger*                                            74,900            1,974
      Philip Morris (A)                                 174,400            7,935
      Universal                                         116,100            4,573
                                                                     -----------
                                                                          22,224
                                                                     -----------
   ENERGY -- 6.7%
      Chevron (A)                                        74,900            6,845
      Conoco, Cl B                                      146,676            4,547
      Exxon Mobil                                       313,928           13,110
      Halliburton                                       162,200            5,679
      Ocean Energy                                       53,700            1,055
      Royal Dutch Petroleum, ADR                         82,400            4,779
                                                                     -----------
                                                                          36,015
                                                                     -----------
   FINANCIALS -- 14.0%
      Allstate                                           98,852            3,456
      AMB Property                                      179,000            4,475
      Bear Stearns (A)                                   96,245            5,597
      BRE Properties, Cl A                              111,962            3,399
      Equity Office Properties Trust                     71,600            2,149
      Fannie Mae                                         66,200            5,511
      Kimco Realty                                       66,800            3,126
      Marsh & McLennan                                  102,550           10,296
      Morgan Stanley Dean Witter                        198,100           11,850
      Post Properties                                   146,000            5,475
      Providian Financial (A)                            62,900            3,105
      Torchmark                                         110,000            4,566
      Waddell & Reed Financial, Cl A                     87,471            2,694
      Washington Mutual (A)                             233,705            9,470
                                                                     -----------
                                                                          75,169
                                                                     -----------

--------------------------------------------------------------------------------
Description                                            Shares        Value (000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   COMMON STOCKS -- (CONTINUED)
--------------------------------------------------------------------------------
   HEALTH CARE -- 11.1%
      American Home Products                               96,700    $     5,832
      Amgen*#(A)                                          248,100         15,558
      Applied Biosystems Group - Applera                  101,300          2,857
      Baxter International                                263,800         13,137
      Merck                                               138,600          9,422
      Pharmacia                                            60,000          2,677
      Tenet Healthcare*                                   123,600          6,861
      Watson Pharmaceuticals*                              45,100          2,970
                                                                     -----------
                                                                          59,314
                                                                     -----------
   INDUSTRIALS -- 17.7%
      American Power Conversion*                          223,200          2,980
      Avery Dennison (A)                                  158,000          8,099
      Burlington Northern Santa Fe                        118,400          3,166
      Caterpillar                                          22,400          1,234
      Cendant* (A)                                        353,579          7,195
      Certegy* (A)                                         69,300          2,288
      Comdisco (A)                                        411,603            494
      Emerson Electric (A)                                 20,200          1,159
      Equifax                                             153,600          3,634
      Florida East Coast Industries, Cl A                 111,600          3,432
      Gatx (A)                                            138,600          5,565
      General Electric                                    359,600         15,643
      HON Industries                                      172,300          4,440
      Manpower                                            122,800          3,978
      Masco                                               179,800          4,533
      Parker Hannifin                                     187,300          8,372
      Tyco International#                                 150,000          7,980
      United Technologies                                  64,790          4,756
      Wallace Computer Services                           164,800          2,808
      Xtra* (A)                                            52,400          2,867
                                                                     -----------
                                                                          94,623
                                                                     -----------
   INFORMATION TECHNOLOGY -- 7.4%
      Agilent Technologies*                                96,689          2,766
      Avnet                                                67,400          1,610
      Cabot Microelectronics*                              33,796          2,374
      Cisco Systems* (A)                                  220,900          4,246
      CTS                                                 280,900          6,194
      Hewlett-Packard                                     202,200          4,986
      International Business Machines#                    114,600         12,057
      Lucent Technologies                                  75,316            505
      Tektronix*                                          223,700          5,076
                                                                     -----------
                                                                          39,814
                                                                     -----------


    The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
26                          1.800.433.6884

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

VALUE MOMENTUM FUND (CONTINUED)

--------------------------------------------------------------------------------
Description                                   Shares/Contracts       Value (000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   COMMON STOCKS -- (CONTINUED)
--------------------------------------------------------------------------------
   MATERIALS -- 4.9%
      Alcoa                                            163,300       $    6,406
      Cabot                                            184,300            6,876
      EI du Pont de Nemours                             40,300            1,726
      Engelhard                                        184,300            4,801
      Weyerhaeuser                                      77,500            4,629
      Willamette Industries                             33,200            1,650
                                                                     -----------
                                                                         26,088
                                                                     -----------
   SEMICONDUCTORS -- 1.9%
      Applied Materials*#                               98,400            4,513
      Intel (A)                                        196,900            5,870
                                                                     -----------
                                                                         10,383
                                                                     -----------
   TELECOMMUNICATIONS -- 6.0%
      AT&T                                             138,900            2,807
      AT&T Wireless Services*                           44,698              835
      CenturyTel                                       175,050            5,420
      SBC Communications                               169,334            7,625
      Sprint (FON Group)                                48,700            1,137
      Verizon Communications                           256,556           13,893
      Williams Communications Group*                   119,475              258
                                                                     -----------
                                                                         31,975
                                                                     -----------
   UTILITIES -- 6.8%
      El Paso (A)                                      258,012           13,352
      Oneok                                            224,800            4,091
      Questar                                          354,300            8,340
      Sempra Energy                                    224,700            5,703
      Williams (A)                                     145,200            4,864
                                                                     -----------
                                                                         36,350
                                                                     -----------
      TOTAL COMMON STOCKS
         (Cost $294,961)                                                515,726
                                                                     -----------
--------------------------------------------------------------------------------
   EQUITY OPTIONS -- 0.0%
--------------------------------------------------------------------------------
      Amgen January 55 Puts*                               800              320
      Amgen January 70 Calls*                             (800)            (360)
      Applied Materials August 55 Calls*                  (100)              (2)
      IBM August 115 Calls*                               (100)              (2)
      Tyco International August 50 Calls*                 (300)            (111)
                                                                     -----------
      Total Equity Options
         (Cost $-174)                                                      (155)
                                                                     -----------


--------------------------------------------------------------------------------
Description                                    Shares/Par (000)      Value (000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   CORPORATE BOND -- 4.6%
--------------------------------------------------------------------------------
   Bear Stearns (B) (C)
      4.035%, 07/19/02                             $    25,000       $   25,000
                                                                     -----------
   TOTAL CORPORATE BOND
      (Cost $25,000)                                                     25,000
                                                                     -----------
--------------------------------------------------------------------------------
REGULATED INVESTMENT COMPANY -- 0.9%
--------------------------------------------------------------------------------
   Merrimac Cash Fund (B)                            5,000,000            5,000
                                                                     -----------
   TOTAL REGULATED INVESTMENT COMPANY
      (Cost $5,000)                                                       5,000
                                                                     -----------
--------------------------------------------------------------------------------
REPURCHASE AGREEMENTS -- 5.2%
--------------------------------------------------------------------------------
   JP Morgan Securities, Inc.
      3.810%, dated 07/31/01, matures
      08/01/01, repurchase price $16,362,572
      (collateralized by various U.S. Treasury
      obligations, par value $13,625,000,
      9.125-11.750%, 05/15/09-05/15/10, total
      market value $16,690,850)                    $    16,361           16,361
   Lehman Brothers, Inc.
      3.935%, dated 07/31/01, matures
      08/01/01, repurchase price $11,358,741
      (collateralized by various corporate
      obligations, par value $38,491,470,
      1.051-9.000%, 06/17/03-02/25/30, total
      market value $11,923,201) (B)                     11,358           11,358
                                                                     -----------
   TOTAL REPURCHASE AGREEMENTS
      (Cost $27,719)                                                     27,719
                                                                     -----------
TOTAL INVESTMENTS -- 106.9%
   (Cost $352,506)                                                      573,290
                                                                     -----------
   PAYABLE UPON RETURN OF SECURITIES
      LOANED -- (7.7%)                                                  (41,358)
   OTHER ASSETS AND LIABILITIES -- 0.8%                                   4,201
                                                                     -----------
OTHER ASSETS AND LIABILITIES, NET -- (6.9%)                             (37,157)
                                                                     -----------


    The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
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
[HIGHMARK FUNDS LOGO OMITTED]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

VALUE MOMENTUM FUND (CONCLUDED)

--------------------------------------------------------------------------------
Description                                                          Value (000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   NET ASSETS:
--------------------------------------------------------------------------------
      Paid-in Capital of Fiduciary Shares
         (unlimited authorization -- no par value)
         based on 17,865,516 outstanding shares
         of beneficial interest                                      $   231,896
      Paid-in Capital of Class A Shares
         (unlimited authorization -- no par value)
         based on 1,573,517 outstanding shares
         of beneficial interest                                           41,313
      Paid-in Capital of Class B Shares
         (unlimited authorization -- no par value)
         based on 383,810 outstanding shares
         of beneficial interest                                           12,944
      Paid-in Capital of Class C Shares
         (unlimited authorization -- no par value)
         based on 38,716 outstanding shares
         of beneficial interest                                            1,315
      Undistributed net investment income                                     36
      Accumulated net realized gain on investments                        27,845
      Net unrealized appreciation on investments                         220,784
                                                                     -----------
   TOTAL NET ASSETS -- 100.0%                                        $   536,133
                                                                     ===========
   NET ASSET VALUE, OFFERING AND REDEMPTION
      PRICE PER SHARE -- FIDUCIARY SHARES                            $     27.00
                                                                     ===========
   NET ASSET VALUE AND REDEMPTION
      PRICE PER SHARE -- CLASS A SHARES                              $     26.99
                                                                     ===========
   MAXIMUM OFFERING PRICE PER SHARE --
      CLASS A SHARES ($26.99 \ 94.5%)                                $     28.56
                                                                     ===========
   NET ASSET VALUE AND OFFERING
      PRICE PER SHARE -- CLASS B SHARES (D)                          $     26.81
                                                                     ===========
   NET ASSET VALUE AND OFFERING
      PRICE PER SHARE -- CLASS C SHARES (D)                          $     26.80
                                                                     ===========

--------------------------------------------------------------------------------

* NON-INCOME PRODUCING SECURITIES

# SECURITY HAS BEEN PLEDGED AS COLLATERAL FOR OPEN EQUITY OPTION CONTRACTS.

(A) THIS SECURITY OR A PARTIAL POSITION OF THIS SECURITY IS ON LOAN AT JULY 31, 2001 (SEE NOTE 5). THE TOTAL VALUE OF SECURITIES ON LOAN AT JULY 31, 2001 WAS $39,584,274.

(B)   THIS SECURITY PURCHASED WITH CASH COLLATERAL HELD FROM SECURITIES LENDING.

(C)   FLOATING RATE SECURITY

(D) CLASS B AND CLASS C HAVE CONTINGENT DEFERRED SALES CHARGES. FOR A DESCRIPTION OF POSSIBLE REDEMPTION CHARGES, SEE THE NOTES TO THE FINANCIAL STATEMENTS.

ADR -- AMERICAN DEPOSITORY RECEIPT

CL -- CLASS


    The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
28                          1.800.433.6884

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS

JULY 31, 2001

LARGE CAP VALUE FUND

--------------------------------------------------------------------------------
Description                                           Shares         Value (000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   COMMON STOCKS -- 94.5%
--------------------------------------------------------------------------------
   BANKS -- 14.3%
      Amsouth Bancorporation                             65,000      $     1,292
      Bank of America                                    87,450            5,564
      BB&T                                               53,050            1,958
      Citigroup                                         186,667            9,373
      Comerica                                           49,900            3,073
      Fifth Third Bancorp                                 7,012              442
      First Union                                        60,000            2,124
      JP Morgan Chase                                    59,975            2,597
      National City                                      17,650              567
      Regional Bank HOLDRs Trust (A)                      9,900            1,190
      Synovus Financial                                  58,075            1,983
      US Bancorp                                        123,875            2,941
      Wells Fargo                                        36,675            1,689
                                                                     -----------
                                                                          34,793
                                                                     -----------
   CONSUMER DISCRETION -- 15.2%
      AOL Time Warner*                                  105,950            4,815
      Autozone*                                          18,150              859
      Best Buy*                                          11,350              760
      Brunswick                                           9,800              214
      Carnival                                           34,900            1,166
      Clear Channel Communications*                      21,025            1,232
      Comcast, Cl A*                                     18,800              715
      Darden Restaurants                                 93,400            2,793
      Delphi Automotive Systems                          50,200              821
      Eastman Kodak (A)                                  20,450              886
      Federated Department Stores*                       13,100              506
      Ford Motor                                         79,275            2,019
      Gannett                                            19,725            1,322
      General Motors                                     21,780            1,385
      Harrah's Entertainment*                            12,650              362
      Hilton Hotels (A)                                  28,450              345
      JC Penney                                          69,125            1,966
      Johnson Controls                                   33,250            2,680
      Liz Claiborne                                      14,300              760
      Marriott International, Cl A                       10,000              478
      Newell Rubbermaid                                  22,425              486
      Pulte Homes (A)                                    27,150            1,127
      Sears Roebuck (A)                                  12,950              608
      Tiffany                                            11,750              415
      Viacom, Cl B*                                      70,150            3,493
      Visteon                                            40,750              861
      Walt Disney                                        83,675            2,205
      Whirlpool                                          26,250            1,852
                                                                     -----------
                                                                          37,131
                                                                     -----------
   CONSUMER STAPLES -- 1.7%
      Albertson's                                        47,075            1,541
      Conagra Foods (A)                                  26,225              564
                                                                     -----------

--------------------------------------------------------------------------------
Description                                           Shares         Value (000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   COMMON STOCKS -- (CONTINUED)
--------------------------------------------------------------------------------
   CONSUMER STAPLES -- (CONTINUED)
      Pepsi Bottling Group                                 11,750    $       512
      Safeway*                                             13,000            574
      Unilever, ADR                                        15,150            908
                                                                     -----------
                                                                           4,099
                                                                     -----------
   ENERGY -- 12.7%
      Anadarko Petroleum                                   39,075          2,219
      Ashland                                              24,550            967
      Burlington Resources                                 23,625          1,022
      Chevron (A)                                          50,075          4,576
      Exxon Mobil                                         228,746          9,552
      Nabors Industries*                                   26,950            790
      Occidental Petroleum                                 45,400          1,255
      Phillips Petroleum (A)                                9,500            542
      Royal Dutch Petroleum, ADR                           85,925          4,984
      Texaco                                               30,375          2,103
      Transocean Sedco Forex                               27,150            877
      USX-Marathon Group                                   65,400          1,940
                                                                     -----------
                                                                          30,827
                                                                     -----------
   FINANCIALS -- 14.2%
      Allstate                                             33,950          1,187
      AMBAC Financial Group                                33,200          1,910
      American General                                     28,250          1,307
      American International Group                         34,150          2,843
      Apartment Investment & Management, Cl A              32,500          1,502
      Bear Stearns (A)                                     25,500          1,483
      Charter One Financial                                33,475          1,075
      Conseco* (A)                                        129,100          1,885
      Countrywide Credit                                    5,800            251
      Fannie Mae                                           61,325          5,105
      Hartford Financial Services Group                    22,375          1,481
      Household International                              43,025          2,852
      Kimco Realty                                         33,300          1,558
      Lehman Brothers Holdings                             18,250          1,314
      Loews                                                10,200            579
      Morgan Stanley Dean Witter                           28,675          1,715
      Simon Property Group                                 53,100          1,505
      St Paul                                              26,900          1,180
      UnumProvident                                        44,750          1,277
      Washington Mutual (A)                                62,062          2,515
                                                                     -----------
                                                                          34,524
                                                                     -----------
   HEALTH CARE -- 3.3%
      Becton Dickinson                                     16,450            569
      Boston Scientific*                                   27,100            488
      Cigna                                                 5,050            507
      Manor Care*                                          16,800            541


    The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
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
[HIGHMARK FUNDS LOGO OMITTED]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

LARGE CAP VALUE FUND (CONTINUED)

--------------------------------------------------------------------------------
Description                                           Shares         Value (000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   COMMON STOCKS -- (CONTINUED)
--------------------------------------------------------------------------------
   HEALTH CARE -- (CONTINUED)
      McKesson HBOC                                       39,300     $     1,629
      Pharmaceutical HOLDRs Trust (A)                      4,400             444
      Tenet Healthcare*                                   35,125           1,950
      UnitedHealth Group                                  29,100           1,962
                                                                     -----------
                                                                           8,090
                                                                     -----------
   INDUSTRIALS -- 7.0%
      BF Goodrich                                         15,400             538
      Boeing                                              54,650           3,199
      Burlington Northern Santa Fe                        42,150           1,127
      Caterpillar                                          4,100             226
      Cendant* (A)                                        83,200           1,693
      Cooper Industries                                   12,750             529
      Eaton                                                6,950             510
      Emerson Electric                                    33,875           1,943
      Honeywell International                             48,225           1,778
      Illinois Tool Works                                  7,225             455
      Ingersoll-Rand                                      11,100             485
      Masco                                               20,300             512
      Norfolk Southern                                    45,650             918
      Pall                                                20,700             495
      Southwest Airlines                                  38,787             776
      Waste Management                                    29,925             928
      WW Grainger                                         23,150             975
                                                                     -----------
                                                                          17,087
                                                                     -----------
   INFORMATION TECHNOLOGY -- 4.9%
      Apple Computer* (A)                                 62,650           1,177
      Broadband HOLDRs Trust (A)                         145,700           2,953
      Computer Associates International                   28,100             969
      Hewlett-Packard                                     76,350           1,883
      Intuit*                                             44,275           1,522
      Lucent Technologies                                120,250             806
      Motorola                                           103,450           1,933
      Software HOLDRs Trust (A)                           11,600             559
                                                                     -----------
                                                                          11,802
                                                                     -----------
   MATERIALS -- 4.7%
      Alcoa                                               47,725           1,872
      Bemis                                               24,200           1,071
      Boise Cascade                                       47,300           1,712
      Dow Chemical (A)                                    52,700           1,918
      EI du Pont de Nemours                               13,210             566
      Engelhard                                           46,350           1,207
      FMC*                                                 7,000             466
      International Paper                                 32,625           1,333
      Newmont Mining                                      16,600             310
      Nucor                                                3,150             151
      Weyerhaeuser (A)                                    14,625             874
                                                                     -----------
                                                                          11,480
                                                                     -----------

--------------------------------------------------------------------------------
Description                                           Shares         Value (000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   COMMON STOCKS -- (CONTINUED)
--------------------------------------------------------------------------------
   SEMICONDUCTORS -- 2.3%
      Advanced Micro Devices*                              35,075    $       640
      Semiconductor HOLDRs Trust (A)                       78,000          3,636
      Texas Instruments                                    41,500          1,432
                                                                     -----------
                                                                           5,708
                                                                     -----------
   TELECOMMUNICATIONS -- 8.6%
      Alltel                                               33,900          2,090
      AT&T                                                263,062          5,316
      AT&T Wireless Services*                              96,241          1,799
      BellSouth                                            39,800          1,620
      Global Crossing*                                      1,800             12
      SBC Communications                                   57,325          2,581
      Verizon Communications                              131,242          7,107
      WorldCom*                                            37,325            523
                                                                     -----------
                                                                          21,048
                                                                     -----------
   UTILITIES -- 5.6%
      Ameren                                               31,050          1,220
      CMS Energy                                           69,300          1,848
      DTE Energy                                           20,750            877
      Dynegy, Cl A                                         29,850          1,384
      Enron                                                 4,325            196
      Entergy                                              36,400          1,365
      Mirant*                                              27,544            852
      PPL                                                  35,950          1,617
      Sempra Energy                                        47,175          1,197
      Southern (A)                                         62,875          1,478
      TXU                                                  32,825          1,526
                                                                     -----------
                                                                          13,560
                                                                     -----------
      TOTAL COMMON STOCKS
         (Cost $224,126)                                                 230,149
                                                                     -----------
--------------------------------------------------------------------------------
   REGULATED INVESTMENT COMPANIES -- 9.0%
--------------------------------------------------------------------------------
      Basic Industries Select Sector SPDR Fund (A)         61,850          1,361
      iShares S&P 500/BARRA Value Index Fund              147,550          8,947
      Janus Money Fund (B)                              5,000,000          5,000
      Merrimac Cash Fund (B)                            5,000,000          5,000
      Nasdaq 100-Index Tracking Stock*                     37,175          1,552
                                                                     -----------
      TOTAL REGULATED INVESTMENT COMPANIES
         (Cost $22,162)                                                   21,860
                                                                     -----------


    The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
30                          1.800.433.6884

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

LARGE CAP VALUE FUND (CONCLUDED)

--------------------------------------------------------------------------------
Description                                            Par (000)     Value (000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   CORPORATE BONDS -- 4.1%
--------------------------------------------------------------------------------
      Bear Stearns (B) (C)
         4.055%, 01/08/02                              $   5,000     $    5,000
      First Union National Bank (B) (C)
         3.975%, 01/24/02                                  5,000          5,000
                                                                     -----------
      TOTAL CORPORATE BONDS
         (Cost $10,000)                                                  10,000
                                                                     -----------
--------------------------------------------------------------------------------
   REPURCHASE AGREEMENTS -- 4.6%
--------------------------------------------------------------------------------
         JP Morgan Securities, Inc.
            3.810%, dated 07/31/01, matures
            08/01/01, repurchase price $2,597,335
            (collateralized by a U.S. Treasury Bond,
            par value $1,890,000, 8.875%, 02/15/19,
            total market value $2,654,406)                 2,597          2,597
         Lehman Brothers, Inc.
            3.935%, dated 07/31/01, matures
            08/01/01, repurchase price $8,716,367
            (collateralized by various corporate
            obligations, par value $29,537,231,
            1.051-9.000%, 06/17/03-02/25/30,
            total market value $9,149,517) (B)             8,715          8,715
                                                                     -----------
         TOTAL REPURCHASE AGREEMENTS
            (Cost $11,312)                                               11,312
                                                                     -----------
      TOTAL INVESTMENTS -- 112.2%
      (Cost $267,600)                                                   273,321
                                                                     -----------
      PAYABLE UPON RETURN OF SECURITIES
         LOANED -- (11.8%)                                              (28,715)
      OTHER ASSETS AND LIABILITIES -- (0.4%)                               (966)
                                                                     -----------
   OTHER ASSETS AND LIABILITIES, NET -- (12.2%)                         (29,681)
                                                                     -----------

--------------------------------------------------------------------------------
Description                                                          Value (000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   NET ASSETS:
--------------------------------------------------------------------------------
      Paid-in Capital of Fiduciary Shares
         (unlimited authorization -- no par value)
         based on 17,148,653 outstanding shares
         of beneficial interest                                      $  187,191
      Paid-in Capital of Class A Shares
         (unlimited authorization -- no par value)
         based on 4,588,889 outstanding shares
         of beneficial interest                                          61,295
      Paid-in Capital of Class B Shares
         (unlimited authorization -- no par value)
         based on 320,881 outstanding shares
         of beneficial interest                                           5,501
      Paid-in Capital of Class C Shares
         (unlimited authorization -- no par value)
         based on 1,512 outstanding shares
         of beneficial interest                                              19
      Undistributed net investment income                                    10
      Accumulated net realized loss on investments                      (16,097)
      Net unrealized appreciation on investments                          5,721
                                                                     -----------
   TOTAL NET ASSETS -- 100.0%                                        $  243,640
                                                                     ===========
   NET ASSET VALUE, OFFERING AND REDEMPTION
      PRICE PER SHARE -- FIDUCIARY SHARES                            $    11.04
                                                                     ===========
   NET ASSET VALUE AND REDEMPTION
      PRICE PER SHARE -- CLASS A SHARES                              $    11.06
                                                                     ===========
   MAXIMUM OFFERING PRICE PER SHARE --
      CLASS A SHARES ($11.06 \ 94.5%)                                $    11.70
                                                                     ===========
   NET ASSET VALUE AND OFFERING
      PRICE PER SHARE -- CLASS B SHARES (D)                          $    10.97
                                                                     ===========
   NET ASSET VALUE AND OFFERING
      PRICE PER SHARE -- CLASS C SHARES (D)                          $    10.96
                                                                     ===========

--------------------------------------------------------------------------------

* NON-INCOME PRODUCING SECURITIES

(A) THIS SECURITY OR A PARTIAL POSITION OF THIS SECURITY IS ON LOAN AT JULY 31, 2001 (SEE NOTE 5). THE TOTAL VALUE OF SECURITIES ON LOAN AT JULY 31, 2001 WAS $27,803,064.

(B)   THIS SECURITY PURCHASED WITH CASH COLLATERAL HELD FROM SECURITIES LENDING.

(C)   FLOATING RATE SECURITY

(D) CLASS B AND CLASS C HAVE CONTINGENT DEFERRED SALES CHARGES. FOR A DESCRIPTION OF POSSIBLE REDEMPTION CHARGES, SEE THE NOTES TO THE FINANCIAL STATEMENTS.

ADR -- AMERICAN DEPOSITORY RECEIPT

CL -- CLASS


    The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
                            WWW.HIGHMARKFUNDS.COM                             31

[HIGHMARK FUNDS LOGO OMITTED]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

CORE EQUITY FUND

--------------------------------------------------------------------------------
Description                                           Shares         Value (000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   COMMON STOCKS -- 95.3%
--------------------------------------------------------------------------------
   BANKS -- 7.7%
      Bank of America                                     3,050      $       194
      Bank of New York                                   41,455            1,860
      Citigroup                                          42,618            2,140
      FleetBoston Financial                              37,570            1,410
      JP Morgan Chase                                    24,769            1,072
      Wells Fargo                                        22,790            1,050
                                                                     -----------
                                                                           7,726
                                                                     -----------
   CONSUMER DISCRETION -- 13.8%
      AOL Time Warner*                                   36,302            1,650
      Carnival                                           12,970              433
      Comcast, Cl A*                                     20,835              792
      Costco Wholesale*                                  27,795            1,197
      Federated Department Stores*                       17,215              664
      Ford Motor                                          8,416              214
      Fortune Brands                                     15,969              585
      Gannett                                             6,180              414
      Hilton Hotels (A)                                  46,960              569
      Home Depot                                         16,795              846
      Lowe's                                              9,510              363
      McDonald's                                         29,695              865
      McGraw-Hill                                         8,020              492
      Target                                             21,745              842
      Viacom, Cl B* (A)                                  15,500              772
      Wal-Mart Stores                                    33,040            1,847
      Walt Disney                                        30,165              795
      Washington Post, Cl B                                 845              494
                                                                     -----------
                                                                          13,834
                                                                     -----------
   CONSUMER STAPLES -- 6.0%
      Albertson's                                        17,900              586
      Coca-Cola                                          23,245            1,037
      Colgate-Palmolive                                  20,480            1,110
      Gillette                                            8,300              231
      Kimberly-Clark                                     13,620              828
      Kraft Foods, Cl A*                                  4,920              152
      Pepsico                                            24,350            1,135
      Procter & Gamble                                   12,340              876
                                                                     -----------
                                                                           5,955
                                                                     -----------
   ENERGY -- 7.5%
      Anadarko Petroleum                                  2,695              153
      Chevron (A)                                        12,560            1,148
      Conoco, Cl A                                       10,700              330
      Conoco, Cl B                                        9,223              286
      Exxon Mobil                                        40,388            1,687
      Halliburton                                        22,240              779
      Royal Dutch Petroleum, ADR                         19,690            1,142

--------------------------------------------------------------------------------
Description                                           Shares         Value (000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   COMMON STOCKS -- (CONTINUED)
--------------------------------------------------------------------------------
   ENERGY -- (CONTINUED)
      Schlumberger                                          3,605    $       194
      Ultramar Diamond Shamrock                             6,640            314
      Unocal                                               24,260            868
      USX-Marathon Group                                   20,515            609
                                                                     -----------
                                                                           7,510
                                                                     -----------
   FINANCIALS -- 10.0%
      Aflac                                                31,430            930
      American Express                                     29,640          1,195
      American International Group                         17,250          1,436
      Berkshire Hathaway, Cl B*                               347            797
      BRE Properties, Cl A                                 16,070            488
      Charles Schwab                                        6,305             95
      Equity Office Properties Trust                        3,235             97
      Fannie Mae                                           13,435          1,118
      Hartford Financial Services Group                    16,165          1,070
      Kimco Realty                                         12,035            563
      Marsh & McLennan                                     10,310          1,035
      Merrill Lynch                                         3,785            205
      Morgan Stanley Dean Witter                            7,285            436
      Post Properties                                      15,120            567
                                                                     -----------
                                                                          10,032
                                                                     -----------
   HEALTH CARE -- 11.9%
      American Home Products                               11,205            676
      Amgen*                                               15,850            994
      Applied Biosystems Group - Applera                   12,315            347
      Baxter International                                 18,080            900
      Bristol-Myers Squibb                                 23,010          1,361
      Eli Lilly                                             6,925            549
      Genentech*                                            4,855            205
      Johnson & Johnson                                    10,380            562
      Medtronic                                            14,340            689
      Merck                                                18,085          1,229
      Pfizer                                               61,947          2,553
      Pharmacia                                            16,975            757
      Schering-Plough                                      22,095            863
      Watson Pharmaceuticals*                               2,775            183
                                                                     -----------
                                                                          11,868
                                                                     -----------
   INDUSTRIALS -- 10.2%
      Automatic Data Processing                             3,480            177
      Avery Dennison                                       16,720            857
      Burlington Northern Santa Fe                         28,135            752
      Delta Air Lines                                      10,535            468
      General Electric                                     93,500          4,067
      Honeywell International                              24,000            885
      Ingersoll-Rand                                       24,730          1,080


    The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
32                          1.800.433.6884

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

CORE EQUITY FUND (CONTINUED)

--------------------------------------------------------------------------------
Description                                          Shares          Value (000)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
COMMON STOCKS -- (CONTINUED)
--------------------------------------------------------------------------------
INDUSTRIALS -- (CONTINUED)
  Minnesota Mining & Manufacturing                     1,675        $       187
  Parker Hannifin                                     22,320                998
  Tyco International                                  12,605                671
                                                                    -----------
                                                                         10,142
                                                                    -----------
INFORMATION TECHNOLOGY -- 14.8%
  Agilent Technologies*                                5,638                161
  Cisco Systems*                                      56,505              1,086
  Computer Associates International                   14,685                506
  Computer Sciences* (A)                              10,485                379
  Corning                                              5,225                 82
  Dell Computer*                                      20,300                547
  Electronic Data Systems                             12,515                799
  EMC*                                                 9,025                178
  Hewlett-Packard                                     28,090                693
  International Business Machines                     19,600              2,062
  Intuit*                                             10,430                359
  Juniper Networks*                                    1,510                 39
  Lucent Technologies                                 24,845                166
  Microsoft*                                          50,640              3,352
  Motorola                                            27,010                505
  Nortel Networks                                     22,900                182
  Oracle*                                             45,860                829
  Palm*                                               14,590                 78
  Qualcomm*                                           10,985                695
  SAP, ADR (A)                                        44,730              1,614
  Sun Microsystems*                                   25,660                418
  Yahoo*                                               2,575                 45
                                                                    -----------
                                                                         14,775
                                                                    -----------
MATERIALS -- 2.3%
  Alcoa                                               16,395                643
  EI du Pont de Nemours                               11,948                512
  Mead                                                 5,730                170
  PPG Industries                                       5,815                320
  Weyerhaeuser (A)                                    10,700                639
                                                                    -----------
                                                                          2,284
                                                                    -----------
SEMICONDUCTORS -- 3.3%
  Applied Materials*                                  23,285              1,068
  Intel                                               50,320              1,500
  JDS Uniphase*                                        4,720                 44
  Texas Instruments                                   15,090                521
  Xilinx*                                              3,230                129
                                                                    -----------
                                                                          3,262
                                                                    -----------

--------------------------------------------------------------------------------
Description                                  Shares/Par (000)        Value (000)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
COMMON STOCKS -- (CONTINUED)
--------------------------------------------------------------------------------
TELECOMMUNICATIONS -- 5.8%
  AT&T                                                23,525        $       475
  AT&T Wireless Services*                              7,570                141
  BellSouth                                            7,030                286
  CenturyTel                                           2,885                 89
  Nextel Communications, Cl A*                        11,555                192
  Qwest Communications International*                 12,610                328
  SBC Communications                                  31,980              1,440
  Sprint (FON Group)                                  13,955                326
  Sprint (PCS Group)*                                  8,330                216
  Verizon Communications                              35,365              1,915
  Williams Communications Group*                      44,325                 96
  WorldCom - MCI Group*                                  866                 11
  WorldCom*                                           21,650                303
                                                                    -----------
                                                                          5,818
                                                                    -----------
UTILITIES -- 2.0%
  AES*                                                 6,655               255
  El Paso                                              6,085               315
  Enron (A)                                            5,935               269
  FirstEnergy (A)                                      9,780               297
  Williams (A)                                        24,555               823
                                                                    -----------
                                                                          1,959
                                                                    -----------
  TOTAL COMMON STOCKS
    (Cost $104,310)                                                      95,165
                                                                    -----------
--------------------------------------------------------------------------------
REGULATED INVESTMENT COMPANIES -- 5.8%
--------------------------------------------------------------------------------
  Janus Money Market (B)                           2,000,000              2,000
  Merrimac Cash Fund (B)                           2,000,000              2,000
  Nasdaq 100-Index Tracking Stock*                    18,935                791
  SPDR Trust Series 1                                  8,335              1,011
                                                                    -----------
  TOTAL REGULATED INVESTMENT COMPANIES
    (Cost $6,272)                                                         5,802
                                                                    -----------
--------------------------------------------------------------------------------
REPURCHASE AGREEMENTS -- 4.8%
--------------------------------------------------------------------------------
  JP Morgan Securities, Inc.
    3.810%, dated 07/31/01, matures
    08/01/01, repurchase price $2,493,915
    (collateralized by a U.S. Treasury Bond,
    par value $1,860,000, 8.500%, 02/15/20,
    total market value $2,545,722)                    $2,494              2,494

The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
                             WWW.HIGHMARKFUNDS.COM                            33

[HIGHMARK FUNDS LOGO OMITTED]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

CORE EQUITY FUND (CONCLUDED)

--------------------------------------------------------------------------------
Description                                             Par (000)    Value (000)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
REPURCHASE AGREEMENTS -- (CONTINUED)
--------------------------------------------------------------------------------
  Lehman Brothers, Inc.
    3.935%, dated 07/31/01, matures
    08/01/01, repurchase price $2,298,611
    (collateralized by various corporate
    obligations, par value $7,789,325,
    1.051-9.000%, 06/17/03-02/25/30,
    total market value $2,412,838) (B)                  $  2,298    $     2,298
                                                                    -----------
  TOTAL REPURCHASE AGREEMENTS
    (Cost $4,792)                                                         4,792
                                                                    -----------

  TOTAL INVESTMENTS -- 105.9%
    (Cost $115,374)                                                     105,759
                                                                    -----------

    PAYABLE UPON RETURN OF SECURITIES LOANED -- (6.3%)                   (6,298)
    OTHER ASSETS AND LIABILITIES -- 0.4%                                    404
                                                                    -----------

  OTHER ASSETS AND LIABILITIES, NET -- (5.9%)                            (5,894)
                                                                    -----------
--------------------------------------------------------------------------------
NET ASSETS:
--------------------------------------------------------------------------------
    Paid-in-Capital of Fiduciary Shares
      (unlimited authorization -- no par value)
      based on 11,639,243 outstanding shares
      of beneficial interest                                            107,537
    Paid-in-Capital of Class A Shares
      (unlimited authorization -- no par value)
      based on 226,757 outstanding shares
      of beneficial interest                                              2,174
    Paid-in-Capital of Class B Shares
      (unlimited authorization -- no par value)
      based on 229,209 outstanding shares
      of beneficial interest                                              2,055
    Accumulated net realized loss on investments                         (2,286)
    Net unrealized depreciation on investments                           (9,615)
                                                                    -----------
  TOTAL NET ASSETS -- 100.0%                                        $    99,865
                                                                    ===========

--------------------------------------------------------------------------------
Description                                                          Value (000)
--------------------------------------------------------------------------------
NET ASSETS: (CONTINUED)
--------------------------------------------------------------------------------
NET ASSET VALUE, OFFERING AND REDEMPTION
  PRICE PER SHARE -- FIDUCIARY SHARES                                      $8.26
                                                                         =======

NET ASSET VALUE AND REDEMPTION
  PRICE PER SHARE -- CLASS A SHARES                                        $8.25
                                                                         =======
MAXIMUM OFFERING PRICE PER SHARE --
  CLASS A SHARES ($8.25 \ 94.5%)                                           $8.73
                                                                         =======
NET ASSET VALUE AND OFFERING
  PRICE PER SHARE -- CLASS B SHARES (C)                                    $8.22
                                                                         =======

--------------------------------------------------------------------------------
*   NON-INCOME PRODUCING SECURITIES
(A) THIS SECURITY OR A PARTIAL POSITION OF THIS SECURITY IS ON LOAN AT JULY 31, 2001 (SEE NOTE 5). THE TOTAL VALUE OF SECURITIES ON LOAN AT JULY 31, 2001 WAS $6,100,517.
(B) THIS SECURITY PURCHASED WITH CASH COLLATERAL HELD FROM SECURITIES LENDING.
(C) CLASS B HAS A CONTINGENT DEFERRED SALES CHARGE. FOR A DESCRIPTION OF POSSIBLE REDEMPTION CHARGES, SEE THE NOTES TO THE FINANCIAL STATEMENTS.
ADR -- AMERICAN DEPOSITORY RECEIPT
CL -- CLASS
--------------------------------------------------------------------------------

        The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
34                               1.800.433.6884

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

BALANCED FUND

--------------------------------------------------------------------------------
Description                                            Shares        Value (000)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
COMMON STOCKS -- 63.5%
--------------------------------------------------------------------------------
BANKS -- 5.0%
  Bank of America                                        9,150      $       582
  Bank of New York                                      78,075            3,502
  Citigroup                                             96,846            4,863
  FleetBoston Financial                                 87,322            3,276
  JP Morgan Chase                                       53,655            2,323
  Wells Fargo                                           50,865            2,343
                                                                    -----------
                                                                         16,889
                                                                    -----------
CONSUMER DISCRETION -- 9.4%
  AOL Time Warner*                                      86,042            3,911
  Carnival                                              28,570              954
  Comcast, Cl A* (A)                                    45,395            1,726
  Costco Wholesale*                                     64,325            2,769
  Federated Department Stores*                          41,935            1,619
  Ford Motor                                            21,145              539
  Fortune Brands                                        42,872            1,570
  Gannett                                               15,005            1,006
  Hilton Hotels (A)                                    109,700            1,328
  Home Depot                                            38,110            1,920
  Lowe's                                                24,970              953
  McDonald's                                            65,140            1,898
  McGraw-Hill                                           19,655            1,206
  Target                                                45,135            1,747
  Viacom, Cl B* (A)                                     32,870            1,637
  Wal-Mart Stores                                       71,215            3,981
  Walt Disney                                           71,630            1,887
  Washington Post, Cl B                                  1,234              721
                                                                    -----------
                                                                         31,372
                                                                    -----------
CONSUMER STAPLES -- 3.9%
  Albertson's                                           39,740            1,301
  Coca-Cola                                             46,085            2,055
  Colgate-Palmolive                                     44,200            2,396
  Gillette                                              20,975              585
  Kimberly-Clark                                        31,065            1,889
  Kraft Foods, Cl A*                                    11,190              346
  Pepsico                                               56,130            2,617
  Procter & Gamble (A)                                  26,185            1,860
                                                                    -----------
                                                                         13,049
                                                                    -----------
ENERGY -- 5.0%
  Anadarko Petroleum                                     6,035              343
  Chevron (A)                                           27,250            2,490
  Conoco, Cl B                                          43,713            1,355
  Exxon Mobil                                           93,258            3,894
  Halliburton                                           52,080            1,823
  Royal Dutch Petroleum, ADR                            43,500            2,523
  Schlumberger                                           8,055              433
  Ultramar Diamond Shamrock                             15,155      $       716
  Unocal                                                55,285            1,978
  USX-Marathon Group                                    44,735            1,327
                                                                    -----------
                                                                         16,882
                                                                    -----------
FINANCIALS -- 6.4%
  Aflac                                                 71,495            2,115
  American Express                                      66,145            2,668
  American International Group                          24,672            2,054
  Berkshire Hathaway, Cl B*                                750            1,722
  BRE Properties, Cl A                                  35,015            1,063
  Charles Schwab                                        14,155              212
  Equity Office Properties Trust                        10,465              314
  Fannie Mae                                            30,060            2,502
  Hartford Financial Services Group                     36,485            2,416
  Kimco Realty                                          28,755            1,346
  Marsh & McLennan                                      22,580            2,267
  Merrill Lynch                                          8,275              449
  Morgan Stanley Dean Witter                            17,590            1,052
  Post Properties                                       35,150            1,318
                                                                    -----------
                                                                         21,498
                                                                    -----------
HEALTH CARE -- 8.0%
  American Home Products                                26,530            1,600
  Amgen*                                                35,765            2,243
  Applied Biosystems Group - Applera                    26,650              752
  Baxter International                                  39,420            1,963
  Bristol-Myers Squibb                                  49,070            2,902
  Eli Lilly                                             15,935            1,263
  Genentech*                                            10,745              455
  Johnson & Johnson (A)                                 29,670            1,605
  Medtronic                                             32,820            1,576
  Merck                                                 42,545            2,892
  Pfizer                                               132,472            5,460
  Pharmacia                                             39,485            1,762
  Schering-Plough                                       53,095            2,073
  Watson Pharmaceuticals*                                6,930              456
                                                                    -----------
                                                                         27,002
                                                                    -----------
INDUSTRIALS -- 6.6%
  Automatic Data Processing                              7,505              382
  Avery Dennison                                        36,865            1,890
  Burlington Northern Santa Fe                          62,530            1,672
  Delta Air Lines                                       20,505              910
  General Electric                                     197,905            8,609
  Honeywell International                               56,250            2,074
  Ingersoll-Rand                                        55,035            2,404
  Minnesota Mining & Manufacturing                       4,065              455
  Parker Hannifin                                       50,605            2,262
  Tyco International                                    28,095            1,495
                                                                    -----------
                                                                         22,153
                                                                    -----------

The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
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
[HIGHMARK FUNDS LOGO OMITTED]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

BALANCED FUND (CONTINUED)

--------------------------------------------------------------------------------
Description                                          Shares          Value (000)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
COMMON STOCKS -- (CONTINUED)
--------------------------------------------------------------------------------
INFORMATION TECHNOLOGY -- 9.8%
  Agilent Technologies*                               13,120        $       375
  Cisco Systems* (A)                                 126,350              2,428
  Computer Associates International                   37,182              1,282
  Computer Sciences* (A)                              21,240                767
  Corning                                             14,115                221
  Dell Computer*                                      49,315              1,328
  Electronic Data Systems (A)                         29,795              1,902
  EMC*                                                23,085                455
  Hewlett-Packard                                     66,340              1,636
  International Business Machines                     42,720              4,495
  Intuit*                                             24,930                857
  Juniper Networks*                                    3,655                 94
  Lucent Technologies                                 58,275                390
  Microsoft*                                         103,995              6,883
  Motorola                                            67,520              1,262
  Nortel Networks (A)                                 58,605                466
  Oracle*                                            108,915              1,969
  Palm*                                               36,275                195
  Qualcomm*                                           24,700              1,562
  SAP, ADR (A)                                        87,240              3,148
  Sun Microsystems*                                   62,540              1,019
  Yahoo*                                               5,620                 99
                                                                    -----------
                                                                         32,833
                                                                    -----------
MATERIALS -- 1.6%
  Alcoa                                               37,315              1,464
  EI du Pont de Nemours                               27,501              1,178
  Mead                                                12,375                368
  PPG Industries                                      12,965                712
  Weyerhaeuser (A)                                    24,550              1,466
                                                                    -----------
                                                                          5,188
                                                                    -----------
SEMICONDUCTORS -- 2.4%
  Applied Materials*                                  58,140              2,666
  Intel                                              123,290              3,675
  JDS Uniphase*                                       14,090                130
  Texas Instruments                                   33,935              1,171
  Xilinx*                                              9,020                361
                                                                    -----------
                                                                          8,003
                                                                    -----------
TELECOMMUNICATIONS -- 4.1%
  AT&T                                                58,525              1,183
  AT&T Wireless Services*                             18,833                352
  BellSouth                                           17,820                725
  CenturyTel                                           7,775                241
  Nextel Communications, Cl A*                        25,105                418
  Qwest Communications International*                 27,655                719
  SBC Communications                                  74,115              3,337
  Sprint (FON Group)                                  31,595                737
  Sprint (PCS Group)*                                 21,975                570
  Verizon Communications                              81,380              4,407
  Williams Communications Group*                     100,392                217
  WorldCom*                                           55,370                775
  WorldCom - MCI Group*                                2,207                 29
                                                                    -----------
                                                                         13,710
                                                                    -----------
UTILITIES -- 1.3%
  AES*                                                15,190                582
  El Paso                                             13,165                681
  Enron (A)                                           13,420                609
  FirstEnergy (A)                                     23,725                720
  Williams (A)                                        57,045              1,911
                                                                    -----------
                                                                          4,503
                                                                    -----------
  TOTAL COMMON STOCKS
    (Cost $171,373)                                                     213,082
                                                                    -----------
--------------------------------------------------------------------------------
U.S. TREASURY OBLIGATIONS -- 3.5%
--------------------------------------------------------------------------------
  U.S. Treasury Bonds
    8.125%, 08/15/19                                   2,000              2,574
    7.250%, 05/15/16                                   4,000              4,704
    7.125%, 02/15/23                                   1,500              1,778
  U.S. Treasury Note
    6.125%, 08/15/07                                   2,500              2,679
                                                                    -----------
  TOTAL U.S. TREASURY OBLIGATIONS
    (Cost $10,945)                                                       11,735
                                                                    -----------
--------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY OBLIGATIONS-- 1.2%
--------------------------------------------------------------------------------
  FHLMC
    5.750%, 03/15/09                                   2,000              2,018
  FNMA
    6.375%, 06/15/09                                   2,000              2,091
                                                                    -----------
  TOTAL U.S. GOVERNMENT AGENCY OBLIGATIONS
    (Cost $3,985)                                                         4,109
                                                                    -----------
--------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY
MORTGAGE-BACKED OBLIGATIONS -- 12.3%
--------------------------------------------------------------------------------
  FHLMC
    6.000%, 02/01/28                                   2,296              2,249
  FNMA
    8.000%, 08/01/24                                     215                224
    8.000%, 05/01/25                                     661                687
    8.000%, 07/01/26                                     246                256

        The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
36                               1.800.433.6884

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

BALANCED FUND (CONTINUED)

--------------------------------------------------------------------------------
Description                                             Par (000)    Value (000)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY
MORTGAGE-BACKED OBLIGATIONS -- (CONTINUED)
--------------------------------------------------------------------------------
  FNMA -- (continued)
    7.500%, 08/01/01                                    $    294    $       299
    7.500%, 09/01/26                                         407            419
    7.500%, 03/01/27                                         258            266
    7.000%, 09/01/25                                         815            834
    7.000%, 09/01/26                                         618            632
    7.000%, 07/01/26                                         778            793
    7.000%, 12/01/27                                       1,481          1,508
    6.500%, 05/01/14                                       1,915          1,946
    6.500%, 03/01/24                                         213            213
    6.500%, 10/01/27                                         982            983
    6.500%, 01/01/28                                       1,789          1,790
    6.500%, 05/01/29                                       2,407          2,414
    6.000%, 03/01/28                                       1,458          1,427
    6.000%, 03/01/28                                       1,530          1,497
    6.000%, 05/01/28                                         795             778
  GNMA
    7.500%, 05/15/24                                         201            208
    7.500%, 09/15/25                                         372            387
    7.500%, 09/15/26                                         903            935
    7.500%, 09/15/26                                         560            583
    7.500%, 01/15/27                                       1,107          1,149
    7.000%, 02/15/26                                         546            560
    7.000%, 08/15/26                                       1,450          1,486
    7.000%, 10/15/27                                       1,168          1,199
    7.000%, 03/15/29                                       1,798          1,843
    6.500%, 01/15/29                                       2,374          2,392
    6.500%, 09/15/08                                       1,301          1,331
    6.500%, 05/15/28                                         765            771
    6.500%, 06/15/23                                         155            156
    6.500%, 02/15/24                                          69             70
    6.500%, 04/15/26                                         561            565
    6.000%, 04/15/29                                       3,575          3,534
    6.000%, 11/15/08                                       1,015          1,023
    6.000%, 12/15/28                                       2,022          1,999
    6.000%, 02/15/29                                       1,997          1,975
                                                                    -----------
TOTAL U.S. GOVERNMENT AGENCY
MORTGAGE-BACKED OBLIGATIONS
(Cost $40,610)                                                           41,381
                                                                    -----------
--------------------------------------------------------------------------------
CORPORATE OBLIGATIONS -- 17.8%
--------------------------------------------------------------------------------
  CONSUMER DISCRETION -- 1.8%
    JC Penney
      6.000%, 05/01/06                                     2,250          1,958
    Sears Roebuck Acceptance
      6.900%, 08/01/03                                     2,000          2,065
    Wal-Mart Stores
      5.875%, 10/15/05                                     2,000          2,058
                                                                    -----------
                                                                          6,081
                                                                    -----------
  CONSUMER STAPLES -- 2.3%
    General Mills, Ser E, MTN
      5.400%, 12/08/08                                     2,500          2,416
    Pepsi Bottling Holdings (D)
      5.375%, 02/17/04                                     3,000          3,041
    Ralston Purina
      7.750%, 10/01/15                                     2,000          2,303
                                                                    -----------
                                                                          7,760
                                                                    -----------
  ENERGY -- 0.3%
    Panhandle Eastern Pipe Line
      7.875%, 08/15/04                                     1,000          1,071
                                                                    -----------
  FINANCIALS -- 6.5%
    American General
      6.750%, 06/15/05                                     2,000          2,090
    American General Finance, Ser E, MTN
      6.250%, 12/18/02                                     2,000          2,053
    Bear Stearns (B) (C)
      4.055%, 01/08/02                                     4,000          4,000
    Chase Manhattan Bank
      6.700%, 08/15/08                                     1,500          1,538
    Citicorp
      6.750%, 08/15/05                                       450            470
    General Motors Acceptance
      5.750%, 11/10/03                                     2,600          2,659
    Golden West Financial
      6.700%, 07/01/02                                       150            153
    John Deere Capital
      7.000%, 10/15/02                                     1,500          1,549
    Lehman Brothers Holdings
      8.500%, 05/01/07                                     2,000          2,225
    Qwest Capital Funding
      6.375%, 07/15/08                                     2,000          1,963
    Royal Bank of Scotland Group
      6.375%, 02/01/11                                     2,500          2,503
    U.S. Bancorp
      6.875%, 09/15/07                                       500            522
                                                                    -----------
                                                                         21,725
                                                                    -----------

The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
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
[HIGHMARK FUNDS LOGO OMITTED]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

BALANCED FUND (CONTINUED)

--------------------------------------------------------------------------------
Description                                             Par (000)    Value (000)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CORPORATE OBLIGATIONS -- (CONTINUED)
--------------------------------------------------------------------------------
FOREIGN GOVERNMENTS -- 0.5%
  Hydro Quebec, Ser IO
    8.050%, 07/07/24                                    $    150    $       172
  Province of British Columbia, Ser 1
    7.000%, 01/15/03                                       1,500          1,551
                                                                    -----------
                                                                          1,723
                                                                    -----------
HEALTH CARE -- 1.4%
  Dow Chemical
    6.850%, 08/15/13                                       2,000          2,078
  Pharmacia
    5.875%, 12/01/08                                       2,500          2,522
                                                                    -----------
                                                                          4,600
                                                                    -----------
INDUSTRIALS -- 2.0%
  Caterpillar Tractor
    6.000%, 05/01/07                                         605            613
  Johnson Controls
    6.300%, 02/01/08                                       2,000          1,995
  Lockheed Martin
    7.700%, 06/15/08                                       2,000          2,175
  Raytheon
    6.550%, 03/15/10                                       2,000          1,913
                                                                    -----------
                                                                          6,696
                                                                    -----------
INFORMATION TECHNOLOGY -- 0.8%
  IBM
    8.375%, 11/01/19                                         200            235
  IBM, MTN
    5.370%, 09/22/03                                       2,500          2,547
                                                                    -----------
                                                                          2,782
                                                                    -----------
MATERIALS -- 1.0%
  EI du Pont de Nemours
    6.750%, 09/01/07                                       3,000          3,172
                                                                    -----------
TELECOMMUNICATIONS -- 1.2%
  Chesapeake & Potomac Telephone of Maryland
    8.000%, 10/15/29                                         175            191
    6.000%, 05/01/03                                       1,500          1,539
  New England Telephone & Telegraph
    7.875%, 11/15/29                                         250            274
  Vodafone Group
    6.650%, 05/01/08                                       2,000          2,030
                                                                    -----------
                                                                          4,034
                                                                    -----------
  TOTAL CORPORATE OBLIGATIONS
    (Cost $58,171)                                                       59,644
                                                                    -----------

-------------------------------------------------------------------------------------
Description                                             Shares/Par (000)   Value (000)
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
ASSET BACKED SECURITIES -- 1.1%
-------------------------------------------------------------------------------------
  Citibank Credit Card Master Trust,
    Ser 1998-3, Cl A
    5.800%, 02/07/05                                       $      3,000   $     3,073
  Contimortgage Home Equity Loan Trust,
    Ser 1995-3, Cl A4
    7.440%, 09/15/12                                                  3             3
  EQCC Home Equity Loan Trust,
    Ser 1996-3, Cl A6
    7.400%, 12/15/19                                                450           467
  Green Tree Financial,
    Ser 1995-9, Cl A5
    6.800%, 12/15/25                                                252           260
                                                                          -----------
  TOTAL ASSET BACKED SECURITIES
    (Cost $3,632)                                                               3,803
                                                                          -----------
-------------------------------------------------------------------------------------
REGULATED INVESTMENT COMPANIES -- 3.0%
-------------------------------------------------------------------------------------
  Janus Money Market (B)                                      5,000,000         5,000
  Merrimac Cash Fund (B)                                      5,000,000         5,000
                                                                          -----------
  TOTAL REGULATED INVESTMENT COMPANIES
    (Cost $10,000)                                                             10,000
                                                                          -----------
-------------------------------------------------------------------------------------
REPURCHASE AGREEMENTS -- 2.7%
-------------------------------------------------------------------------------------
  JP Morgan Securities, Inc.
    3.810%, dated 07/31/01, matures
    08/01/01, repurchase price $4,109,457
    (collateralized by a U.S. Treasury Bond,
    par value $3,390,000, 9.375%, 02/15/06,
    total market value $4,193,601)                         $      4,109         4,109
  Lehman Brothers, Inc.
    3.935%, dated 07/31/01, matures
    08/01/01, repurchase price $5,038,114
    (collateralized by various corporate
    obligations, par value $17,072,701,
    1.051-9.000%, 06/17/03-02/25/30, total
    market value $5,288,477) (B)                                  5,038         5,038
                                                                          -----------
  TOTAL REPURCHASE AGREEMENTS
    (Cost $9,147)                                                               9,147
                                                                          -----------
TOTAL INVESTMENTS -- 105.1%
  (Cost $307,863)                                                             352,901
                                                                          -----------
  PAYABLE UPON RETURN OF SECURITIES LOANED -- (5.7%)                          (19,038)
  OTHER ASSETS AND LIABILITIES -- 0.6%                                          1,827
                                                                          -----------
  OTHER ASSETS AND LIABILITIES, NET -- (5.1%)                                 (17,211)
                                                                          -----------

        The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
38                               1.800.433.6884

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

BALANCED FUND (CONCLUDED)

--------------------------------------------------------------------------------
Description                                                          Value (000)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NET ASSETS:
--------------------------------------------------------------------------------
  Paid-in-Capital of Fiduciary Shares
    (unlimited authorization-- no par value)
    based on 22,903,214 outstanding shares
    of beneficial interest                                          $   270,489
  Paid-in-Capital of Class A Shares
    (unlimited authorization -- no par value)
    based on 649,766 outstanding shares
    of beneficial interest                                                7,930
  Paid-in-Capital of Class B Shares
    (unlimited authorization -- no par value)
    based on 373,002 outstanding shares
    of beneficial interest                                                6,070
  Paid-in-Capital of Class C Shares
    (unlimited authorization -- no par value)
    based on 7,330 outstanding shares
    of beneficial interest                                                  110
  Undistributed net investment income                                        48
  Accumulated net realized gain on investments                            6,005
  Net unrealized appreciation on investments                             45,038
                                                                    -----------
TOTAL NET ASSETS -- 100.0%                                          $   335,690
                                                                    ===========
NET ASSET VALUE, OFFERING AND REDEMPTION
  PRICE PER SHARE -- FIDUCIARY SHARES                                    $14.03
                                                                    ===========

NET ASSET VALUE AND REDEMPTION
  PRICE PER SHARE -- CLASS A SHARES                                      $14.01
                                                                    ===========

MAXIMUM OFFERING PRICE PER SHARE --
  CLASS A SHARES ($14.01 \ 94.5%)                                        $14.83
                                                                    ===========

NET ASSET VALUE AND OFFERING
  PRICE PER SHARE -- CLASS B SHARES (E)                                  $13.99
                                                                    ===========

NET ASSET VALUE AND OFFERING
  PRICE PER SHARE -- CLASS C SHARES (E)                                  $13.99
                                                                    ===========

--------------------------------------------------------------------------------
*   NON-INCOME PRODUCING SECURITIES
(A) THIS SECURITY OR A PARTIAL POSITION OF THIS SECURITY IS ON LOAN AT JULY 31, 2001 (SEE NOTE 5). THE TOTAL VALUE OF SECURITIES ON LOAN AT JULY 31, 2001 WAS $18,430,895.
(B) THIS SECURITY WAS PURCHASED WITH CASH COLLATERAL HELD FROM SECURITIES
    LENDING.
(C) FLOATING RATE SECURITY.
(D) SECURITIES SOLD WITHIN THE TERMS OF A PRIVATE PLACEMENT MEMORANDUM, EXEMPT FROM REGISTRATION UNDER SECTION 3A-4, 4(2) OR 144A OF THE SECURITIES ACT OF 1933 AS AMENDED, AND MAY BE SOLD ONLY TO THE DEALERS IN THAT PROGRAM OR OTHER "ACCREDITED INVESTORS."
(E) CLASS B AND CLASS C HAVE CONTINGENT DEFERRED SALES CHARGES. FOR A DESCRIPTION OF POSSIBLE REDEMPTION CHARGES, SEE THE NOTES TO THE FINANCIAL STATEMENTS.
ADR -- AMERICAN DEPOSITORY RECEIPT
CL -- CLASS
FHLMC -- FEDERAL HOME LOAN MORTGAGE CORPORATION
FNMA -- FEDERAL NATIONAL MORTGAGE ASSOCIATION
GNMA -- GOVERNMENT NATIONAL MORTGAGE ASSOCIATION
MTN -- MEDIUM TERM NOTE
SER -- SERIES

The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
                             WWW.HIGHMARKFUNDS.COM                            39

[HIGHMARK FUNDS LOGO OMITTED]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

SCHEDULE OF INVESTMENTS

JULY 31, 2001

SMALL CAP VALUE FUND

--------------------------------------------------------------------------------
Description                                         Shares           Value (000)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
COMMON STOCKS -- 79.0%
--------------------------------------------------------------------------------
BANKS -- 3.0%
  Cullen/Frost Bankers                               28,900         $     1,015
  East-West Bancorp                                  18,700                 477
  Pacific Capital Bancorp                            44,200               1,326
                                                                    -----------
                                                                          2,818
                                                                    -----------
CONSUMER DISCRETION -- 14.3%
  Advanced Marketing Services                        60,750               1,054
  Big Lots*                                         141,800               1,862
  Bush Industries, Cl A                              84,600               1,013
  Dress Barn*                                        31,700                 727
  K2*                                                42,100                 380
  Neiman-Marcus Group, Cl A*                         12,200                 403
  Rent-Way* (A)                                      60,300                 534
  Tropical Sportswear International*                 43,000                 817
  Value City Dept Stores*                           219,400               1,369
  Venator Group*                                     58,700                 969
  Visteon                                           127,700               2,698
  Wyndham International, Cl A*                      706,600               1,745
                                                                    -----------
                                                                         13,571
                                                                    -----------
CONSUMER STAPLES -- 3.7%
  Chattem*                                           47,800                 573
  Sensient Technologies                              53,400               1,095
  Wild Oats Markets* (A)                            185,900               1,813
                                                                    -----------
                                                                          3,481
                                                                    -----------
ENERGY -- 5.2%
  Mitcham Industries*                               107,150                 525
  Ocean Energy                                       96,800               1,901
  Santa Fe International                             40,600               1,214
  Swift Energy*                                      42,100               1,315
                                                                    -----------
                                                                          4,955
                                                                    -----------
FINANCIALS -- 15.9%
  Alexandria Real Estate Equities                    31,900               1,254
  American Capital Strategies                        56,200               1,534
  BankAtlantic Bancorp, Cl A (A)                    174,700               1,791
  Golden State Bancorp                               32,500               1,080
  La Quinta Properties*                             431,800               2,219
  PartnerRe                                          35,300               1,756
  Phoenix* (A)                                       47,500                 810
  Reckson Associates Realty                          69,300               1,535
  Scottish Annuity & Life Holdings                  115,800               2,067
  Webster Financial                                  30,200               1,079
                                                                    -----------
                                                                         15,125
                                                                    -----------
HEALTH CARE -- 6.5%
  AP Pharma*                                         85,500                 203
  Cohesion Technologies*                            150,100                 548
  Embrex*                                            66,540               1,079
  Scios* (A)                                         35,100                 793
  Sola International*                               146,000               2,000
  Women First Healthcare*                           150,300               1,550
                                                                    -----------
                                                                          6,173
                                                                    -----------
INDUSTRIALS -- 8.5%
  CNF                                                35,000               1,136
  Flow International*                               104,700               1,452
  Modtech Holdings*                                 166,300               1,380
  Moog, Cl A*                                        78,900               2,722
  Roper Industries                                   25,100                 950
  URS*                                               20,100                 492
                                                                    -----------
                                                                          8,132
                                                                    -----------
INFORMATION TECHNOLOGY -- 8.3%
  Applied Films*                                     45,200               1,112
  Autodesk                                           26,500                 988
  Craftmade International                           105,600               1,357
  Exponent*                                          98,350                 990
  Peregrine Systems* (A)                             63,300               1,731
  Take-Two Interactive Software* (A)                 87,900               1,746
                                                                    -----------
                                                                          7,924
                                                                    -----------
MATERIALS -- 6.1%
  Calgon Carbon                                      98,000                 830
  Cambrex                                            14,400                 686
  International Specialty Products*                  47,700                 479
  Massey Energy                                      72,700               1,249
  Minerals Technologies                              28,600               1,215
  Pactiv*                                            89,200               1,385
                                                                    -----------
                                                                          5,844
                                                                    -----------
SEMICONDUCTORS -- 0.9%
  Richardson Electronics                             70,700                 831
                                                                    -----------
UTILITIES -- 6.6%
  Allete                                             87,200               2,066
  Atmos Energy                                       41,775                 844
  Oneok                                              85,300               1,552
  Questar                                            79,000               1,860
                                                                    -----------
                                                                          6,322
                                                                    -----------
  TOTAL COMMON STOCKS
    (Cost $70,363)                                                       75,176
                                                                    -----------

        The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
40                               1.800.433.6884

[GRAPHIC OMITTED]

SCHEDULE OF INVESTMENTS

JULY 31, 2001

SMALL CAP VALUE FUND (CONCLUDED)

--------------------------------------------------------------------------------
Description                                      Shares/Par (000)    Value (000)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
REGULATED INVESTMENT COMPANIES -- 10.0%
--------------------------------------------------------------------------------
  iShares Russell 2000 Value Index Fund                   32,500    $     4,099
  iShares S&P SmallCap 600 Index Fund (A)                 25,300          2,865
  Janus Money Fund (B)                                 2,500,000          2,500
                                                                    -----------
  TOTAL REGULATED INVESTMENT COMPANIES
    (Cost $9,494)                                                         9,464
                                                                    -----------
--------------------------------------------------------------------------------
REPURCHASE AGREEMENT -- 15.1%
--------------------------------------------------------------------------------
  JP Morgan Securities, Inc.
    3.810%, dated 07/31/01, matures 08/01/01,
    repurchase price $7,323,421
    (collateralized by a U.S. Treasury Bond,
    par value $5,320,000, 8.875%,
    02/15/19, total market value $7,471,661)         $     7,323          7,323
  Lehman Brothers, Inc.
    3.935%, dated 07/31/01, matures 08/01/01,
    repurchase price $7,026,618
    (collateralized by various corporate
    obligations, par value $23,811,164,
    1.051-9.000%, 06/17/03-02/25/30, total
    market value $7,375,798) (B)                           7,026          7,026
                                                                    -----------
  TOTAL REPURCHASE AGREEMENTS
    (Cost $14,349)                                                       14,349
                                                                    -----------
TOTAL INVESTMENTS -- 104.1%
  (Cost $94,206)                                                    $    98,989
                                                                    ===========

--------------------------------------------------------------------------------
PERCENTAGES ARE BASED ON NET ASSETS OF $95,117,143.
*   NON-INCOME PRODUCING SECURITIES
(A) THIS SECURITY OR A PARTIAL POSITION OF THIS SECURITY IS ON LOAN AT JULY 31, 2001 (SEE NOTE 5). THE TOTAL VALUE OF SECURITIES ON LOAN AT JULY 31, 2001 WAS $9,108,082.
(B) THIS SECURITY PURCHASED WITH CASH COLLATERAL HELD FROM SECURITIES LENDING. CL -- CLASS

The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
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
[HIGHMARK FUNDS LOGO OMITTED]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

INTERNATIONAL EQUITY FUND

--------------------------------------------------------------------------------
Description                                             Shares       Value (000)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FOREIGN COMMON STOCKS -- 92.5%
--------------------------------------------------------------------------------
BELGIUM -- 2.0%
  Fortis, Cl B (A)                                       41,500     $     1,085
  Interbrew*                                             46,690           1,226
                                                                    -----------
                                                                          2,311
                                                                    -----------
CHINA -- 0.4%
  China Mobile*                                         117,000             519
                                                                    -----------
DENMARK -- 1.1%
  Group 4 Falck                                          11,590           1,341
                                                                    -----------
FINLAND -- 1.8%
  Nokia Oyj (A)                                          97,820           2,153
                                                                    -----------
FRANCE -- 14.8%
  Accor                                                  17,000             684
  Altran Technologies (A)                                 7,960             405
  Aventis                                                37,175           2,858
  BNP Paribas                                            16,760           1,456
  Carrefour                                               7,142             403
  Cie Generale D'Optique Essilor International            4,749           1,411
  Dassault Systemes                                      20,560             868
  GFI Informatique (A)                                   90,768           1,349
  Lafarge                                                 4,352             372
  Orange* (A)                                            37,500             298
  Pechiney, Cl A                                         25,300           1,295
  Pinault-Printemps-Redoute (A)                           6,350             938
  Societe Television Francaise 1                         41,140           1,388
  Suez                                                   43,250           1,460
  TotalFinaElf (A)                                       12,750           1,814
  Vivendi Universal (A)                                   9,300             545
                                                                    -----------
                                                                         17,544
                                                                    -----------
GERMANY -- 5.3%
  Allianz (A)                                             3,750           1,052
  Bayerische Motoren Werke                               32,540           1,145
  Dresdner Bank (A)                                      32,450           1,306
  Fresenius Medical Care                                 18,640           1,461
  Henkel KGaA                                            20,470           1,289
                                                                    -----------
                                                                          6,253
                                                                    -----------
HONG KONG -- 2.6%
  Cheung Kong Holdings                                   79,500             787
  Hong Kong Electric Holdings                           306,000           1,095
  HSBC Holdings                                          26,000             297
  Hutchison Whampoa                                      96,500             931
                                                                    -----------
                                                                          3,110
                                                                    -----------
IRELAND -- 1.1%
  Bank of Ireland*                                      136,420           1,295
                                                                    -----------
ITALY -- 2.7%
  ENI-Ente Nazionale Idrocarburi*                       261,419           3,177
                                                                    -----------
JAPAN -- 18.8%
  Canon                                                  74,000           2,501
  Dai Nippon Printing                                   107,000           1,221
  Daito Trust Construction                               78,300           1,314
  Fuji Photo Film                                        19,000             752
  Fujitsu                                                   500               5
  Honda Motor                                            12,000             546
  Ito-Yokado                                             11,000             484
  Jusco                                                  59,000           1,446
  Matsushita Electric Industrial                         87,000           1,212
  Mitsubishi                                            158,000           1,237
  Murata Manufacturing                                   15,550             996
  Nomura Securities                                      37,000             604
  NTT Docomo                                                146           2,022
  Rohm                                                    3,700             510
  Sanyo Electric (A)                                    225,000           1,238
  Seven - Eleven                                         13,500             491
  Sharp (A)                                             113,000           1,299
  Sony (A)                                               18,000             886
  Takeda Chemical Industries                             61,000           2,813
  Toyota Motor                                           19,600             647
                                                                    -----------
                                                                         22,224
                                                                    -----------
NETHERLANDS -- 9.1%
  Gucci Group                                            14,263           1,221
  Heineken                                               11,425             451
  IHC Caland                                              9,347             439
  ING Groep                                             100,970           3,290
  Koninklijke Ahold                                      43,940           1,320
  Koninklijke Philips Electronics                        48,535           1,357
  TNT Post Group                                         65,207           1,324
  Vedior                                                111,760           1,085
  VNU                                                     8,350             297
                                                                    -----------
                                                                         10,784
                                                                    -----------
SPAIN -- 2.8%
  Banco Santander Central Hispano                        72,500             638
  Endesa                                                 16,800             274
  NH Hoteles*                                           101,635           1,161
  Telefonica*                                            96,510           1,175
                                                                    -----------
                                                                          3,248
                                                                    -----------

        The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
42                               1.800.433.6884

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

INTERNATIONAL EQUITY FUND (CONTINUED)

--------------------------------------------------------------------------------
Description                                              Shares      Value (000)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FOREIGN COMMON STOCKS -- (CONTINUED)
--------------------------------------------------------------------------------
SWEDEN -- 0.4%
  Skandia Forsakrings                                      45,500   $       420
                                                                    -----------
SWITZERLAND -- 4.3%
  Nestle                                                   11,600         2,485
  Novartis                                                 26,700           929
  UBS                                                      36,975         1,677
                                                                    -----------
                                                                          5,091
                                                                    -----------
TAIWAN -- 0.1%
  Taiwan Semiconductor Manufacturing, ADR*                  9,740           159
                                                                    -----------
UNITED KINGDOM -- 25.2%
  Barclays                                                 60,500         1,794
  BG Group                                                588,800         2,350
  BOC Group                                                97,000         1,348
  British Telecommunications                              251,600         1,750
  Cadbury Schweppes                                       183,000         1,247
  Carphone Warehouse Group*                               354,228           649
  CGNU                                                     44,400           626
  Dixons Group                                            159,129           520
  Energis*                                                233,000           405
  Galen Holdings                                           40,307           431
  GlaxoSmithKline                                         115,131         3,326
  Hays                                                    220,000           552
  Hilton Group                                            182,000           635
  HSBC Holdings                                            98,100         1,136
  Michael Page International*                             240,000           518
  P&O Princess Cruises                                    249,500         1,324
  Reckitt Benckiser                                        92,100         1,365
  Reed International                                      109,500           939
  Royal Bank of Scotland Group                             24,700           563
  Schroders                                               103,162         1,249
  Scottish & Southern Energy                              131,500         1,262
  Shire Pharmaceuticals*                                   70,000         1,151
  Spectris                                                157,658           912
  Tesco                                                   528,050         1,889
  Unilever                                                115,000           982
  Vodafone Group                                          377,000           825
                                                                    -----------
                                                                         29,748
                                                                    -----------
  TOTAL FOREIGN COMMON STOCKS
    (Cost $114,443)                                                     109,377
                                                                    -----------
--------------------------------------------------------------------------------
CORPORATE BONDS -- 6.3%
--------------------------------------------------------------------------------
  Bear Stearns (B) (C)
    4.075%, 05/08/02                                   $    5,000   $     5,000
  Lehman Brothers Holdings (B) (C)
    3.840%, 11/23/01                                        2,500         2,500
                                                                    -----------
  TOTAL CORPORATE BONDS
    (Cost $7,500)                                                         7,500
                                                                    -----------
--------------------------------------------------------------------------------
REGULATED INVESTMENT COMPANIES -- 9.3%
--------------------------------------------------------------------------------
  SEI Daily Income Trust
    Money Market Fund                                   8,237,784         8,238
  SEI Daily Income Trust
    Prime Obligation Fund                               2,790,000         2,790
                                                                    -----------
  TOTAL REGULATED INVESTMENT COMPANIES
    (Cost $11,028)                                                       11,028
                                                                    -----------
--------------------------------------------------------------------------------
CASH EQUIVALENTS -- 3.6%
--------------------------------------------------------------------------------
  UBOC Money Market Demand Deposit                      4,224,474         4,224
                                                                    -----------
  TOTAL CASH EQUIVALENTS
    (Cost $4,224)                                                         4,224
                                                                    -----------
--------------------------------------------------------------------------------
REPURCHASE AGREEMENT -- 1.9%
--------------------------------------------------------------------------------
  Lehman Brothers, Inc.
    3.935%, dated 07/31/01, matures 08/01/01,
    repurchase price $2,202,930
    (collateralized by various corporate
    obligations, par value $7,465,088,
    1.051-9.000%, 06/17/03-02/25/30, total
    market value $2,312,402) (B)                       $     2,203        2,203
                                                                    -----------
  TOTAL REPURCHASE AGREEMENT
    (Cost $2,203)                                                         2,203
                                                                    -----------
TOTAL INVESTMENTS -- 113.6%
(Cost $139,398)                                                         134,332
                                                                    -----------
  PAYABLE UPON RETURN OF SECURITIES LOANED -- (8.2%)                     (9,703)
  OTHER ASSETS AND LIABILITIES -- (5.4%)                                 (6,381)
                                                                    -----------
OTHER ASSETS AND LIABILITIES, NET -- (13.6%)                            (16,084)
                                                                    -----------

The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
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
[HIGHMARK FUNDS LOGO OMITTED]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

INTERNATIONAL EQUITY FUND (CONCLUDED)

--------------------------------------------------------------------------------
Description                                                          Value (000)
--------------------------------------------------------------------------------
NET ASSETS:

  Paid-in Capital of Fiduciary Shares
    (unlimited authorization -- no par value)
    based on 3,794,619 outstanding shares
    of beneficial interest                                          $   132,192
  Paid-in Capital of Class A Shares
    (unlimited authorization -- no par value)
    based on 171,364 outstanding shares
    of beneficial interest                                                4,365
  Paid-in Capital of Class B Shares
    (unlimited authorization -- no par value)
    based on 29,566 outstanding shares
    of beneficial interest                                                1,267
  Paid-in Capital of Class C Shares
    (unlimited authorization -- no par value)
    based on 516 outstanding shares
    of beneficial interest                                                   22
  Distributions in excess of net investment income                          (50)
  Accumulated net realized loss on investments                          (14,521)
  Net unrealized appreciation on
    forward foreign currency contracts,
    foreign currency and translation of
    other assets and liabilities in foreign currency                         39
  Net unrealized depreciation on investments                             (5,066)
                                                                    -----------
TOTAL NET ASSETS -- 100.0%                                          $   118,248
                                                                    ===========

NET ASSET VALUE, OFFERING AND REDEMPTION
  PRICE PER SHARE -- FIDUCIARY SHARES                                    $29.60
                                                                    ===========

NET ASSET VALUE AND REDEMPTION
  PRICE PER SHARE -- CLASS A SHARES                                      $29.43
                                                                    ===========

MAXIMUM OFFERING PRICE PER SHARE --
  CLASS A SHARES ($29.43 \ 94.5%)                                        $31.14
                                                                    ===========

NET ASSET VALUE AND OFFERING
  PRICE PER SHARE -- CLASS B SHARES (D)                                  $29.26
                                                                    ===========

NET ASSET VALUE AND OFFERING
  PRICE PER SHARE -- CLASS C SHARES (D)                                  $29.26
                                                                    ===========

--------------------------------------------------------------------------------
*   NON-INCOME PRODUCING SECURITIES
(A) THIS SECURITY OR A PARTIAL POSITION OF THIS SECURITY IS ON LOAN AT JULY 31, 2001 (SEE NOTE 5). THE TOTAL VALUE OF SECURITIES ON LOAN AT JULY 31, 2001 WAS $7,847,670.
(B) THIS SECURITY PURCHASED WITH CASH COLLATERAL HELD FROM SECURITIES LENDING.
(C) FLOATING RATE SECURITY
(D) CLASS B AND CLASS C HAVE CONTINGENT DEFERRED SALES CHARGES. FOR A DESCRIPTION OF POSSIBLE REDEMPTION CHARGES, SEE THE NOTES TO THE FINANCIAL STATEMENTS.
ADR -- AMERICAN DEPOSITORY RECEIPT
CL -- CLASS

        The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
44                               1.800.433.6884

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND

--------------------------------------------------------------------------------
Description                                             Par (000)    Value (000)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CALIFORNIA MUNICIPAL BONDS -- 97.5%
--------------------------------------------------------------------------------
  Alameda County, Santa Rita Jail Project,
    COP, MBIA Insured
    5.250%, 12/01/04                                    $    500    $       537
  Anaheim, Public Financing Authority,
    Electric Utility Projects, RB, MBIA Insured
    Callable 04/01/03 @ 102
    5.500%, 10/01/10                                       1,750          1,833
  Anaheim, Water Authority, RB
    Callable 09/07/01 @ 100
    5.750%, 04/01/04                                         250            250
  Atascadero, Unified School District,
    Measure B, Capital Projects,
    Ser A, COP, MBIA Insured
    Callable 08/01/06 @ 102
    5.200%, 08/01/08                                       1,000          1,086
  Bakersfield, Convention Center Expansion
    Project, COP, MBIA Insured
    5.300%, 04/01/06                                         500            543
  Berkeley, Unified School District,
    Ser D, GO, FGIC Insured
    8.250%, 08/01/05                                         345            410
  Berryessa, Unified School District,
    GO, MBIA Insured
    5.375%, 03/01/12                                         460            503
  Brentwood, Unified School District,
    Election 1997 Project, Ser B, GO,
    FGIC Insured
    Callable 08/01/10 @ 101
    4.850%, 08/01/14                                         410            419
  Burlingame, Elementary School District,
    GO, FSA Insured
    5.250%, 07/15/16                                         795            844
  California State, Department of Water
    Resources, Central Valley Project,
    Water System, Ser J-2, RB
    6.000%, 12/01/06                                       1,400          1,582
  California State, Department of Water
    Resources, Central Valley Project,
    Water System, Ser Q, RB
    6.000%, 12/01/07                                       1,500          1,710
    6.000%, 12/01/09                                         500            571
  California State, Educational Facilities
    Authority, Loyola-Marymount University,
    RB, MBIA Insured Callable 10/01/11 @ 101
    4.500%, 10/01/12                                       1,560          1,585
  California State, Educational Facilities
    Authority, Pooled College & University
    Projects, Ser C, RB, MBIA Insured
    5.000%, 03/01/06                                         655            702
  California State, GO
    7.000%, 08/01/07                                       1,000          1,169
    6.250%, 04/01/08                                       1,000          1,131
    6.250%, 09/01/08                                         695            791
  California State, GO, AMBAC Insured
    6.500%, 09/01/06                                       1,000          1,147
  California State, GO, FGIC Insured
    4.500%, 09/01/10                                       1,000          1,032
  California State, Public Works Board Lease,
    Department of Corrections,
    State Prison Project, Ser E, RB, FSA Insured
    6.000%, 06/01/08                                       1,165          1,324
  California State, Public Works Board Lease,
    Various University of California Projects,
    Ser A, RB, AMBAC Insured
    Callable 12/01/07 @ 102
    5.100%, 12/01/10                                       1,000          1,072
  Central Coast, Water Authority,
    Water Project Regional Facilities,
    Ser A, RB, AMBAC Insured
    Callable 10/01/06 @ 102
    5.000%, 10/01/07                                       2,100          2,276
  Coachella Valley, Water District
    Improvement Authority, Flood Control
    Project, COP, AMBAC Insured
    4.500%, 10/01/06                                       1,045          1,105
  Coast Community College, Coastline
    Community College Center Project,
    COP, MBIA Insured
    Callable 02/01/06 @102
    5.500%, 02/01/11                                         640            688
    5.200%, 02/01/08                                         500            540
  Conejo Valley, Unified School District, GO
    5.000%, 08/01/09                                       1,000          1,077
  Contra Costa County, Merrithew Memorial
    Hospital Project, COP, MBIA Insured
    Callable 11/01/07 @ 102
    5.500%, 11/01/12                                       2,160          2,330
    5.200%, 11/01/09                                       2,000          2,172
  Contra Costa, Transportation Authority,
    Sales Tax, Ser A, ETM, RB
    Callable 09/07/01 @ 102
    6.875%, 03/01/07                                         500            560
  Contra Costa, Transportation Authority,
    Sales Tax, Ser A, RB, FGIC Insured
    6.000%, 03/01/06                                       2,200          2,453
    6.000%, 03/01/09                                       1,000          1,139

        The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
                             WWW.HIGHMARKFUNDS.COM                            45

[HIGHMARK FUNDS LOGO OMITTED]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND (CONTINUED)

--------------------------------------------------------------------------------
Description                                             Par (000)    Value (000)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CALIFORNIA MUNICIPAL BONDS -- (CONTINUED)
--------------------------------------------------------------------------------
  Contra Costa, Transportation Authority,
    Sales Tax, Ser A, RB, FGIC Insured
    Callable 03/01/05 @ 100
    5.300%, 03/01/06                                    $    600    $       640
  Contra Costa, Water District Authority,
    Ser G, RB, MBIA Insured
    Callable 10/01/04 @ 102
    5.700%, 10/01/06                                       2,500          2,734
  Cupertino, Ser A, COP
    Callable 01/01/03 @ 102
    5.500%, 01/01/05                                         500            527
  Desert Sands, Unified School District,
    Capital Projects, COP, FSA Insured
    Callable 03/01/05 @ 102
    5.500%, 03/01/09                                         565            607
    5.400%, 03/01/08                                         660            710
  Downey, Civic Center Project, COP, MBIA Insured
    5.300%, 02/01/06                                         600            650
  East Bay, Municipal Utility District,
    Wastewater Treatment System, RB,
    FGIC Insured
    6.000%, 06/01/06                                         750            841
  East Bay, Municipal Utility District,
    Water System Project, RB,
    MBIA Insured
    Callable 06/01/11 @ 100
    5.250%, 06/01/14                                       1,000          1,050
  Eastern Municipal Water District,
    COP Prerefunded @100 (A)
    6.900%, 11/01/02                                       1,755          1,849
  Eastern Municipal Water District,
    Ser A, COP, FGIC Insured
    Callable 07/01/11 @ 100
    5.250%, 07/01/13                                       1,000          1,062
  Eastern Municipal Water District,
    Water Treatment Plant, COP, FGIC Insured
    5.000%, 07/01/04                                       1,000          1,059
  Escondido, Unified High School District,
    ETM, GO, MBIA Insured
    5.200%, 11/01/06                                       1,000          1,096
  Escondido, Unified High School District,
    ETM, GO, MBIA Insured
    Callable 11/01/06 @ 102
    5.600%, 11/01/09                                       1,000          1,097
  Fremont, Unified High School District,
    Santa Clara, Ser B, GO
    5.000%, 09/01/10                                         600            644
  Fresno, Joint Powers Financing Authority,
    Fresno City Hall, RB, AMBAC Insured
    Callable 08/01/10 @ 100
    4.600%, 08/01/11                                         500            518
  Gilroy, Unified School District,
    Measure J Capital Projects, GO,
    FSA Insured
    Prerefunded @ 102 (A)
    5.750%, 09/01/04                                       1,235          1,365
  Glendale, Unified School District,
    Ser A, GO, FGIC Insured
    5.500%, 09/01/05                                         600            656
  Glendale, Unified School District,
    Ser B, GO, FSA Insured
    Callable 09/01/08 @ 101
    4.625%, 09/01/09                                         670            705
  Hawthorne, School District,
    Ser A, GO, FGIC Insured
    4.650%, 11/01/06                                       1,000          1,066
  Hollister, Redevelopment Agency,
    Community Development Project, TA,
    AMBAC Insured
    Callable 10/01/07 @102
    5.000%, 10/01/08                                         740            801
  Industry, GO, FGIC Insured
    Callable 07/01/05 @100.625
    5.500%, 07/01/10                                         670            713
  Joshua Basin-Hi Desert Financing
    Authority, Water District Project,
    RB, AMBAC Insured
    4.900%, 05/01/09                                         465            497
    4.800%, 05/01/08                                         445            475
  Kings River, Conservation District,
    Pine Flat Power, Ser F, RB
    4.625%, 01/01/11                                         500            519
  Las Virgenes, Unified School District,
    Ser A, ETM, GO, MBIA Insured
    5.000%, 11/01/05                                       1,000          1,079
  Livermore-Amador Valley,
    Water Management Authority,
    Ser A, RB, AMBAC Insured
    Callable 08/01/11 @ 100
    5.250%, 08/01/14                                         750            788
  Los Angeles County, Metropolitan
    Transportation Authority, Sales Tax
    Project, C-2nd Ser, Ser A, RB, FGIC Insured
    5.000%, 07/01/10                                       2,000          2,145

        The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
46                               1.800.433.6884

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND (CONTINUED)

--------------------------------------------------------------------------------
Description                                             Par (000)    Value (000)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CALIFORNIA MUNICIPAL BONDS -- (CONTINUED)
--------------------------------------------------------------------------------
  Los Angeles County, Public Works
    Financing Authority, Regional Park &
    Open Space District, Ser A, RB
    5.250%, 10/01/05                                    $  1,700    $     1,842
  Los Angeles County, Public Works
    Financing Authority, Regional Park &
    Open Space District, Ser A, RB
    Callable 10/01/07 @ 101
    5.500%, 10/01/08                                       3,395          3,773
  Los Angeles, Department of Airports,
    Ser A, RB, FGIC Insured
    6.000%, 05/15/05                                       1,550          1,711
  Los Angeles, Department of Airports,
    Ser A, RB, FGIC Insured
    Callable 05/15/05 @101
    5.500%, 05/15/08                                       1,000          1,075
  Los Angeles, Department of Airports,
    Ser B, RB, FGIC Insured
    6.500%, 05/15/04                                       3,340          3,657
  Los Angeles, Department of Water & Power,
    Ser A-A-1, RB, MBIA Insured
    5.250%, 07/01/10                                       1,000          1,091
  Los Angeles, Ser A, GO, MBIA Insured
    5.500%, 09/01/04                                         700            753
  Los Angeles, Unified School District,
    Ser A, GO, FGIC Insured
    6.000%, 07/01/07                                       1,300          1,474
    6.000%, 07/01/10                                         750            858
    6.000%, 07/01/11                                       1,110          1,279
  Los Angeles, Unified School District,
    Ser D, GO, FGIC Insured
    Callable 07/01/10 @ 100
    5.500%, 07/01/13                                       2,000          2,173
  Los Angeles, Waste Water Systems,
    Ser B, RB, FGIC Insured
    5.250%, 06/01/07                                       1,000          1,093
  Los Angeles, Waste Water Systems,
    Ser C, RB, MBIA Insured
    5.375%, 06/01/12                                         500            548
  Los Gatos-Saratoga, Joint Unified High
    School, Election of 1998 Project,
    Ser B, GO
    Callable 12/01/10 @ 101
    4.750%, 12/01/13                                         365            374
    4.600%, 12/01/12                                         875            896
  Menlo Park, Community Development
    Agency, Las Pulgas Community
    Development Project, TA, AMBAC Insured
    Callable 06/01/10 @ 102
    4.650%, 06/01/11                                         520            542
  Merced County, Construction & Equipment
    Project, CSAC Lease, COP, FSA Insured
    Callable 10/01/02 @ 101
    6.000%, 10/01/05                                         610            640
  Merced County, Construction & Equipment
    Project, CSAC Lease, ETM, COP, FSA Insured
    Callable 10/01/02 @ 101
    6.000%, 10/01/05                                         640            672
  Metropolitan, Water District of
    Southern California, Ser A, RB
    5.250%, 07/01/11                                       1,000          1,091
  Metropolitan, Water District of
    Southern California, Ser A, RB
    Callable 07/01/11 @ 101
    5.375%, 07/01/12                                       1,000          1,091
  Metropolitan, Water District of
    Southern California, Waterworks
    Project, Ser B, GO
    4.000%, 03/01/11                                       1,000            994
  Metropolitan, Water District of
    Southern California, Ser B, RB,
    MBIA Insured
    Callable 07/01/06 @ 102
    5.250%, 07/01/07                                       1,820          1,991
  Metropolitan, Water District of
    Southern California, Ser C, RB
    Callable 01/01/07 @102
    6.000%, 07/01/07                                       1,900          2,154
  Milpitas, Redevelopment Agency,
    Redevelopment Project, Area No. 1,
    TA, MBIA Insured
    4.600%, 01/15/06                                       1,040          1,096
  Mojave, Water Agency, Supplemental
    Water Entitlement, COP, MBIA Insured
    Callable 09/01/07 @ 102
    5.100%, 09/01/08                                         500            544
  Mountain View, Los Altos High School District,
    Ser B, GO
    Callable 05/01/07 @ 102
    5.650%, 05/01/12                                         585            635
    5.350%, 05/01/09                                         755            824
    5.250%, 05/01/08                                         500            547

The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
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
[HIGHMARK FUNDS LOGO OMITTED]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS

JULY 31, 2001

CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND (CONTINUED)

--------------------------------------------------------------------------------
Description                                             Par (000)    Value (000)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CALIFORNIA MUNICIPAL BONDS -- (CONTINUED)
--------------------------------------------------------------------------------
  Mountain View, Shoreline Regional Park
    Community, Ser A, TA, MBIA Insured
    Callable 08/01/06 @102
    5.600%, 08/01/10                                    $    500    $       546
    5.400%, 08/01/08                                         700            768
  Northern California, Power Agency,
    Multiple Capital Facilities, Ser A,
    RB, MBIA Insured Subject to Crossover
    Refunding, 08/01/02 @102
    6.400%, 08/01/07                                       1,420          1,497
  Oak Park, Unified School District,
    GO, MBIA Insured
    5.250%, 05/01/08                                       1,015          1,110
  Orange County, Local Transportation
    Authority, Measure M, First Senior, RB
    6.000%, 02/15/07                                       2,040          2,292
  Orange County, Local Transportation
    Authority, Measure M, Second Senior, RB,
    FGIC Insured
    6.000%, 02/15/07                                       2,345          2,641
    5.800%, 02/15/05                                       1,000          1,091
  Orange County, Local Transportation
    Authority, Measure M, Second Senior,
    Ser A, RB, MBIA Insured
    5.500%, 02/15/08                                       3,300          3,647
  Orange County, Municipal Water District,
    Allen-McColloch Pipeline Project, COP,
    MBIA Insured
    5.500%, 07/01/05                                       2,000          2,178
    Orange County, Water District, Ser A, COP,
      MBIA Insured
      Callable 08/15/07 @101
      4.875%, 08/15/10                                     2,000          2,105
    Port Oakland, Ser D, RB, MBIA Insured
      6.500%, 11/01/03                                       500            539
    Redding, Electric System, Ser A, COP,
      MBIA Insured
      6.150%, 07/01/02                                     1,000          1,031
    Redwood City, Elementary School District,
      GO, FGIC Insured
      5.500%, 08/01/10                                     1,140          1,267
      5.500%, 08/01/14                                       500            550
    Riverside, Water Authority,
      RB Callable 10/01/01 @100.50
      5.750%, 04/01/03                                       250            253
  Sacramento, Municipal Utility District,
    Electric, Ser C, ETM, RB, FGIC Insured
    Callable 11/15/02 @ 102
    5.750%, 11/15/08                                         570            602
  Sacramento, Municipal Utility District,
    Electric, Ser C, RB, FGIC Insured
    Callable 11/15/02 @ 102
    5.750%, 11/15/08                                         380            399
  Sacramento, Regional County,
    Sanitation District Financing Authority, GO
    5.000%, 08/01/04                                         870            923
  San Bernardino County, Transportation
    Authority, Ser A, ETM, RB, FGIC Insured
    Callable 03/01/02 @ 102
    6.000%, 03/01/06                                       1,000          1,038
  San Bernardino County, Transportation
    Authority, Ser A, RB, FSA Insured
    5.250%, 03/01/07                                       2,000          2,178
  San Bernardino County, Transportation
    Authority, Ser A, RB, MBIA Insured
    6.250%, 03/01/10                                       2,000          2,313
    6.000%, 03/01/06                                       1,735          1,935
  San Bernardino, Municipal Water
    Department, Sewer Authority, COP,
    FGIC Insured
    4.500%, 02/01/09                                       1,025          1,067
  San Bernardino, Municipal Water
    Department, Sewer Authority, COP,
    FGIC Insured
    Callable 02/01/09 @101
    5.000%, 02/01/11                                       1,130          1,208
  San Diego County, Regional Transportation
    Commission, Second Senior,
    Ser A, RB, AMBAC Insured
    6.000%, 04/01/06                                       3,000          3,349
  San Diego County, Regional Transportation
    Commission, Second Senior,
    Ser A, RB, AMBAC Insured
    Callable 04/01/06 @ 102
    5.000%, 04/01/08                                       1,995          2,140
  San Diego County, Regional Transportation
    Commission, Second Senior,
    Ser A, RB, FGIC Insured
    5.250%, 04/01/06                                       2,100          2,279
  San Diego County, Water Authority,
    Ser A, COP
    5.000%, 05/01/04                                       2,625          2,773

        The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
48                               1.800.433.6884

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND (CONTINUED)

--------------------------------------------------------------------------------
Description                                             Par (000)    Value (000)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CALIFORNIA MUNICIPAL BONDS -- (CONTINUED)
--------------------------------------------------------------------------------
  San Diego - Metropolitan Transit
    Development Board Authority, Lease, RB
    Callable 09/01/04 @ 102
    5.500%, 09/01/07                                    $    450    $       484
  San Diego, Public Facilities Financing
    Authority, RB, FGIC Insured
    6.000%, 05/15/06                                       2,800          3,136
    6.000%, 05/15/07                                       2,000          2,263
  San Diego, Water Utility System,
    RB, FGIC Insured
    4.400%, 08/01/08                                       1,000          1,045
  San Francisco City & County, Airport
    Commission, International Airport,
    Second Senior, Issue 20, RB, MBIA Insured
    Callable 05/01/08 @ 101
    4.250%, 05/01/09                                       1,000          1,025
  San Francisco City & County,
    Ser A, RB, FSA Insured
    5.000%, 11/01/10                                       1,000          1,075
    5.000%, 11/01/11                                       1,000          1,074
  San Francisco, Bay Area Rapid Transit, RB
    5.500%, 07/01/05                                       2,850          3,103
  San Francisco, Bay Area Rapid Transit District,
    RB, AMBAC Insured
    Callable 07/01/2011 @ 100
    5.250%, 07/01/14                                       1,000          1,054
  San Francisco, New Public Housing
    Authority, RB
    Callable 02/01/02 @ 101
    5.000%, 08/01/03                                         350            358
  San Joaquin County, Capital Facilities
    Project, COP, MBIA Insured
    4.800%, 11/15/07                                       1,000          1,075
    4.625%, 11/15/05                                       1,035          1,098
  San Jose, Financing Authority,
    Convention Center Project,
    Ser F, RB, MBIA Insured
    4.250%, 09/01/11                                       1,000          1,011
  San Jose, Libraries & Parks Project, GO
    4.750%, 09/01/09                                       1,000          1,061
  San Jose, Redevelopment Agency, Merged
    Area Redevelopment Project, TA,
    AMBAC Insured
    Callable 08/01/08 @102
    5.000%, 08/01/09                                       1,500          1,616
  San Jose, Redevelopment Agency, Merged
    Area Redevelopment Project, TA,
    MBIA Insured
    6.000%, 08/01/06                                       1,300          1,463
    6.000%, 08/01/07                                       1,625          1,846
    6.000%, 08/01/08                                       2,000          2,285
    6.000%, 08/01/09                                       1,500          1,718
  San Jose, Unified School District,
    Ser B, GO, MBIA Insured
    Callable 08/01/08 @ 102
    4.000%, 08/01/09                                         800            807
  San Juan, Unified School District,
    GO, FSA Insured
    5.250%, 08/01/08                                         500            548
    5.250%, 08/01/10                                       1,000          1,093
  San Luis Obispo, County Financing
    Authority, Lopez Dam Improvement,
    Ser A, RB, MBIA Insured
    Callable 08/01/10 @ 100
    4.600%, 08/01/11                                         470            487
  San Mateo County, Transit District,
    Ser A, RB, MBIA Insured
    5.250%, 06/01/16                                       2,000          2,120
  San Mateo, Union High School District,
    Election of 2000, Ser A, GO, FGIC Insured
    Callable 09/01/11 @ 100
    5.375%, 09/01/13                                       2,195          2,373
  Santa Ana, Community Redevelopment
    Agency, Mainplace Project, Ser E, ETM, RB
    6.400%, 12/15/10                                         695            769
  Santa Barbara County, Local Transportation
    Authority, Sales Tax, RB, FGIC Insured
    Callable 4/01/04 @ 101
    5.000%, 04/01/07                                       1,000          1,048
  Santa Clara County, Financing Authority,
    Ser A, RB, AMBAC Insured
    4.600%, 11/15/06                                       1,350          1,436
  Santa Cruz County, Public Financing
    Authority, Ser A, TA, MBIA Insured
    Callable 09/01/03 @ 102
    5.100%, 09/01/05                                         500            531
  Santa Maria, Union High School District,
    Ser A, GO, FSA Insured
    5.500%, 08/01/15                                         510            558
  South Orange County, Public Financing
    Authority, Foothill Area, Ser C, RB,
    FGIC Insured
    7.500%, 08/15/07                                       1,000          1,211

The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
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
[HIGHMARK FUNDS LOGO OMITTED]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND (CONCLUDED)

--------------------------------------------------------------------------------
Description                                      Shares/Par (000)    Value (000)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CALIFORNIA MUNICIPAL BONDS -- (CONTINUED)
--------------------------------------------------------------------------------
  South Placer, Waste Water Authority,
    Ser A , RB, FGIC Insured
    4.500%, 11/01/10                                    $  1,000    $     1,038
  Southern California, Public Power Authority,
    Ser B, RB, AMBAC Insured
    Callable 07/01/02 @ 102
    5.900%, 07/01/04                                       1,000          1,049
  Tulare County, Capital Improvement Project,
    Ser A, COP, MBIA Insured
    5.375%, 02/15/06                                         500            544
    5.250%, 02/15/05                                       1,000          1,073
  Turlock, Irrigation District, Ser A, RB,
    MBIA Insured
    6.000%, 01/01/07                                       1,000          1,120
    6.000%, 01/01/08                                       1,425          1,608
  University of California, UCLA Center,
    Chiller/Cogen Project, COP
    Callable 11/01/03 @ 102
    5.000%, 11/01/04                                       1,000          1,064
  Upland, Community Redevelopment
    Agency, Merged Project, Ser A, TA,
    AMBAC Insured
    Callable 09/01/08 @ 102
    4.200%, 09/01/09                                         860            879
  West Basin, Municipal Water District,
    1992 Project, Ser A, COP, AMBAC Insured
    Callable 08/01/07 @ 101
    5.000%, 08/01/08                                         425            458
  West Hollywood, COP, MBIA Insured
    Callable 02/01/08 @ 102
    4.550%, 02/01/09                                         665            694
  Wiseburn, School District, Ser A, GO,
    FGIC Insured
    Callable 08/01/10 @ 100
    4.900%, 08/01/15                                         500            507
    4.500%, 08/01/11                                         330            339
                                                                    -----------
  TOTAL CALIFORNIA MUNICIPAL BONDS
    (Cost $180,895)                                                     190,755
                                                                    -----------
--------------------------------------------------------------------------------
REGULATED INVESTMENT COMPANY -- 2.4%
--------------------------------------------------------------------------------
  Provident California Tax Free
    Money Market                                      4,684,955           4,685
                                                                    -----------
  TOTAL REGULATED INVESTMENT COMPANY
    (Cost $4,685)                                                         4,685
                                                                    -----------
TOTAL INVESTMENTS -- 99.9%
  (Cost $185,580)                                                       195,440
                                                                    -----------
OTHER ASSETS AND LIABILITIES, NET -- 0.1%                                   274
                                                                    -----------

--------------------------------------------------------------------------------
Description                                                          Value (000)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NET ASSETS:
--------------------------------------------------------------------------------
  Paid-in-Capital of Fiduciary Shares
    (unlimited authorization - no par value)
    based on 11,977,990 outstanding shares
    of beneficial interest                                          $   114,680
  Paid-in-Capital of Class A Shares
    (unlimited authorization -- no par value)
    based on 6,691,545 outstanding shares
    of beneficial interest                                               67,054
  Paid-in-Capital of Class B Shares
    (unlimited authorization -- no par value)
    based on 325,436 outstanding shares
    of beneficial interest                                                3,290
  Undistributed net investment income                                       151
  Accumulated net realized gain on investments                              679
  Net unrealized appreciation on investments                              9,860
                                                                    -----------
  TOTAL NET ASSETS -- 100.0%                                        $   195,714
                                                                    ===========

  NET ASSET VALUE, OFFERING AND REDEMPTION
    PRICE PER SHARE -- FIDUCIARY SHARES                                  $10.32
                                                                    ===========

  NET ASSET VALUE AND REDEMPTION PRICE
    PER SHARE -- CLASS A SHARES                                          $10.28
                                                                    ===========

  MAXIMUM OFFERING PRICE PER SHARE --
    CLASS A SHARES ($10.28 \ 96.75%)                                     $10.63
                                                                    ===========

  NET ASSET VALUE AND OFFERING
    PRICE PER SHARE -- CLASS B SHARES (B)                                $10.29
                                                                    ===========

--------------------------------------------------------------------------------
(A) PREREFUNDED SECURITY -- THE MATURITY DATE SHOWN IS THE PREREFUNDED DATE.
(B) CLASS B HAS A CONTINGENT DEFERRED SALES CHARGE. FOR A DESCRIPTION OF POSSIBLE REDEMPTION CHARGES, SEE THE NOTES TO THE FINANCIAL STATEMENTS.
AMBAC -- AMERICAN MUNICIPAL BOND ASSURANCE COMPANY
COP -- CERTIFICATES OF PARTICIPATION
CSAC -- CALIFORNIA STATE ASSOCIATION OF COUNTIES
ETM -- ESCROWED TO MATURITY
FGIC -- FINANCIAL GUARANTY INSURANCE CORPORATION
FSA -- FINANCIAL SECURITY ASSURANCE
GO -- GENERAL OBLIGATION
MBIA -- MUNICIPAL BOND INVESTORS ASSURANCE
RB -- REVENUE BOND
SER -- SERIES
TA -- TAX ALLOCATION

        The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
50                               1.800.433.6884

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

BOND FUND

------------------------------------------------------------------------------------------
Description                                                    Par (000)       Value (000)
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
U.S. TREASURY OBLIGATIONS -- 9.5%
------------------------------------------------------------------------------------------

  U.S. Treasury Bonds (A)
    10.375%, 11/15/12                                          $ 3,000    $ 3,870
     8.750%, 08/15/20                                            4,935      6,747
     8.125%, 08/15/19                                           12,500     16,086
     7.250%, 05/15/16                                           16,100     18,935
     7.250%, 08/15/22                                            1,500      1,800
     7.125%, 02/15/23                                            4,000      4,742
                                                                          -------

           TOTAL U.S. TREASURY OBLIGATIONS
               (Cost $47,152)                                              52,180
                                                                          -------

------------------------------------------------------------------------------------------
  U.S. GOVERNMENT AGENCY OBLIGATIONS -- 4.0%
------------------------------------------------------------------------------------------
  FNMA
     7.125%, 02/15/05                                            9,650     10,371
  FNMA (A)
     6.375%, 06/15/09                                           11,000     11,502
                                                                          -------

           TOTAL U.S. GOVERNMENT AGENCY
           OBLIGATIONS
              (Cost $20,304)                                               21,873
                                                                          -------
------------------------------------------------------------------------------------------
   U.S. GOVERNMENT AGENCY MORTGAGE-BACKED OBLIGATIONS -- 33.2%
------------------------------------------------------------------------------------------

  FHLMC
     7.000%, 09/01/01                                              789        805
  FHLMC CMO REMIC, Ser 1666, Cl J
     6.250%, 01/15/24                                            2,000      2,037
  FNMA
     8.500%, 05/01/25                                              293        309
     8.000%, 08/01/24                                               44         46
     8.000%, 09/01/24                                               14         15
     8.000%, 10/01/24                                               76         79
     8.000%, 07/01/26                                              492        511
     7.500%, 12/01/26                                            5,634      5,803
     7.000%, 12/01/10                                           15,450     15,865
     7.000%, 05/01/30                                            4,153      4,231
     6.500%, 12/01/07                                              866        881
     6.500%, 03/01/24                                              767        768
     6.500%, 01/01/26                                              693        693
     6.500%, 05/01/26                                              534        534
     6.500%, 01/01/28                                              661        661
     6.500%, 02/01/28                                            1,109      1,109
     6.500%, 03/01/28                                            1,435      1,436
     6.500%, 04/01/28                                            4,146      4,148
     6.500%, 01/01/29                                           11,796     11,799
     6.500%, 06/01/29                                           16,293     16,298
     6.500%, 07/01/29                                            7,441      7,464
     6.500%, 08/01/29                                            4,596      4,598
     6.500%, 05/01/30                                           11,740     11,743

--------------------------------------------------------------------------
Description                                      Par (000)   Value (000)
--------------------------------------------------------------------------
--------------------------------------------------------------------------
  U.S. GOVERNMENT AGENCY
  MORTGAGE-BACKED OBLIGATIONS --
  (CONTINUED)
--------------------------------------------------------------------------
    FNMA -- (continued)
       6.000%, 05/01/09                         $    478    $   478
       6.000%, 09/01/10                              877        877
       6.000%, 05/01/11                            1,460      1,460
       6.000%, 01/01/12                            1,172      1,172
       6.000%, 03/01/13                            2,120      2,120
       6.000%, 12/01/27                            1,606      1,572
       6.000%, 07/01/28                            6,984      6,868
       6.000%, 08/01/28                              850        836
       6.000%, 10/01/28                            4,097      4,020
       6.000%, 12/01/28                           28,232     27,624

    FNMA CMO REMIC, Ser 1993-137, Cl C
       6.200%, 09/25/02                            1,594      1,599

    FNMA CMO REMIC, Ser 1993-140, Cl H
       6.500%, 03/25/13                            1,500      1,541

    GNMA
       8.000%, 04/15/17                              155        161
       8.000%, 05/15/17                               67         70
       8.000%, 11/15/26                            5,514      5,750
       7.500%, 01/15/24                              658        682
       7.500%, 02/15/24                              508        526
       7.500%, 09/15/25                              267        277
       7.500%, 02/15/27                              422        437
       7.500%, 06/15/27                              181        187
       7.500%, 07/15/27                              865        897
       7.500%, 08/15/27                              592        613
       7.000%, 01/15/24                              372        382
       7.000%, 04/15/24                              733        751
       6.500%, 06/15/23                            1,448      1,459
       6.500%, 12/15/23                              830        836
       6.500%, 01/15/24                              288        290
       6.500%, 02/15/24                              563        567
       6.500%, 10/15/25                              578        583
       6.500%, 04/15/26                            1,221      1,231
       6.500%, 01/15/29                            4,021      4,053
       6.500%, 05/15/29                           13,295     13,366
       6.500%, 06/15/29                              432        435
       6.500%, 11/15/29                              563        567
       6.000%, 07/15/28                            1,782      1,762
       6.000%, 08/15/28                              880        870
       6.000%, 09/15/28                            4,374      4,324
                                                            -------
            TOTAL U.S. GOVERNMENT AGENCY
            MORTGAGE-BACKED OBLIGATIONS
            (Cost $179,481)                                 183,076
                                                            -------

    The accompanying notes are an integral part of the financial statements.
-------------------------------------------------------------------------------
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
[HIGHMARK FUNDS LOGO OMITTED]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

BOND FUND (CONTINUED)

---------------------------------------------------------------
Description                       Par (000)    Value (000)
---------------------------------------------------------------
---------------------------------------------------------------
CORPORATE OBLIGATIONS -- 50.9%
---------------------------------------------------------------
  CONSUMER DISCRETION -- 10.5%
   Continental Cablevision
      9.500%, 08/01/13            $ 4,000        $ 4,490
   E.W. Scripps
      6.375%, 10/15/02              4,000          4,080
   General Motors
      8.950%, 07/02/09              3,796          4,119
   Hertz
      6.625%, 05/15/08              8,600          8,654
   JC Penney
      6.000%, 05/01/06              1,230          1,070
   Kmart
      8.375%, 12/01/04              9,000          8,944
   Sears Roebuck
      7.000%, 06/15/07              6,500          6,719
   Staples
      7.125%, 08/15/07              2,500          2,484
   TCI Communications
      6.875%, 02/15/06              4,000          4,120
   Time Warner
      7.480%, 01/15/08              6,500          6,955
   Walt Disney, MTN
      5.620%, 12/01/08              6,455          6,197
                                                 -------
                                                  57,832
                                                 -------

  CONSUMER STAPLES -- 0.2%
   Philip Morris
      7.750%, 01/15/27              1,000          1,016
                                                 -------

  ENERGY -- 0.6%
   Coastal
      9.625%, 05/15/12              1,000          1,176
   Phillips Petroleum
      7.125%, 03/15/28              2,000          1,825
                                                 -------
                                                   3,001
                                                 -------

  FINANCIALS -- 24.4%
   Associates of N.A
      6.000%, 04/15/03              8,000          8,210
   Banponce
      6.750%, 12/15/05              2,000          2,010

   Bear Stearns (B) (C)
      4.075%, 01/22/02              5,000          5,000
      4.055%, 01/08/02             10,000         10,000
   Chase Manhattan
      5.750%, 04/15/04              6,000          6,158
   Citicorp
      6.750%, 08/15/05              4,075          4,253
   Conseco
      9.000%, 10/15/06              4,000          3,700


------------------------------------------------------------------------
Description                               Par (000)       Value (000)
------------------------------------------------------------------------
------------------------------------------------------------------------

CORPORATE OBLIGATIONS --
 (CONTINUED)
------------------------------------------------------------------------
  FINANCIALS --(CONTINUED)

   EOP Operating
      6.800%, 01/15/09                      $ 1,000        $  1,000
   First Union National Bank (B) (C)
      3.975%, 01/24/02                       10,000          10,000
   FleetBoston Financial
      8.375%, 12/15/02                        3,750           3,947
   Ford Motor Credit
      6.500%, 02/28/02                        7,000           7,096
   GE Global Insurance
      7.750%, 06/15/30                        5,000           5,622
   General Motors Acceptance, MTN
      5.350%, 12/07/01                        5,000           5,025
   Golden West Financial
      6.700%, 07/01/02                        5,500           5,617
   HSBC Americas
      6.625%, 03/01/09                        4,000           4,065
   Korea Development Bank
      7.125%, 04/22/04                       10,000          10,400
   Lehman Brothers Holdings
      8.750%, 05/15/02                        4,000           4,134
   Lehman Brothers Holdings (B) (C)
      3.840%, 11/23/01                       10,000          10,000
   Mellon Bank
      7.000%, 03/15/06                        1,500           1,592
   Mercantile Bancorp
      7.050%, 06/15/04                        4,000           4,190
   Morgan Stanley Dean Witter
      6.750%, 04/15/11                        5,000           5,094
      6.125%, 10/01/03                        4,300           4,424
   Travelers Group
      7.300%, 05/15/02                        5,000           5,131
   U.S. Bancorp
      6.875%, 09/15/07                        7,500           7,828
                                                           --------
                                                            134,496
                                                           --------

FOREIGN GOVERNMENTS -- 0.2%
   Hydro Quebec, Ser IO
    8.050%, 07/07/24                          1,125           1,288
                                                           --------

INDUSTRIALS -- 3.9%
   Boeing
    6.875%, 11/01/06                          4,000           4,215
   Caterpillar Tractor
    6.000%, 05/01/07                          4,360           4,420
   Continental Airlines
    6.748%, 03/15/17                          2,214           2,146
   Lockheed Martin
    7.700%, 06/15/08                          1,500           1,631

    The accompanying notes are an integral part of the financial statements.
-------------------------------------------------------------------------------
52                                1.800.433.6884

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS

JULY 31, 2001

BOND FUND (CONTINUED)

----------------------------------------------------------------------------------
Description                                            Par (000)      Value (000)
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
CORPORATE OBLIGATIONS -- (CONTINUED)
----------------------------------------------------------------------------------
  INDUSTRIALS -- (CONTINUED)
   Raychem
      7.200%, 10/15/08                               $     3,000        $ 3,113
   Raytheon
      6.150%, 11/01/08                                     4,500          4,264
   Tyco International
      6.500%, 11/01/01                                     1,800          1,811
                                                                        -------
                                                                         21,600
                                                                        -------

  INFORMATION TECHNOLOGY -- 0.9%
   IBM
      6.500%, 01/15/28                                     5,000          4,825
                                                                          -----
  MATERIALS -- 1.2%
   Georgia-Pacific
      9.875%, 11/01/21                                     5,000          5,200
   Potash
      7.125%, 06/15/07                                     1,500          1,549
                                                                        -------
                                                                          6,749
                                                                        -------

  TELECOMMUNICATIONS -- 2.9%
   Chesapeake & Potomac Telephone of Maryland
      8.000%, 10/15/29                                     2,980          3,259
   Motorola
      6.750%, 02/01/06                                     2,400          2,369
   New England Telephone & Telegraph
      7.875%, 11/15/29                                     5,625          6,159
   Qwest Communications, Ser B
      7.500%, 11/01/08                                     4,000          4,145
                                                                        -------
                                                                         15,932
                                                                        -------

  UTILITIES -- 6.1%
   Arkansas Electric Cooperative
      7.330%, 06/30/08                                     1,853          1,960
   Baltimore Gas & Electric, MTN, Ser G
      5.780%, 10/01/08                                     4,000          3,860
   Cleveland Electric, Ser B
      7.670%, 07/01/04                                     5,900          6,195
   Kinder Morgan
      7.250%, 03/01/28                                     4,600          4,520
   Oklahoma Gas & Electric
      6.650%, 07/15/27                                     2,500          2,553
   Old Dominion Electric, Ser 93-A
      7.480%, 12/01/13                                     5,550          5,744
   Sierra Pacific Resources, Ser B
      6.200%, 04/15/04                                     9,000          8,843
                                                                        -------

                                                                         33,675
                                                                        -------

   TOTAL CORPORATE OBLIGATIONS
    (Cost $274,679)                                                     280,414
                                                                        -------

----------------------------------------------------------------------------------
ASSET BACKED SECURITIES -- 6.3%
----------------------------------------------------------------------------------

   American Express Master Trust,
      Ser 1998-1, Cl A
      5.900%, 04/15/04                               $     4,000        $ 4,115
   Citibank Credit Card Master Trust,
      Ser 1998-3, Cl A
      5.800%, 02/07/05                                     5,400          5,532
   Contimortgage Home Equity Loan Trust,
      Ser 1995-3, Cl A4
      7.440%, 09/15/12                                        69             69
   EQCC Home Equity Loan Trust,
      Ser 1995-2, Cl A4
      7.800%, 12/15/10                                       345            347
   EQCC Home Equity Loan Trust,
      Ser 1996-3, Cl A6
      7.400%, 12/15/19                                     5,000          5,190
   GE Capital Mortgage Service,
      Ser 1994-1, Cl A6
      6.500%, 01/25/24                                       628            628
   Green Tree Financial, Ser 1995-4, Cl A4
      6.750%, 06/15/25                                        54             54
   Green Tree Financial, Ser 1995-9, Cl A5
      6.800%, 01/15/27                                     5,409          5,578
   MBNA Master Credit Card Trust,
      Ser 2000-L, Cl A
      6.500%, 04/15/10                                     7,000          7,321
   Residential Funding Mortgage,
      Ser 1992-S36, Cl A4
      6.750%, 11/25/07                                     1,120          1,145
   Pemex Project Funding Master Trust (D)
      9.125%, 10/13/10                                     4,500          4,719
                                                                        -------

   TOTAL ASSET BACKED SECURITIES
    (Cost $33,665)                                                       34,698
                                                                        -------

----------------------------------------------------------------------------------
COMMERCIAL PAPER -- 0.6%
----------------------------------------------------------------------------------
   OGE Energy (B)
      4.006%, 08/13/01                                     3,000          3,000
                                                                        -------

   TOTAL COMMERCIAL PAPER
    (Cost $3,000)                                                         3,000
                                                                        -------
----------------------------------------------------------------------------------
REGULATED INVESTMENT COMPANIES -- 4.0%
----------------------------------------------------------------------------------

   Janus Money Fund (B)                               10,000,000         10,000
   Marshall Funds Class I (B)                          2,000,000          2,000
   Merrimac Cash Fund (B)                             10,000,000         10,000
                                                                        -------

   TOTAL REGULATED INVESTMENT COMPANIES
    (Cost $22,000)                                                       22,000
                                                                        -------

    The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
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
[HIGHMARK FUNDS LOGO OMITTED]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

BOND FUND (CONCLUDED)

-----------------------------------------------------------------------------------------
Description                                                    Par (000)     Value (000)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
REPURCHASE AGREEMENTS -- 2.2%
-----------------------------------------------------------------------------------------
 JP Morgan Securities, Inc.
   3.810%, dated 07/31/01, matures
   08/01/01, repurchase price $6,402,280
   (collateralized by a U.S. Treasury Bond,
   par value $4,650,000, 8.875%, 02/15/19,
   total market value $6,530,681)                           $   6,402         $6,402

 Lehman Brothers, Inc.
   3.935%, dated 07/31/01, matures
   08/01/01, repurchase price $5,973,230
   (collateralized by various corporate
   obligations, par value $20,241,538, 1.051-9.000%,
   06/17/03-02/25/30, total market value
  $6,270,063) (B)                                               5,973          5,973
                                                                             ---------

 TOTAL REPURCHASE AGREEMENTS
  (Cost $12,375)                                                              12,375
                                                                             ---------

TOTAL INVESTMENTS -- 110.7%
 (Cost $592,656)                                                             609,616
                                                                             ---------

 PAYABLE UPON RETURN OF SECURITIES LOANED -- (12.0%)                         (65,973)

 OTHER ASSETS AND LIABILITIES -- 1.3%                                           7,261
                                                                             ---------
OTHER ASSETS AND LIABILITIES, NET -- (10.7%)                                  (58,712)
                                                                             ---------
-----------------------------------------------------------------------------------------
NET ASSETS:
-----------------------------------------------------------------------------------------

  Paid-in-Capital of Fiduciary Shares
   (unlimited authorization -- no par value)
   based on 49,000,970 outstanding shares
   of beneficial interest                                                  $ 521,938

 Paid-in-Capital of Class A Shares
   (unlimited authorization -- no par value)
   based on 1,420,764 outstanding shares
   of beneficial interest                                                     15,584

 Paid-in-Capital of Class B Shares
   (unlimited authorization -- no par value)
   based on 211,721 outstanding shares
   of beneficial interest                                                      2,262

 Undistributed net investment income                                             649

 Accumulated net realized loss on investments                                 (6,489)

 Net unrealized appreciation on investments                                   16,960
                                                                           ---------
TOTAL NET ASSETS -- 100.0%                                                 $ 550,904
                                                                          ==========

-----------------------------------------------------------------------------------------
Description                                             Par (000)           Value (000)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
NET ASSETS: (CONTINUED)
-----------------------------------------------------------------------------------------
NET ASSET VALUE, OFFERING AND REDEMPTION
   PRICE PER SHARE -- FIDUCIARY SHARES                                        $10.88
                                                                             ========

NET ASSET VALUE AND REDEMPTION
   PRICE PER SHARE -- CLASS A SHARES                                          $10.78
                                                                             ========

MAXIMUM OFFERING PRICE PER SHARE --
   CLASS A SHARES ($10.78 \ 96.75%)                                           $11.14
                                                                             ========

NET ASSET VALUE AND OFFERING
   PRICE PER SHARE -- CLASS B SHARES (E)                                      $10.76
                                                                             ========


(A) THIS SECURITY OR A PARTIAL POSITION OF THIS SECURITY IS ON LOAN AT JULY 31, 2001 (SEE NOTE 5). THE TOTAL VALUE OF SECURITIES ON LOAN AT JULY 31, 2001 WAS $64,802,046.

(B) THIS SECURITY PURCHASED WITH CASH COLLATERAL HELD FROM SECURITIES LENDING.

(C) FLOATING RATE SECURITY.

(D) SECURITIES SOLD WITHIN THE TERMS OF A PRIVATE PLACEMENT MEMORANDUM, EXEMPT FROM REGISTRATION UNDER SECTION 3A-4, 4(2) OR 144A OF THE SECURITIES ACT OF 1933 AS AMENDED, AND MAY BE SOLD ONLY TO THE DEALERS IN THAT PROGRAM OR OTHER "ACCREDITED INVESTORS."

(E) CLASS B HAS A CONTINGENT DEFERRED SALES CHARGE. FOR A DESCRIPTION OF POSSIBLE REDEMPTION CHARGES, SEE THE NOTES TO THE FINANCIAL STATEMENTS.

CL -- CLASS

CMO -- COLLATERALIZED MORTGAGE OBLIGATION

FHLMC -- FEDERAL HOME LOAN MORTGAGE CORPORATION

FNMA -- FEDERAL NATIONAL MORTGAGE ASSOCIATION

GNMA -- GOVERNMENT NATIONAL MORTGAGE ASSOCIATION

MTN -- MEDIUM TERM NOTE

N.A. -- NORTH AMERICA

REMIC -- REAL ESTATE MORTGAGE INVESTMENT CONDUIT

SER -- SERIES

The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
54                        1.800.433.6884

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

100% U.S. TREASURY MONEY MARKET FUND

--------------------------------------------------------------------------------
Description                                         Par (000)       Value (000)
--------------------------------------------------------------------------------
U.S. TREASURY BILLS* -- 89.5%
--------------------------------------------------------------------------------
  U.S. Treasury Bills*
     3.561%, 08/02/01                              $    53,071         $53,066
     3.722%, 08/09/01                                   79,332          79,268
     3.712%, 08/16/01                                  100,000          99,849
     3.627%, 08/23/01                                  100,000          99,783
     3.647%, 08/30/01                                  100,000          99,721
     3.671%, 09/06/01                                   50,000          49,821
     3.607%, 09/20/01                                   11,225          11,170
     3.614%, 09/27/01                                  110,933         110,312
     3.729%, 10/04/01                                  235,472         233,950
     3.713%, 10/11/01                                  161,710         160,556
     3.713%, 10/25/01                                   44,304          43,926
     3.755%, 11/01/01                                   22,510          22,301
     3.738%, 11/08/01                                  100,000          99,004
     3.702%, 11/15/01                                   67,519          66,806
     3.622%, 12/13/01                                   50,000          49,347
                                                                     ---------
  TOTAL U.S. TREASURY BILLS*
  (Cost $1,278,880)                                                  1,278,880
                                                                     ---------
--------------------------------------------------------------------------------
U.S. TREASURY NOTES -- 12.3%
--------------------------------------------------------------------------------
  U.S. Treasury Notes
     5.500%, 08/31/01                                  150,000         150,133
     5.875%, 10/31/01                                   26,406          26,527
                                                                     ---------
  TOTAL U.S. TREASURY NOTES
  (Cost $176,660)                                                      176,660
                                                                     ---------

--------------------------------------------------------------------------------
U.S. TREASURY STRIPS* -- 5.2%
--------------------------------------------------------------------------------
  U.S. Treasury STRIPS*
     5.985%, 08/15/01                                   25,000          24,944
     3.519%, 11/15/01                                   50,000          49,499
                                                                     ---------
  TOTAL U.S. TREASURY STRIPS*
     (Cost $74,443)                                                     74,443
                                                                     ---------
TOTAL INVESTMENTS -- 107.0%
  (Cost $1,529,983)                                                  1,529,983
                                                                     ---------
  SECURITIES PURCHASED PAYABLE -- (7.0%)                              (99,721)

  OTHER ASSETS AND LIABILITIES -- (0.0%)                                 (770)
                                                                     ---------
OTHER ASSETS AND LIABILITIES, NET -- (7.0%)                          (100,491)
                                                                     ---------

--------------------------------------------------------------------------------------
Description                                                               Value (000)
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
NET ASSETS:
--------------------------------------------------------------------------------------
  Paid-in-Capital of Fiduciary Shares
  (unlimited authorization -- no par value)
  based on 366,079,677 outstanding shares
  of beneficial interest                                                $   366,080

  Paid-in-Capital of Class A Shares
  (unlimited authorization -- no par value)
  based on 252,487,284 outstanding shares
  of beneficial interest                                                    252,487

  Paid-in-Capital of Class S Shares
  (unlimited authorization -- no par value)
  based on 810,692,795 outstanding shares
  of beneficial interest                                                    810,693

  Undistributed net investment income                                           129

  Accumulated net realized gain on investments                                  103
                                                                        -----------
TOTAL NET ASSETS -- 100.0%                                              $ 1,429,492
                                                                        ===========

NET ASSET VALUE, OFFERING AND REDEMPTION
  PRICE PER SHARE -- FIDUCIARY SHARES                                         $1.00
                                                                        ===========

NET ASSET VALUE, OFFERING AND REDEMPTION
  PRICE PER SHARE -- CLASS A SHARES                                          $1.00
                                                                        ===========

NET ASSET VALUE, OFFERING AND REDEMPTION
  PRICE PER SHARE -- CLASS S SHARES                                          $1.00
                                                                        ===========


* REPRESENTS THE YIELD TO MATURITY AT DATE OF PURCHASE.
  STRIPS -- SEPARATELY TRADED REGISTERED INTEREST AND PRINCIPAL SECURITIES

    The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
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
[HIGHMARK FUNDS LOGO OMITTED]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

U.S. GOVERNMENT MONEY MARKET FUND

--------------------------------------------------------------------------------
Description                                      Par (000)       Value (000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY
OBLIGATIONS-DISCOUNTED* -- 29.8%
--------------------------------------------------------------------------------
  FHLB
     4.176%, 09/26/01                             $ 25,000        $24,841

  FHLMC
     3.840%, 08/01/01                               25,000         25,000
     5.003%, 08/03/01                               10,000          9,997
     3.919%, 08/23/01                               20,000         19,953
     4.110%, 02/28/02                               20,000         19,535
     3.771%, 04/25/02                               20,000         19,457

  FNMA
     3.694%, 09/27/01                               25,000         24,855
     3.943%, 01/11/02                               10,000          9,826
     4.036%, 04/05/02                                5,000          4,866
     4.035%, 04/05/02                                5,000          4,866

  SLMA
     3.799%, 06/14/02                               20,000         19,355
                                                                  -------

  TOTAL U.S. GOVERNMENT AGENCY
     OBLIGATIONS--DISCOUNTED*
     (Cost $182,551)                                              182,551
                                                                  -------
--------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY
OBLIGATIONS -- 33.8%
--------------------------------------------------------------------------------
  FFCB (A)
     3.743%, 12/05/01                               25,000         25,000

  FHLB (A)
     3.750%, 02/15/02                               20,000         19,998
     3.660%, 02/15/02                               20,000         19,997

  FHLMC
     6.780%, 04/10/02                                6,100          6,206

  FNMA
     5.375%, 03/15/02                               12,000         12,114

  FNMA (A)
     3.700%, 08/17/01                               25,000         25,000
     3.720%, 10/04/01                               28,700         28,698
     3.770%, 11/05/01                               25,000         25,004
     3.800%, 06/18/02                               35,000         35,000

  SLMA
     3.760%, 07/16/02                               10,000         10,000
                                                                  -------

  TOTAL U.S. GOVERNMENT
  AGENCY OBLIGATIONS
     (Cost $207,017)                                              207,017
                                                                  -------

-----------------------------------------------------------------------------------
Description                                            Par (000)       Value (000)
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
REPURCHASE AGREEMENTS -- 36.4%
-----------------------------------------------------------------------------------
  Barclays Capital, Inc.
    3.850%, dated 07/31/01, matures
    08/01/01, repurchase price $26,913,831
    (collateralized by various government
    obligations, par value $27,473,000,
    0.000-6.250%, 11/21/01-07/19/11,
    total market value $27,449,559)                    $  26,911         $ 26,911

  Deutsche Bank Securities, Inc.
    3.850%, dated 07/31/01, matures
    08/01/01, repurchase price $26,540,974
    (collateralized by various government
    obligations, par value $26,025,000,
    5.625-5.750%, 05/14/04-02/15/08,
    total market value $27,069,027)                       26,538           26,538

  JP Morgan Securities, Inc.
    3.850%, dated 07/31/01, matures
    08/01/01, repurchase price $27,204,250
    (collateralized by various government
    obligations, par value $27,540,000,
    4.875-5.120%, 12/21/01-01/22/02,
    total market value $27,745,878)                       27,201           27,201

  UBS Warburg, LLC
    3.850%, dated 07/31/01, matures
    08/01/01, repurchase price
    $142,746,625 (collateralized by various
    government obligations, par value
    $260,595,000, 0.000-8.625%,
    10/15/01-10/15/29,
    total market value $145,587,293)                     142,731          142,731
                                                                          -------

  TOTAL REPURCHASE AGREEMENTS
    (Cost $223,381)                                                       223,381
                                                                          -------

TOTAL INVESTMENTS -- 100.0%
  (Cost $612,949)                                                         612,949
                                                                          -------

OTHER ASSETS AND LIABILITIES, NET -- (0.0)%                                 (186)
                                                                          -------


    The accompanying notes are an integral part of the financial statements.
-------------------------------------------------------------------------------
56                                 1.800.433.6884

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

U.S. GOVERNMENT MONEY MARKET FUND (CONCLUDED)

-------------------------------------------------------------------------------------------
Description                                                                   Value (000)
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
   NET ASSETS:
-------------------------------------------------------------------------------------------
    Paid-in-Capital of Fiduciary Shares
      (unlimited authorization -- no par value)
      based on 403,296,784 outstanding shares
      of beneficial interest                                                   $ 403,297

    Paid-in-Capital of Class A Shares
      (unlimited authorization -- no par value)
      based on 47,062,266 outstanding shares
      of beneficial interest                                                      47,062

    Paid-in-Capital of Class B Shares
      (unlimited authorization -- no par value)
      based on 962,733 outstanding shares
      of beneficial interest                                                         963

    Paid-in-Capital of Class S Shares
      (unlimited authorization -- no par value)
      based on 161,462,632 outstanding shares
      of beneficial interest                                                     161,463

    Distributions in excess of net investment income                                 (23)
    Accumulated net realized gain on investments                                       1
                                                                             -----------
  TOTAL NET ASSETS -- 100.0%                                                   $ 612,763
                                                                             ============

  NET ASSET VALUE, OFFERING AND REDEMPTION
    PRICE PER SHARE -- FIDUCIARY SHARES                                        $    1.00
                                                                             ============

  NET ASSET VALUE, OFFERING AND REDEMPTION
    PRICE PER SHARE -- CLASS A SHARES                                          $    1.00
                                                                             ============

  NET ASSET VALUE AND OFFERING
    PRICE PER SHARE -- CLASS B SHARES (B)                                      $    1.00
                                                                             ============

  NET ASSET VALUE, OFFERING AND REDEMPTION
    PRICE PER SHARE -- CLASS S SHARES                                          $    1.00
                                                                             ============

--------------------------------------------------------------------------------
* REPRESENTS THE YIELD TO MATURITY AT DATE OF PURCHASE

(A) ADJUSTABLE RATE SECURITY -- THE RATE REFLECTED ON THE STATEMENT OF NET ASSETS IS THE RATE IN EFFECT ON JULY 31, 2001.

(B) CLASS B HAS A CONTINGENT DEFERRED SALES CHARGE. FOR A DESCRIPTION OF POSSIBLE REDEMPTION CHARGES, SEE THE NOTES TO THE FINANCIAL STATEMENTS.

FFCB -- FEDERAL FARM CREDIT BANK

FHLB -- FEDERAL HOME LOAN BANK

FHLMC -- FEDERAL HOME LOAN MORTGAGE CORPORATION

FNMA -- FEDERAL NATIONAL MORTGAGE ASSOCIATION

LLC -- LIMITED LIABILITY COMPANY

SLMA -- STUDENT LOAN MARKETING ASSOCIATION

    The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
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

[HIGHMARK FUNDS LOGO OMITTED]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

DIVERSIFIED MONEY MARKET FUND

--------------------------------------------------------------------------------
Description                                         Par (000)      Value (000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CERTIFICATES OF DEPOSIT - DOMESTIC -- 4.3%
--------------------------------------------------------------------------------
    American Express Centurion Bank
       3.750%, 08/17/01                             $ 50,000        $50,000

    Comerica Bank
       5.240%, 01/11/02                               46,500         46,500

    First Tennessee Bank N.A. (A)
       4.000%, 01/31/02                               50,000         50,004

    National City Bank of Indiana
       5.290%, 01/14/02                               50,000         50,000
                                                                    -------

    TOTAL CERTIFICATES OF DEPOSIT - DOMESTIC
       (Cost $196,504)                                              196,504
                                                                    -------

--------------------------------------------------------------------------------
CERTIFICATES OF DEPOSIT - YANKEE -- 19.1%
--------------------------------------------------------------------------------

    ABN-Amro Bank N.V. (Chicago)
       4.000%, 11/08/01                               64,000         64,012

    Bayerische Hypo-Und
    Vereinsbank A.G. (New York)
       4.050%, 08/16/01                               50,000         50,002
       3.700%, 09/10/01                               50,000         50,000

    BNP Paribas (New York)
       3.630%, 12/27/01                               50,000         50,006

    Commerzbank A.G. (New York)
       4.500%, 09/12/01                               30,000         30,028

    Deutsche Bank (New York)
       4.000%, 08/14/01                               50,000         50,000
       3.660%, 10/10/01                               50,000         50,000
       3.840%, 12/04/01                               50,000         50,000
       4.360%, 05/01/02                               50,000         50,000

    Lloyds TSB Bank (New York)
       3.610%, 12/28/01                               50,000         50,002

    Natexis Banque Populares (New York)
       3.940%, 08/31/01                               50,000         50,000
       3.720%, 09/04/01                               50,000         50,000
       3.660%, 09/28/01                               50,000         50,001

    Rabobank Nederland N.V. (New York)
       3.740%, 10/02/01                               50,000         50,005
       5.205%, 01/22/02                               15,000         15,037

    UBS A.G. (Stamford)
       4.370%, 05/02/02                               50,000         49,998

    Westdeutsche Landesbank
    Girozentrale (New York)
       3.980%, 11/15/01                               50,000         50,000
       3.960%, 11/21/01                               50,000         50,006
                                                                    -------

    TOTAL CERTIFICATES OF DEPOSIT - YANKEE
       (Cost $859,097)                                              859,097
                                                                    -------

--------------------------------------------------------------------------------
Description                                            Par (000)    Value (000)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   EURODOLLAR CERTIFICATES OF DEPOSIT -- 4.4%
--------------------------------------------------------------------------------
    Bayerische Landesbank Girozentrale (London)
       4.530%, 09/26/01                                $75,000        $75,001
       3.790%, 12/03/01                                 50,000         50,002

    Citibank N.A. (London)
       3.650%, 12/20/01                                 50,000         50,000

    Commerzbank A.G. (London)
       5.270%, 01/14/02                                 25,000         25,082
                                                                      -------
    TOTAL EURODOLLAR CERTIFICATES OF DEPOSIT
       (Cost $200,085)                                                200,085
                                                                      -------
--------------------------------------------------------------------------------
  BANK NOTES -- 7.8%
--------------------------------------------------------------------------------
    First Tennessee Bank N.A. (A)
       3.890%, 09/25/01                                 50,000         50,000
       3.915%, 01/29/02                                 50,000         50,000

    First Union National Bank (A)
       4.050%, 11/21/01                                 50,000         50,001

    Harris Trust & Savings Bank (Chicago)
       4.245%, 04/23/02                                 50,000         49,995

    Keybank N.A. (A)
       3.795%, 02/11/02                                 50,000         49,994
       3.790%, 03/19/02                                 50,000         49,991

    World Savings Bank F.S.B
       3.840%, 09/13/01                                 50,000         49,999
                                                                      -------
    TOTAL BANK NOTES
       (Cost $349,980)                                                349,980
                                                                      -------
--------------------------------------------------------------------------------
COMMERCIAL PAPER - DISCOUNTED* -- 35.6%
--------------------------------------------------------------------------------

  ASSET-BACKED SECURITY - CREDIT CARD-- 2.3%

    Monte Rosa Capital Corp. (B)
       3.774%, 09/06/01                                 32,000         31,880
       3.703%, 09/17/01                                 72,599         72,250
                                                                      -------
                                                                      104,130
                                                                      -------

ASSET-BACKED SECURITY - DIVERSIFIED
FINANCIAL ASSETS -- 9.6%
    Bavaria Universal Funding Corp. (B)
       4.030%, 11/21/01                                 20,423         20,172
       3.698%, 12/21/01                                 20,382         20,090

    CC (USA) Inc. (B)
       3.929%, 08/29/01                                 20,000         19,939
       3.929%, 08/30/01                                 21,000         20,934
       3.715%, 10/09/01                                 40,000         39,718

    Galaxy Funding Inc. (B)
       3.859%, 08/23/01                                 40,000         39,906
       3.972%, 08/31/01                                 50,000         49,836
       3.684%, 10/18/01                                 50,000         49,605

    The accompanying notes are an integral part of the financial statements.
------------------------------------------------------------------------------
58                            1.800.433.6884

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

DIVERSIFIED MONEY MARKET FUND (CONTINUED)

----------------------------------------------------------------------------------------------
Description                                                         Par (000)     Value (000)
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
    COMMERCIAL PAPER - DISCOUNTED* -- (CONTINUED)
----------------------------------------------------------------------------------------------

    ASSET-BACKED SECURITY - DIVERSIFIED
    FINANCIAL ASSETS-- (CONTINUED)
      Giro Funding U.S. Corp. (B)
         3.703%, 09/17/01                                          $  50,000     $ 49,760

      Giro Balanced Funding Corp. (B)
         3.783%, 09/21/01                                             32,115       31,944
         3.709%, 09/28/01                                             38,951       38,720

      Moriarty Ltd. (B)
         4.602%, 09/19/01                                             50,000       49,694
                                                                                  -------

                                                                                  430,318
                                                                                  -------

    ASSET-BACKED SECURITY -
    GOVERNMENT -- 0.9%
      Govco Inc. (B)
         3.701%, 09/11/01                                             39,000       38,837
                                                                                  -------

    ASSET-BACKED SECURITY -
    TRADE RECEIVABLES -- 15.3%
      Apreco Inc. (B)
         3.815%, 08/08/01                                             42,000       41,969
         3.703%, 09/17/01                                             22,013       21,907
         3.760%, 09/20/01                                             50,000       49,741

      Breeds Hill Capital Co., Ser A (B)
         3.773%, 08/13/01                                             30,105       30,067
         3.715%, 09/17/01                                             96,915       96,449

      Compass Securitization LLC (B)
         4.001%, 08/20/01                                             30,000       29,937

      Concord Minutemen Capital Co, Ser A (B)
         3.950%, 08/01/01                                             38,815       38,815
         3.705%, 10/12/01                                             47,490       47,141

      Crown Point Capital Co., Ser A (B)
         4.035%, 08/09/01                                             50,524       50,479
         3.713%, 09/12/01                                             50,000       49,785
         3.704%, 10/17/01                                             50,000       49,607

      Edison Asset Securitization LLC (B)
         3.940%, 08/01/01                                             35,000       35,000

      Lexington Parker Capital Co. LLC (B)
         4.919%, 08/31/01                                             54,500       54,282
         3.655%, 01/18/02                                             56,355       55,400

      WCP Funding Inc. (B)
         3.763%, 08/14/01                                             40,000       39,946
                                                                                  -------

                                                                                  690,525
                                                                                  -------

    BANKS -- 4.4%
      Bavaria TRR Corp. (B)
         3.704%, 10/15/01                                             50,000       49,618

      Commerzbank U.S. Finance
         3.622%, 09/25/01                                             50,000       49,726

       Forrestal Funding Trust Notes (B)
         3.769%, 08/24/01                                             50,000       49,880

      UBS Finance (DE) Inc.
         3.901%, 08/01/01                                             50,000       50,000
                                                                                  -------
                                                                                  199,224
                                                                                  -------


--------------------------------------------------------------------------------------------
Description                                                       Par (000)     Value (000)
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
    COMMERCIAL PAPER - DISCOUNTED* -- (CONTINUED)
--------------------------------------------------------------------------------------------
    BROKERAGE -- 0.9%
      Salomon Smith Barney Holding Inc.
         3.699%, 09/05/01                                          $  40,000   $   39,857
                                                                                ---------

    CHEMICALS -- 1.1% Dow Chemical Co.
         3.900%, 08/01/01                                             50,000       50,000
                                                                                ---------

    PETROLEUM & FUEL PRODUCTS -- 1.1%
      BP Amoco Capital PLC
         3.900%, 08/01/01                                             50,000       50,000
                                                                                ---------

      TOTAL COMMERCIAL PAPER -
      DISCOUNTED*
         (Cost $1,602,891)                                                      1,602,891
                                                                                ---------
--------------------------------------------------------------------------------------------
    COMMERCIAL PAPER -- INTEREST BEARING -- 5.0%
--------------------------------------------------------------------------------------------
    BROKERAGE -- 3.3%
      Goldman Sachs Group Inc.
         3.760%, 12/17/01                                             50,000      50,000
         3.870%, 12/31/01                                             50,000      50,000

      Morgan Stanley, Dean Witter & Co. (A)
         3.940%, 08/28/01                                             50,000      50,000
                                                                                ---------
                                                                                 150,000
                                                                                ---------

    COMPUTER CONSULTING -- 1.2%
      Computer Sciences Corp. (A) (B)
         3.990%, 12/27/01                                             55,000      55,000
                                                                                ---------

    CONSUMER PRODUCTS -- 0.5%
      Unilever Capital Corp. (A) (B)
         3.970%, 09/07/01                                             20,000      20,000
                                                                                ---------

      TOTAL COMMERCIAL PAPER - INTEREST
      BEARING
         (Cost $225,000)                                                         225,000
                                                                                ---------
--------------------------------------------------------------------------------------------
    CORPORATE OBLIGATIONS
    (MEDIUM TERM NOTES) -- 19.6%
--------------------------------------------------------------------------------------------
      Associates Corp. of N.A. (A) (C)
         4.156%, 08/27/01                                             75,000      75,006
         3.930%, 06/15/02                                             50,000      50,000

      Bear Stearns Companies, Inc. (A)
         3.890%, 01/18/02                                             50,000      50,000

      Beta Finance Inc. (B)
         5.250%, 02/22/02                                             50,000      50,000
         5.250%, 03/01/02                                             50,000      50,000

      General Motors Acceptance Corp. (A)
         4.045%, 08/02/01                                             25,000      25,000

      Goldman Sachs Group Inc. (A)
         4.180%, 11/19/01                                             15,000      15,007
         3.850%, 03/21/02                                             50,000      50,000

    The accompanying notes are an integral part of the financial statements.
-------------------------------------------------------------------------------
                            WWW.HIGHMARKFUNDS.COM                             59

[HIGHMARK FUNDS LOGO OMITTED]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

DIVERSIFIED MONEY MARKET FUND (CONCLUDED)

Description                                                                Par (000)       Value (000)
-------------------------------------------------------------------------------------------------------
CORPORATE OBLIGATIONS (MEDIUM TERM NOTES) -- (CONTINUED)
-------------------------------------------------------------------------------------------------------
Liberty Lighthouse U.S. Capital Corp. (B)
   3.940%, 01/25/02                                                        $50,000           $50,000
Merrill Lynch & Co. Inc. (A)
   3.910%, 03/01/02                                                         50,000            50,000
   3.900%, 06/07/02                                                         60,000            60,000
Merrill Lynch & Co. Inc.
  7.250%, 04/04/0                                                          246,265            47,071
  4.300%, 04/24/02                                                          50,000            50,000
Morgan Stanley Dean Witter & Co.
  7.000%, 01/28/02                                                          11,025            11,117
Nationwide Building Society (A) (B)
  3.830%, 12/12/01                                                          50,000            50,000
Sigma Finance Inc. (A) (B)
  3.855%, 01/11/02                                                          50,000            50,000
  3.850%, 01/16/02                                                          50,000            49,992
  3.830%, 01/25/02                                                          50,000            49,992
  3.920%, 04/10/02                                                          50,000            50,000
                                                                                        ------------
TOTAL CORPORATE OBLIGATIONS
 (MEDIUM TERM NOTES) (Cost $883,185)                                                         883,185
                                                                                        ------------
-------------------------------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY OBLIGATION -- 1.1%
-------------------------------------------------------------------------------------------------------

SLMA (A)
  4.011%, 08/09/01                                                          50,000            49,999
                                                                                        ------------
TOTAL U.S. GOVERNMENT AGENCY OBLIGATION
  (Cost $49,999)                                                                              49,999
                                                                                        ------------

-------------------------------------------------------------------------------------------------------
REPURCHASE AGREEMENT -- 3.1%
-------------------------------------------------------------------------------------------------------

Barclays Capital, Inc.
  3.800%, dated 07/31/01, matures
  08/01/01, repurchase price $37,429,536
  (collateralized by a U.S. Treasury Bill,
   par value $38,643,000, 0.000%,
   12/06/01, total market value $38,174,956)                                37,426            37,426
JP Morgan Securities, Inc.
   3.810%, dated 07/31/01, matures
   08/01/01, repurchase price $35,519,468
   (collateralized by various U.S. Treasury
    obligations, par value $28,963,000,
    6.000-13.750%, 05/15/04-08/15/09,
   total market value $36,230,238)                                          35,516            35,516
UBS Warburg, LLC
   3.800%, dated 07/31/01, matures
   08/01/01, repurchase price $68,629,809
   (collateralized by various U.S. Treasury
   obligations, par value $146,138,000, 0.000%,
   11/15/13-02/15/15, total market value
   $69,995,175)                                                             68,623            68,623
                                                                                        ------------
TOTAL REPURCHASE AGREEMENTS
(Cost $141,565)                                                                              141,565
                                                                                        ------------



Description                                                                           Value (000)
---------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS -- 100.0%
  (Cost $4,508,306)                                                                    $4,508,306
                                                                                      -----------
OTHER ASSETS AND LIABILITIES, NET -- (0.0%)                                                (1,815)
                                                                                      -----------
-------------------------------------------------------------------------------------------------------
NET ASSETS:
------------------------------------------------------------------------------------------------------
Paid-in-Capital of Fiduciary Shares
   (unlimited authorization-- no par value)
    based on 2,059,025,668 outstanding shares
    of beneficial interest                                                              2,059,026
Paid-in-Capital of Class A Shares (unlimited authorization -- no par value) based on 863,849,234 outstanding shares
    of beneficial interest                                                                863,850
Paid-in-Capital of Class S Shares
   (unlimited authorization -- no par value)
    based on 1,583,649,188 outstanding shares
   of beneficial interest                                                               1,583,649
Undistributed net investment income                                                           110
Accumulated net realized loss on investments                                                 (144)
                                                                                      -----------
TOTAL NET ASSETS -- 100.0%                                                             $4,506,491
                                                                                      ===========

NET ASSET VALUE, OFFERING AND REDEMPTION
  PRICE PER SHARE -- FIDUCIARY SHARES                                                       $1.00
                                                                                      ===========

NET ASSET VALUE, OFFERING AND REDEMPTION
  PRICE PER SHARE -- CLASS A SHARES                                                         $1.00
                                                                                      ===========
NET ASSET VALUE, OFFERING AND REDEMPTION
  PRICE PER SHARE -- CLASS S SHARES                                                         $1.00
                                                                                      ===========



--------------------------------------------------------------------------------

*   REPRESENTS THE YIELD TO MATURITY AT DATE OF PURCHASE

(A) ADJUSTABLE RATE SECURITY -- THE RATE REFLECTED ON THE STATEMENT OF NET ASSETS IS THE RATE IN EFFECT ON JULY 31, 2001.

(B) SECURITIES SOLD WITHIN THE TERMS OF A PRIVATE PLACEMENT MEMORANDUM, EXEMPT FROM REGISTRATION UNDER SECTION 3A-4, 4(2), OR 144A OF THE SECURITIES ACT OF 1933 AS AMENDED, AND MAY BE SOLD ONLY TO THE DEALERS IN THAT PROGRAM OR OTHER "ACCREDITED INVESTORS."

(C) PUTTABLE SECURITY -- MATURITY DATE REFLECTS THE NEXT PUT DATE.

F.S.B. -- FEDERAL SAVINGS BANK

LLC -- LIMITED LIABILITY COMPANY

N.A. -- NORTH AMERICA

SER -- SERIES

SLMA -- STUDENT LOAN MARKETING ASSOCIATION


    The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
60                               1.800.433.6884

STATEMENT OF NET ASSETS
JULY 31, 2001

CALIFORNIA TAX-FREE MONEY MARKET FUND


Description                                                                     Par (000)       Value (000)
-----------------------------------------------------------------------------------------------------------
  CALIFORNIA MUNICIPAL BONDS -- 98.8%
-----------------------------------------------------------------------------------------------------------
     Acalanes, Unified High School District, GO
       4.375%, 08/01/01                                                          $1,190             $1,190
     Alameda County, Industrial Development
       Authority, Tool Family Partnership,
       AMT, RB (A) (B) (C)
       2.650%, 07/01/27                                                           1,950              1,950
     Alameda County, Multi-Family Housing,
       Berkeleyan Project,
       Ser A, AMT, RB (A) (B) (C)
       2.650%, 04/01/28                                                           1,500              1,500
     Alameda-Contra Costa Counties,
      School Financing Authority,
      Capital Improvements Financing Projects,
      Ser E, RB (A) (B) (C)
       2.650%, 06/01/22                                                          11,210             11,210
     Anaheim, Electric Revenue, TECP (C)
       2.950%, 01/25/02                                                           8,600              8,600
       Anaheim, Public Improvement, 1995 Police
       Facilities Refinancing Project, COP,
     AMBAC Insured (A) (B) (C)
       2.500%, 08/01/08                                                           2,550              2,550
     Bay Area, Toll Authority, San Francisco
       Bay Area, RB, AMBAC Insured (A) (B) (C)
       2.500%, 04/01/25                                                           3,000              3,000
     California State, Department of Veteran
       Affairs, Home Purchase, Ser C, AMT, RB
       4.050%, 12/01/01                                                           2,815              2,815
     California State, Educational Facilities
       Authority, California Institute of
       Technology, RB (A) (B)
       2.300%, 01/01/24                                                           9,200              9,200
     California State, Educational Facilities
       Authority, Pomona College Project, RB (A) (B)
       2.350%, 07/01/221,100                                                      1,100
     California State, GO
       10.000%, 09/01/01                                                          3,615              3,633
       5.500%, 12/01/01                                                           5,000              5,040
     California State, Health Facilities Financing
       Authority, Santa Barbara Cottage,
       Ser B, RB (A) (B) (C)
       2.300%, 09/01/05                                                           2,685              2,685
     California State, Infrastructure
       Salvation Army, TECP (C)
       2.750%, 09/12/01                                                           2,000              2,000
     California State, Pollution Control
       Financing Authority, Chevron USA
       Project, RB (A) (B)
     4.000%, 11/15/01                                                             1,000              1,000

Description                                                                Par (000)          Value (000)
-----------------------------------------------------------------------------------------------------------
  CALIFORNIA MUNICIPAL BONDS -- (CONTINUED)
-----------------------------------------------------------------------------------------------------------
     California State, Pollution Control
       Financing Authority, Chevron USA
       Project, Ser B, RB (A) (B)
       2.850%, 06/15/05                                                     $4,235              $4,235
     California State, Pollution Control
       Financing Authority, Occidental Geography
       Project, RB (A) (B) (C)
       2.650%, 09/01/13                                                      1,500               1,500
     California State, Pollution Control
       Financing Authority, Shell Oil Martinez
       Project, Ser A, AMT, RB (A) (B)
       2.600%, 10/01/24                                                     10,500              10,500
     California State, Pollution Control
       Financing Authority, Shell Oil Project,
       Ser A, RB (A) (B)
       2.550%, 10/01/06                                                      4,500               4,500
       2.550%, 10/01/07                                                      2,400               2,400
       2.550%, 10/01/08                                                      4,400               4,400
       2.550%, 10/01/09                                                      2,600               2,600
       2.550%, 10/01/10                                                      2,300               2,300
     California State, Pollution Control
       Financing Authority, Shell Oil Project,
       Ser B, RB (A) (B)
       2.550%, 10/01/11                                                      6,600               6,600
     California State, Pollution Control
       Financing Authority, Shell Martinez
       Refining Project, Ser B, AMT, RB (A) (B)
       2.600%, 10/01/31                                                     13,300              13,300
     California State, Public Works Board Lease,
       Ser A, RB Prerefunded @ 100 (D)
       5.750%, 09/01/01                                                      3,700               3,706
     California State, School Cash Reserve
       Authority, Ser A, RB, AMBAC Insured
       4.000%, 07/03/02                                                     24,000              24,291
     California State, School Facilities Financing,
      Capital Improvement Financing Projects,
      Ser A, COP (A) (B) (C)
      2.450%, 07/01/22                                                       8,200               8,200
     California State, TECP (C)
      2.450%, 08/06/01                                                      10,000              10,000
     California State, Transit Finance Authority,
      RB, FSA Insured (A) (B) (C)
      2.600%, 10/01/27                                                      16,000              16,000
     California State, University TECP (C)
      2.650%, 11/09/01                                                       2,100               2,100
     California Statewide, Communities
      Development Authority, Chevron USA
      Project, AMT, RB (A) (B)
      2.650%, 12/15/24                                                       2,900               2,900

    The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
                            WWW.HIGHMARKFUNDS.COM                             61

[HIGHMARK FUNDS LOGO OMITTED]

HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

CALIFORNIA TAX-FREE MONEY MARKET FUND (CONTINUED)

Description                                                    Par (000)       Value (000)
-----------------------------------------------------------------------------------------------------------
CALIFORNIA MUNICIPAL BONDS -- (CONTINUED)
-----------------------------------------------------------------------------------------------------------
      Chino Basin Regional Financing Authority,
        Desalter Project, Ser A, RB, (A) (B) (C)
        2.500%, 06/01/30                                        $8,700          $8,700
      Chula Vista, Multi-Family Housing,
        Terra Nova Associates, Ser A, RB (A) (B) (C)
        2.500%, 03/01/05                                         6,040           6,040
      City of Los Angeles, Waste Water, TECP (C)
         2.650%, 08/03/01                                        3,180           3,180
         2.650%, 11/09/01                                        7,000           7,000
         2.550%, 09/13/01                                        7,750           7,750
      City of San Diego, TRAN
         3.250%, 08/01/02                                        7,000           7,048
      Colton, Redevelopment Agency,
         Multi-Family Housing, 1985-Issue A,
         RB (A) (B) (C)
         2.450%, 05/01/10                                          200             200
      Conejo Valley, Unified School District, GO
         4.500%, 08/01/01                                        2,710           2,710
      Contra Costa, Water District Authority,
         Ser G, RB MBIA Insured
         5.200%, 10/01/01                                        1,000           1,004
      Contra Costa, Water District, TECP (C)
         2.500%, 10/04/01                                        3,000           3,000
      Cotati-Rohnert, Unified School District,
         Ser A, GO, FSA Insured
         3.000%, 08/01/01                                          690             690
      East Bay, Municipal District Authority,
         RB, AMBAC Insured, Prerefunded
         @ 102 (D)
          6.375%, 12/01/01                                       3,925           4,045
      El Cajon, Redevelopment Agency,
         El Cajon Redevelopment Project, TA,
         Prerefunded @ 102 (D)
         6.600%, 10/01/01                                          500             513
      Fontana, Public Financing Authority,
         North Fontana Redevelopment Project,
         Ser A, RB, FSA Insured
         4.000%, 09/01/01                                          925             926
      Glendale, Unified School District,
         Ser A, GO, FSA Insured
         6.500%, 09/01/01                                        1,000           1,003
      Golden Empire, Schools Financing
        Authority, Kern High School District Project,
        Ser A, RB (A) (B) (C)
         2.400%, 12/01/24                                       11,400          11,400
      Golden Empire, Schools Financing
         Authority, Kern High School District project,
         Ser B, RB (A) (B) (C)
         2.400%, 12/01/24                                        8,200           8,200



Description                                                                  Par (000)       Value (000)
-----------------------------------------------------------------------------------------------------------
CALIFORNIA MUNICIPAL BONDS -- (CONTINUED)
-----------------------------------------------------------------------------------------------------------
     Golden Gate Bridge, Highway Transit,
        TECP (C)
        2.450%, 10/04/01                                                       $5,000          $5,000
     Hacienda La Puente, Unified School District,
        Ser A, GO, MBIA Insured
        3.850%, 08/01/01                                                        1,355           1,355
     Huntington Beach, Multi-Family Housing, Seabridge Villas, Ser A,
        RB (A) (B) (C)
        4.000%, 02/01/10                                                        4,000           4,000
     Irvine Ranch, Water District, Ser B,
        GO (A) (B) (C)
        2.700%, 10/01/04                                                        8,100           8,100
     Irvine Ranch, Water District, Ser B,
        RB (A) (B) (C)
        2.700%, 08/01/09                                                        2,500           2,500
     Irvine, Public Facilities & Infrastructure
        Authority, Capital Improvement Project,
        RB (A) (B) (C)
        2.450%, 11/01/10                                                        2,860           2,860
     Livermore, Capital Projects, COP,
        AMBAC Insured (A) (B) (C)
        2.600%, 10/01/30                                                        3,200           3,200
     Los Angeles County, Multi-Family Housing
        Authority, Sierra Project,
        Ser A, RB (A) (B) (C)
         2.350%, 09/01/30                                                       6,500           6,500
     Los Angeles County, TRAN
        3.750%, 06/28/02                                                       23,000          23,232
     Los Angeles, Community Redevelopment
        Agency, Baldwin Hills Public Park,
        COP (A) (B) (C)
        2.550%, 12/01/14                                                        5,600           5,600
     Los Angeles, Community Redevelopment
        Agency, Multi-Family Housing Authority,
        Promenade Towers Project, RB (A) (B) (C)
        2.400%, 04/01/30                                                        3,100           3,100
     Los Angeles, Department of Water &
        Power, Electric Authority,
        Ser C, RB (A) (B) (C)
        2.500%, 02/01/10                                                        7,850           7,850
     Los Angeles, Department of Water &
        Power, Ser F, RB (A) (B) (C)
        2.500%, 02/01/10                                                        5,200           5,200
     Los Angeles, Department of Water &
        Power, Sub-Ser B-3, RB (A) (B) (C)
        2.400%, 07/01/35                                                        6,000           6,000
     Los Angeles, Department of Water &
        Power, TECP (C)
       2.350%, 08/06/01                                                         4,000           4,000

    The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
62                                    1.800.433.6884

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

CALIFORNIA TAX-FREE MONEY MARKET FUND (CONTINUED)

Description                                              Par (000)       Value (000)
--------------------------------------------------------------------------------------
CALIFORNIA MUNICIPAL BONDS -- (CONTINUED)
--------------------------------------------------------------------------------------
  Los Angeles, Judgment Obligation,
     Ser B, RB
     4.000%, 08/01/01                                    $1,400          $1,400
  Los Angeles, Landscaping & Lighting
     District, No 96-1, SA
     5.000%, 03/01/02                                       535             541
  Los Angeles, Multi-Family Housing
     Authority, Masselin Manor Project,
     RB (A) (B) (C)
     2.550%, 07/01/15                                     2,400           2,400
 Los Angeles, Unified School District, TRAN
     4.000%, 07/23/02                                     3,330           3,375
 Metropolitan, Water District Southern
     California, RB, Prerefunded @102 (D)
     5.500%, 07/01/02                                     1,100           1,149
 Metropolitan, Water District Southern
     California, Ser B-2, RB (A) (B) (C)
     2.500%, 07/01/35                                     2,000           2,000
 Metropolitan, Water District Southern
     California, Ser B-4, RB (A) (B) (C)
     2.450%, 07/01/35                                    20,000          20,000
 Metropolitan, Water District Southern
     California, Waterworks Project, Ser B, GO
     3.000%, 03/01/02                                     1,000           1,001
 Modesto, Irrigation, TECP (C)
     2.650%, 08/08/01                                     4,000           4,000
 Modesto, Water System Improvement
     Project, COP, AMBAC Insured
     Prerefunded @ 102 (D)
     6.250%, 10/01/01                                     1,000           1,024
 Ontario, Multi-Family Housing Authority,
     Residential Park Centre Project,
     Ser A, RB (A) (B) (C)
     2.550%, 08/01/07                                    18,900          18,900
 Orange County, Apartment Development
     Authority, Seaside Meadow,
     Ser C, RB (A) (B) (C)
     2.550%, 08/01/08                                    11,000          11,000
 Orange County, Apartment Development
     Authority, Villas La Paz Project,
     Ser F, RB, FNMA (A) (B) (C)
     2.400%, 08/15/28                                     8,600           8,600
 Orange County, Local Transportation
     Authority, Measure M, RB
     5.600%, 02/15/02                                     1,000           1,014


Description                                           Par (000)       Value (000)
--------------------------------------------------------------------------------------
CALIFORNIA MUNICIPAL BONDS -- (CONTINUED)
--------------------------------------------------------------------------------------
  Orange County, Local Transportation
    Authority, Measure M, RB
    Prerefunded @ 102 (D)
    5.750%, 02/15/02                                  $1,750          $1,809
  Orange County, Special Financing
    Authority, Teeter Plan, Ser D, RB, AMBAC
    Insured (A) (B) (C)
    2.500%, 11/01/14                                   3,000           3,000
  Orange County, Water District Authority,
    Project B, COP (A) (B) (C)
    2.600%, 08/15/15                                   3,500           3,500
  Oxnard, Multi-Family Housing Authority,
    Seawind Apartments Projects,
    Ser A, AMT, RB (A) (B) (C)
    2.650%, 12/01/20                                   2,700           2,700
  Redondo Beach, Multi-Family Authority,
    McCandless Senior Housing Project,
    Ser A, RB (A) (B) (C)
    2.600%, 12/01/25                                   8,700           8,700
  Riverside County, Public Facilities
    Authority, Ser B, COP (A) (B) (C)
    2.250%, 12/01/15                                  10,600          10,600
  Sacramento, City Financing Authority,
    Ser G, RB, AMBAC Insured (A) (B) (C)
    2.390%, 05/01/16                                   5,700           5,700
  Sacramento County, Sanitation District
    Financing Authority,
    Ser C, RB (A) (B) (C)
    2.500%, 12/01/30                                   8,400           8,400
  Sacramento, Municipal Utility District,
    Ser N2, RB, MBIA Insured (A) (B) (C)
    2.700%, 11/15/15                                  15,000          15,000
  Sacramento, Municipal Utility District,
    Ser Y, RB, MBIA Insured
    Prerefunded @102 (D)
    6.500%, 09/01/01                                     565             578
  San Bernardino County, Multi-Family
    Housing Authority, Mountain View
    Apartments, RB (A) (B) (C)
    2.500%, 03/01/27                                   2,400           2,400
  San Bernardino County, Multi-Family
    Housing Authority, Pepperwood,
    Ser A, RB (A) (B) (C)
    2.550%, 08/01/23                                   4,400           4,400
  San Diego County & School District,
    Ser C, TRAN
    6.000%, 10/04/01                                   1,000           1,005
  San Diego County & School District, TRAN
    3.500%, 06/28/02                                   5,000           5,037

    The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
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
[HIGHMARK FUNDS LOGO OMITTED]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS

JULY 31, 2001

CALIFORNIA TAX-FREE MONEY MARKET FUND (CONTINUED)


Description                                              Par (000)       Value (000)
--------------------------------------------------------------------------------------
CALIFORNIA MUNICIPAL BONDS -- (CONTINUED)
--------------------------------------------------------------------------------------
  San Diego, Multi-Family Housing Authority,
     Issue A, RB (A) (B) (C)
     2.500%, 02/01/09                                       $3,000          $3,000
  San Diego, Multi-Family Housing Authority,
     Nobel Courts Project, Ser L, RB (A) (B) (C)
     2.450%, 12/01/22                                        4,600           4,600
  San Diego, Multi-Family Housing Authority,
     RB, FNMA Collateralized (A) (B) (C)
     2.500%, 08/01/14                                        9,100           9,100
  San Francisco City & County,
     Moscone Center Expansion Project,
     Ser 2, RB, AMBAC Insured (A) (B) (C)
     2.400%, 04/01/30                                        4,100           4,100
  San Francisco City & County,
     Public Water Authority, TECP (C)
     2.800%, 08/10/01                                       10,000          10,000
  San Francisco City & County, Redevelopment
     Authority, Fillmore Housing Center
     Project, Ser A-1, RB (A) (B) (C)
     2.600%, 12/01/17                                       13,440          13,440
  San Francisco, Airport, TECP (C)
     3.100%, 08/24/01                                        3,945           3,945
     2.650%, 09/06/01                                        2,100           2,100
  San Jose, Multi-Family Housing Authority,
     Foxchase, Ser B, RB, FGIC Insured (A) (B) (C)
     2.550%, 11/01/07                                        9,200           9,200
  San Jose, Multi-Family Housing Authority,
     Somerset Park, RB, AMT (A) (B) (C)
     2.600%, 11/01/17                                        3,000           3,000
  San Jose, Redevelopment Agency,
     Merged Area Redevelopment Project,
     TA, MBIA Insured
     4.600%, 08/01/01                                        1,000           1,000
  Santa Clara County, El Camino Hospital
     District Lease Authority, Valley Medical
     Center Project, Ser A, RB (A) (B) (C)
     2.700%, 08/01/15                                        9,000           9,000
  Santa Clara County, Transportation District
     Authority, Ser 1985 A, RB, AMBAC
     Insured (A) (B) (C)
     2.600%, 06/01/15                                        8,860           8,860
  Simi Valley, Multi-Family Housing
     Authority, Ser A, RB (A) (B)
     2.450%, 07/01/23                                        5,675           5,675


Description                                              Par (000)       Value (000)
--------------------------------------------------------------------------------------
CALIFORNIA MUNICIPAL BONDS -- (CONTINUED)
--------------------------------------------------------------------------------------
  Southeast, Resource Recovery Facilities
    Authority, Ser A, RB (A) (B) (C)
    2.500%, 12/01/18                                       $7,000           $7,000
  South Orange County, Public Financing
    Authority, Ser A, TA, FSA Insured
    4.500%, 08/15/01                                        1,995            1,995
  South Placer, Waste Water Authority,
    Ser B, RB, FGIC Insured (A) (B) (C)
    2.400%, 11/01/35                                        4,000            4,000
  Southern California, Public Power Authority,
    Southern Transmission Project, RB,
    AMBAC Insured (A) (B) (C)
    2.500%, 07/01/19                                       11,100           11,100
  Tracy, Multi-Family Housing Redevelopment
    Authority, Sycamore Village Apartments,
    Ser A, RB (A) (B) (C)
    2.550%, 05/01/15                                        3,100            3,100
  Turlock, Irrigation District Authority,
    Capital Improvement and Refinancing
    Authority Project, COP (A) (B) (C)
    2.600%, 01/01/31                                       24,900           24,900
  University of California, Multi-Purpose
    Projects, Ser F, RB, FGIC Insured
    7.000%, 09/01/01                                        1,000            1,003
  University of California, Regents, TECP
    2.600%, 08/06/01                                       23,100           23,100
    2.500%, 08/17/01                                        9,600            9,600
    2.450%, 10/03/01                                        7,000            7,000
    2.250%, 08/07/01                                        5,300            5,300
  Vacaville, Multi-Family Housing Authority,
    Sycamores Apartments Project,
    Ser A, RB, FNMA Insured (A) (B) (C)
    2.450%, 05/15/29                                        3,900            3,900
  Vallejo, Capital Improvement Project,
    COP (A) (B) (C)
    2.700%, 09/01/40                                        6,000            6,000
  West Basin, Municipal Water District, Phase II,
    Recycled Water Project, Ser B,
    COP, (A) (B) (C)
    2.500%, 08/01/27                                        2,000            2,000
                                                                           -------
    TOTAL CALIFORNIA MUNICIPAL BONDS
    (Cost $685,162)                                                        685,162
                                                                           -------

    The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
64                                     1.800.433.6884

[GRAPHIC OMITTED]

STATEMENT OF NET ASSETS
JULY 31, 2001

CALIFORNIA TAX-FREE MONEY MARKET FUND (CONCLUDED)
--------------------------------------------------------------------------------

Description                                              Shares          Value (000)
--------------------------------------------------------------------------------------
  REGULATED INVESTMENT COMPANIES -- 1.1%
--------------------------------------------------------------------------------------
   Goldman Sachs California Tax Free
    Money Market                                           1,500,000        $1,500
   Provident California Tax Free
    Money Market                                           5,901,420         5,901
                                                                          --------
   TOTAL REGULATED INVESTMENT COMPANIES
    (Cost $7,401)                                                            7,401
                                                                          --------
   TOTAL INVESTMENTS -- 99.9%
    (Cost $692,563)                                                        692,563
                                                                          --------
   OTHER ASSETS AND LIABILITIES, NET -- 0.1%                                   939
                                                                          --------
--------------------------------------------------------------------------------------
   NET ASSETS:
--------------------------------------------------------------------------------------

   Paid-in-Capital of Fiduciary Shares
    (unlimited authorization-- no par value)
    based on 313,608,610 outstanding shares
    of beneficial interest                                                 313,609
   Paid-in-Capital of Class A Shares
    (unlimited authorization -- no par value)
    based on 257,752,704 outstanding shares
    of beneficial interest                                                 257,753
   Paid-in-Capital of Class S Shares
    (unlimited authorization -- no par value)
    based on 122,192,204 outstanding shares
    of beneficial interest                                                 122,192
   Accumulated net realized loss on investments                                (52)
                                                                        ----------
   TOTAL NET ASSETS -- 100.0%                                             $693,502
                                                                        ===========

   NET ASSET VALUE, OFFERING AND REDEMPTION
    PRICE PER SHARE - FIDUCIARY SHARES                                        $1.00
                                                                        ===========

   NET ASSET VALUE, OFFERING AND REDEMPTION
    PRICE PER SHARE - CLASS A SHARES                                          $1.00
                                                                        ===========

   NET ASSET VALUE, OFFERING AND REDEMPTION
    PRICE PER SHARE - CLASS S SHARES                                          $1.00
                                                                        ===========

(A) FLOATING RATE SECURITY -- THE RATE REFLECTED ON THE STATEMENT OF NET ASSETS IS THE RATE IN EFFECT ON JULY 31, 2001.

(B) PUT AND DEMAND FEATURE -- THE DATE REPORTED ON THE STATEMENT OF NET ASSETS IS THE FINAL MATURITY, NOT THE NEXT RESET OR PUT DATE.

(C) SECURITIES ARE HELD IN CONJUNCTION WITH A LETTER OF CREDIT OR A LIQUIDITY AGREEMENT BY A MAJOR COMMERCIAL BANK OR FINANCIAL INSTITUTION.

(D) PREREFUNDED SECURITY -- THE MATURITY DATE SHOWN IS THE PREREFUNDED DATE.

AMBAC -- AMERICAN MUNICIPAL BOND ASSURANCE CORPORATION

AMT -- ALTERNATIVE MINIMUM TAX

COP -- CERTIFICATE OF PARTICIPATION

FGIC -- FINANCIAL GUARANTY INSURANCE COMPANY

FNMA -- FEDERAL NATIONAL MORTGAGE ASSOCIATION

FSA -- FINANCIAL SECURITY ASSURANCE

GO -- GENERAL OBLIGATION

MBIA -- MUNICIPAL BOND INVESTORS ASSURANCE

RB -- REVENUE BOND

SA -- SPECIAL ASSESSMENT

SER -- SERIES

TA -- TAX ALLOCATION

TECP -- TAX EXEMPT COMMERCIAL PAPER

TRAN -- TAX AND REVENUE ANTICIPATION NOTE

The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
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
[HIGHMARK FUNDS LOGO OMITTED]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENT OF ASSETS AND LIABILITIES (000)
JULY 31, 2001



                                                                                   SMALL CAP VALUE
                                                                                       FUND
                                                                                   ---------------
ASSETS:

    Investment Securities (Cost $94,206) ........................................           $98,989
    Dividend and Interest Receivable ............................................                59
    Investment Securities Sold ..................................................             5,586
    Capital Shares Purchased ....................................................               237
    Other Receivables ...........................................................                 2
                                                                                          ---------
        TOTAL ASSETS ............................................................           104,873
                                                                                          ---------
LIABILITIES:
    Investment Securities Purchased .............................................                14
    Payable Upon Return of Securities Loaned ....................................             9,526
    Capital Shares Redeemed .....................................................                50
    Accrued Expenses ............................................................               166
                                                                                          ---------
      TOTAL LIABILITIES .........................................................             9,756
                                                                                          ---------
          TOTAL NET ASSETS ......................................................           $95,117
                                                                                          =========

NET ASSETS:
 Paid-in-Capital of Fiduciary Shares (unlimited authorization -- no par value)
   based on 6,655,236 outstanding shares of beneficial interest .................           $69,518
 Paid-in-Capital of Class A Shares (unlimited authorization -- no par value)
   based on 807,340 outstanding shares of beneficial interest ...................            10,307
 Paid-in-Capital of Class B Shares (unlimited authorization -- no par value)
   based on 522,802 outstanding shares of beneficial interest ...................             6,570
 Paid-in-Capital of Class C Shares (unlimited authorization -- no par value)
   based on 57,879 outstanding shares of beneficial interest ....................               758
 Distributions in excess of net investment income ...............................               (31)
 Accumulated net realized gain on investments ...................................             3,213
 Net unrealized depreciation on translation of other assets and liabilities
   denominated in foreign currency ..............................................                (1)
 Net unrealized appreciation on investments .....................................             4,783
                                                                                          ---------
      TOTAL NET ASSETS ..........................................................           $95,117
                                                                                          =========

 Net Asset Value, Offering and Redemption Price Per Share -- Fiduciary Shares ...            $11.85
                                                                                          =========

 Net Asset Value and Redemption Price Per Share -- Class A Shares ...............            $11.76
                                                                                          =========

 Maximum Offering Price Per Share -- Class A Shares ($11.76 \ 94.5%) ............            $12.44
                                                                                          =========

 Net Asset Value and Offering Price Per Share -- Class B Shares (A) .............            $11.63
                                                                                          =========

 Net Asset Value and Offering Price Per Share -- Class C Shares (A) .............            $11.60
                                                                                          =========


(A) CLASS B AND CLASS C HAVE CONTINGENT DEFERRED SALES CHARGES. FOR A DESCRIPTION OF POSSIBLE REDEMPTION CHARGES, SEE THE NOTES TO THE FINANCIAL STATEMENTS.


    The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
66                            1.800.433.6884

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    The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
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HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENTS OF OPERATIONS (000)

FOR THE YEAR ENDED JULY 31, 2001

                                                                                   VALUE
                                                               GROWTH             MOMENTUM
                                                                FUND                FUND
                                                                ----                ----
 Interest Income ..................................              $818+               $740+
 Dividend Income ..................................             1,727              11,411
 Less: Foreign Taxes withheld, net of reclaims ....                (7)                (22)
                                                             --------              ------

       Total Investment Income ....................             2,538              12,129
                                                             --------              ------

Expenses:
    Administrative Fees ...........................             1,103               1,358
    Investment Adviser Fees .......................             3,310               4,074
    Shareholder Servicing Fees Fiduciary ..........             1,242               1,446
    Shareholder Servicing Fees Retail Class A .....                84                  98
    Shareholder Servicing Fees Retail Class B .....                50                  24
    Custodian Fees ................................                55                  68
    Professional Fees .............................                53                  59
    Registration Fees .............................                60                  13
    Transfer Agent Fees ...........................                73                  77
    Distribution Fees Retail Class A ..............                84                  98
    Distribution Fees Retail Class B ..............               150                  71
    Distribution Fees Retail Class C ..............                10                   9
    Insurance Fees ................................                 5                   9
    Trustees Fees .................................                14                  19
    Printing Fees .................................                58                  77
    Miscellaneous Fees ............................                 7                  19
                                                             --------              ------

       Total Expenses .............................             6,358               7,519
                                                             --------              ------

    Less: Waivers and Reduction of Expenses
          Administrative Fees .....................              (110)               (136)
          Investment Adviser Fees .................               (60)                (45)
          Shareholder Servicing Fees ..............              (796)               (927)
          Reduction of Expenses (1) ...............               (22)                (30)
                                                             --------              ------

    Total Waivers and Reduction of Expenses .......              (988)             (1,138)
                                                             --------              ------

Total Net Expenses ................................             5,370               6,381
                                                             --------              ------

Net Investment Income (Loss) ......................            (2,832)              5,748
                                                             --------              ------

Net Realized Gain (Loss) on Investments ...........               821*            140,147*
Net Realized Gain on Option Contracts .............                --               1,393
Net Realized Loss on Foreign Currency Transactions                 --                  --
Change in Unrealized Depreciation on Investments ..          (329,898)           (147,848)
Change in Unrealized Appreciation (Depreciation)
 on Foreign Currency ..............................                --                  --
                                                             --------              ------

Net Realized and Unrealized Loss on Investments ...          (329,077)             (6,308)
                                                             --------              ------

Decrease in Net Assets Resulting from Operations ..         $(331,909)              $(560)
                                                            =========           =========

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.

*   INCLUDES REALIZED GAINS AS A RESULT OF A REDEMPTION IN-KIND. (SEE NOTE 11.)

+   INCLUDES INCOME FROM SECURITIES LENDING PROGRAM. (SEE NOTE 5.)

(1) SEE NOTE 3.

    The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
68                                  1.800.433.6884

[GRAPHIC OMITTED]

                                                      LARGE CAP        CORE                            SMALL CAP      INTERNATIONAL
                                                        VALUE          EQUITY       BALANCED             VALUE           EQUITY
                                                        FUND            FUND           FUND               FUND            FUND
                                                      ---------       --------      --------           ----------     -------------
Interest Income                                          $687+           $205+         $9,110+              $884+            $443+
Dividend Income                                         5,081             781           3,095              1,483            1,815
Less: Foreign Taxes withheld, net of reclaims             (32)             (3)             (7)               (36)            (132)
                                                       ------          ------          ------            -------          -------
    Total Investment Income                             5,736             983          12,198              2,331            2,126
                                                       ------          ------          ------            -------          -------
Expenses:
  Administrative Fees                                     578             140             773                278              260
  Investment Adviser Fees                               1,733             420           2,319              1,392            1,235
  Shareholder Servicing Fees Fiduciary                    567             169             929                310              318
  Shareholder Servicing Fees Retail Class A               146               4              25                 23                5
  Shareholder Servicing Fees Retail Class B                 9               2              12                 14                2
  Custodian Fees                                           29               7              39                 42              170
  Professional Fees                                        15               8              30                 16               27
  Registration Fees                                       (55)             12              19                 18               12
  Transfer Agent Fees                                      15               8              41                 31               16
  Distribution Fees Retail Class A                        146               4              25                 23                5
  Distribution Fees Retail Class B                         28               7              38                 41                7
  Distribution Fees Retail Class C                         --              --               1                  6               --
  Insurance Fees                                            2               1               4                  1                1
  Trustees Fees                                             4               4              10                  6                3
  Printing Fees                                            23               8              31                 20               16
  Miscellaneous Fees                                       --               1               6                  4               20
                                                       ------          ------          ------            -------          -------
    Total Expenses                                      3,240             795           4,302              2,225            2,097
                                                       ------          ------          ------            -------          -------
  Less: Waivers and Reduction of Expenses
     Administrative Fees                                  (58)            (14)            (77)               (28)             (26)
     Investment Adviser Fees                               --             (20)            (15)                --               --
     Shareholder Servicing Fees                          (373)           (103)           (572)              (150)            (168)
     Reduction of Expenses (1)                            (12)             (3)            (16)                (6)              (5)
                                                       ------          ------          ------            -------          -------
  Total Waivers and Reduction of Expenses                (443)           (140)           (680)              (184)            (199)
                                                       ------          ------          ------            -------          -------
Total Net Expenses                                      2,797             655           3,622              2,041            1,898
                                                       ------          ------          ------            -------          -------
Net Investment Income (Loss)                            2,939             328           8,576                290              228
                                                       ------          ------          ------            -------          -------
Net Realized Gain (Loss) on Investments                   387          (2,284)          9,415             10,995*         (14,395)
Net Realized Gain on Option Contracts                      --              --              --                 --               --
Net Realized Loss on Foreign Currency Transactions         --              --              --                (50)            (187)
Change in Unrealized Depreciation on Investments       (7,368)        (10,047)        (42,407)           (14,153)         (21,774)
Change in Unrealized Appreciation (Depreciation)
  on Foreign Currency                                      --              --              --                (17)              92
                                                       ------          ------          ------            -------          -------
Net Realized and Unrealized Loss on Investments        (6,981)        (12,331)        (32,992)            (3,225)         (36,264)
                                                      -------         -------         -------            -------          -------
Decrease in Net Assets Resulting from Operations      $(4,042)       $(12,003)       $(24,416)           $(2,935)        $(36,036)
                                                     ========        ========        ========           ========         ========

    The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
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
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HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENTS OF OPERATIONS (000)

FOR THE YEAR ENDED JULY 31, 2001


                                                                   CALIFORNIA
                                                                  INTERMEDIATE
                                                                    TAX-FREE                        BOND
                                                                    BOND FUND                       FUND
                                                                  ------------                  -----------
Interest Income ................................                      $8,513                      $36,217+
                                                                    --------                     --------

     Total Investment Income ...................                       8,513                       36,217
                                                                    --------                     --------

Expenses:
  Administrative Fees ..........................                         365                        1,066
  Investment Adviser Fees ......................                         913                        2,665
  Shareholder Servicing Fees Fiduciary Shares ..                         330                        1,301
  Shareholder Servicing Fees Class A Shares ....                         123                           30
  Shareholder Servicing Fees Class B Shares ....                           4                            2
  Custodian Fees ...............................                          18                           53
  Professional Fees ............................                           9                           21
  Registration Fees ............................                           5                           13
  Transfer Agent Fees ..........................                          11                           29
  Distribution Fees Class A Shares .............                         123                           30
  Distribution Fees Class B Shares .............                          12                            4
  Distribution Fees Class S Shares .............                          --                           --
  Insurance Fees ...............................                           4                            2
  Trustees Fees ................................                           7                           12
  Printing Fees ................................                           7                           20
  Miscellaneous Fees ...........................                           4                           11
                                                                    --------                     --------

     Total Expenses ............................                       1,935                        5,259
                                                                    --------                     --------

Less: Waivers and Reduction of Expenses:
     Administrative Fees .......................                         (36)                        (106)
     Investment Adviser Fees ...................                        (479)                          --
     Shareholder Servicing Fees ................                        (433)                      (1,099)
     Distribution Fees .........................                        (123)                         (30)
     Reduction of Expenses (1) .................                          (7)                         (21)
                                                                    --------                     --------

Total Waivers & Reduction of Expenses ..........                      (1,078)                      (1,256)
                                                                    --------                     --------

Total Net Expenses .............................                         857                        4,003
                                                                    --------                     --------

Net Investment Income ..........................                       7,656                       32,214
                                                                    --------                     --------

Net Realized Gain on Investments ...............                         799                          774
Change in Unrealized Appreciation on Investments                       5,364                       29,995
                                                                    --------                     --------

Net Realized and Unrealized Gain on Investments                        6,163                       30,769
                                                                    --------                     --------

Increase in Net Assets Resulting from Operations                     $13,819                      $62,983
                                                                    ========                     ========

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.

+   INCLUDES INCOME FROM SECURITIES LENDING PROGRAM. (SEE NOTE 5.)

(1) SEE NOTE 3.

     The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
70                           1.800.433.6884

[GRAPHIC OMITTED]


                                                            100%                                                CALIFORNIA
                                                        U.S. TREASURY     U.S. GOVERNMENT     DIVERSIFIED        TAX-FREE
                                                         MONEY MARKET      MONEY MARKET       MONEY MARKET      MONEY MARKET
                                                            FUND              FUND              FUND               FUND
                                                        -------------     -----------         -----------       -----------
Interest Income ................................           $76,984            $30,512           $251,533            $20,985
                                                         ---------          ---------          ---------          ---------

        Total Investment Income ................            76,984             30,512            251,533             20,985
                                                         ---------          ---------          ---------          ---------

Expenses:
   Administrative Fees .........................             2,835              1,101              8,671              1,264
   Investment Adviser Fees .....................             4,253              1,651             13,006              1,895
   Shareholder Servicing Fees Fiduciary Shares .               988                927              4,818                752
   Shareholder Servicing Fees Class A Shares ...               600                114              1,986                574
   Shareholder Servicing Fees Class B Shares ...                --                  2                 --                 --
   Custodian Fees ..............................               142                 55                434                 63
   Professional Fees ...........................                95                 39                250                 46
   Registration Fees ...........................               100                 58                503                 32
   Transfer Agent Fees .........................               130                 62                467                 55
   Distribution Fees Class A Shares ............               600                114              1,986                574
   Distribution Fees Class B Shares ............                --                  6                 --                 --
   Distribution Fees Class S Shares ............             4,305                733              8,875                557
   Insurance Fees ..............................                 8                  2                 29                  2
   Trustees Fees ...............................                19                 14                 83                 14
   Printing Fees ...............................                89                 45                227                 38
   Miscellaneous Fees ..........................                30                 15                 34                 41
                                                         ---------          ---------          ---------          ---------

      Total Expenses ...........................            14,194              4,938             41,369              5,907
                                                         ---------          ---------          ---------          ---------

Less: Waivers and Reduction of Expenses:
      Administrative Fees ......................              (231)              (101)              (759)              (120)
      Investment Adviser Fees ..................              (709)               (40)               (96)              (632)
      Shareholder Servicing Fees ...............            (1,587)            (1,041)            (6,804)            (1,326)
      Distribution Fees ........................                --                 --                 --                 --
      Reduction of Expenses (1) ................               (57)               (22)              (174)               (25)
                                                          ---------          ---------          ---------          ---------

Total Waivers & Reduction of Expenses ..........            (2,584)            (1,204)            (7,833)            (2,103)
                                                         ---------          ---------          ---------          ---------

Total Net Expenses .............................            11,610              3,734             33,536              3,804
                                                         ---------          ---------          ---------          ---------

Net Investment Income ..........................            65,374             26,778            217,997             17,181
                                                         ---------          ---------          ---------          ---------

Net Realized Gain on Investments ...............               191                106              1,680                  6

Change in Unrealized Appreciation on Investments                --                 --                 --                 --
                                                         ---------          ---------          ---------          ---------

Net Realized and Unrealized Gain on Investments                191                106              1,680                  6
                                                         ---------          ---------          ---------          ---------

Increase in Net Assets Resulting from Operations           $65,565            $26,884           $219,677            $17,187
                                                         =========          =========          =========          =========


    The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
                            WWW.HIGHMARKFUNDS.COM                            71

[LOGO OF HIGHMARK FUNDS OMITTED.]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENTS OF CHANGES IN NET ASSETS (000)

FOR THE YEARS OR PERIODS ENDED

                                                                                     GROWTH                  VALUE MOMENTUM
                                                                                      FUND                        FUND
                                                                            --------------------------   -------------------------
                                                                                08/01/00     08/01/99       08/01/00     08/01/99
                                                                             TO 07/31/01  TO 07/31/00    TO 07/31/01  TO 07/31/00
                                                                            --------------------------   -------------------------

   Investment Activities From Operations:
   Net Investment Income (Loss) ..........................................       $(2,832)      $(2,802)        $5,748        $7,139
   Net Realized Gain (Loss) on Investments ...............................           821*       66,871        140,147*       52,887
   Net Realized Gain on Option Contracts .................................            --            --          1,393           552
   Net Realized Loss on Foreign Currency Transactions ....................            --            --             --            --
   Change in Unrealized Appreciation (Depreciation) on Investments .......      (329,898)       20,851       (147,848)      (26,490)
                                                                               ---------     ---------      ---------     ---------

Net Increase (Decrease) in Net Assets Resulting From Operations ..........      (331,909)       84,920           (560)       34,088
                                                                               ---------     ---------      ---------     ---------

Distributions to Shareholders:
   Net Investment Income:
   Fiduciary Shares ......................................................            --            --         (5,108)       (6,096)
   Class I Shares ........................................................            --            --           (552)         (900)
   Class A Shares ........................................................            --            --           (255)         (238)
   Class B Shares ........................................................            --            --            (12)           (7)
   Class C Shares ........................................................            --            --             (1)           --
   Distributions in excess of net investment income ......................            --            --             --            --
Capital Gains:
   Fiduciary Shares ......................................................       (78,447)      (67,698)       (34,083)      (32,731)
   Class I Shares ........................................................            --            --         (2,218)       (5,746)
   Class A Shares ........................................................        (4,998)       (3,095)          (516)       (1,827)
   Class B Shares ........................................................        (3,244)       (1,383)           (42)         (353)
   Class C Shares ........................................................          (162)           (2)        (7,104)           (1)
                                                                               ---------     ---------      ---------     ---------

       Total Distributions ...............................................       (86,851)      (72,178)       (49,891)      (47,899)
                                                                               ---------     ---------      ---------     ---------

Change in Net Assets .....................................................      (418,760)       12,742        (50,451)      (13,811)
                                                                               ---------     ---------      ---------     ---------

Share Transactions: (2)
   Fiduciary Shares:
   Proceeds in connection with the acquisition of Common Trust Fund Assets            --            --             --            --
   Proceeds from Shares Issued ...........................................       126,773       193,137         81,019       132,303
   Reinvestment of Distributions .........................................        76,774        66,007         36,073        34,930
   Cost of Shares Redeemed ...............................................      (270,133)*    (288,857)      (213,018)*    (372,269)
                                                                               ---------     ---------      ---------     ---------

      Total Fiduciary Share Transactions .................................       (66,586)      (29,713)       (95,926)     (205,036)
                                                                               ---------     ---------      ---------     ---------

Class I Shares: (3)
   Proceeds from Shares Issued ...........................................            --            --          6,871       124,178
   Reinvestment of Distributions .........................................            --            --          7,657         6,646
   Cost of Shares Redeemed ...............................................            --            --       (129,677)      (15,675)
                                                                               ---------     ---------      ---------     ---------

     Total Class I Share Transactions ....................................            --            --       (115,149)      115,149
                                                                               ---------     ---------      ---------     ---------

Class A Shares:
   Proceeds from Shares Issued ...........................................       206,592       448,194        138,412       189,754
   Reinvestment of Distributions .........................................         4,650         2,859          2,092         1,838
   Cost of Shares Redeemed ...............................................      (215,201)     (420,811)      (136,045)     (186,694)
                                                                               ---------     ---------      ---------     ---------

     Total Class A Share Transactions ....................................        (3,959)       30,242          4,459         4,898
                                                                               ---------     ---------      ---------     ---------

Class B Shares:
   Proceeds from Shares Issued ...........................................         5,911        14,908          3,806         3,960
   Reinvestment of Distributions .........................................         3,127         1,356            502           351
   Cost of Shares Redeemed ...............................................        (3,212)       (2,828)        (1,656)       (2,382)
                                                                               ---------     ---------      ---------     ---------

     Total Class B Share Transactions ....................................         5,826        13,436          2,652         1,929
                                                                               ---------     ---------      ---------     ---------

Class C Shares:
   Proceeds from Shares Issued ...........................................           752           875            663           591
   Reinvestment of Distributions .........................................           161             2             35             1
   Cost of Shares Redeemed ...............................................          (118)          (23)          (171)          (17)
                                                                               ---------     ---------      ---------     ---------

     Total Class C Share Transactions ....................................           795           854            527           575
                                                                               ---------     ---------      ---------     ---------

Net Increase (Decrease) in Net Assets From Share Transactions ............       (63,924)       14,819       (203,437)      (82,485)
                                                                               ---------     ---------      ---------     ---------

     Total Increase (Decrease) in Net Assets .............................      (482,684)       27,561       (253,888)      (96,296)
                                                                               ---------     ---------      ---------     ---------

Net Assets:
   Beginning of Period ...................................................       801,799       774,238        790,021       886,317
                                                                               ---------     ---------      ---------     ---------

   End of Period .........................................................      $319,115      $801,799       $536,133      $790,021
                                                                               =========     =========      =========     =========

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.

* INCLUDES REALIZED GAINS (LOSSES) OR REDEMPTIONS AS A RESULT OF A REDEMPTION IN-KIND. (SEE NOTE 11.)

(1) COMMENCEMENT OF OPERATIONS.

(2) FOR SHARE TRANSACTIONS, SEE NOTE 12 IN THE NOTES TO FINANCIAL STATEMENTS.

(3) ASSETS OF CLASS I SHARES WERE FULLY LIQUIDATED ON DECEMBER 29, 2000. (SEE
    NOTE 11.)


The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
                               1.800.433.6884                                72

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
                                                                                    LARGE CAP VALUE             CORE EQUITY
                                                                                         FUND                       FUND
                                                                               ------------------------   ------------------------
                                                                                08/01/00     08/01/99      08/01/00     05/31/00(1)
                                                                               TO 07/31/01  TO 07/31/00   TO 07/31/01  TO 07/31/00
                                                                               -----------  -----------   -----------  -----------
Investment Activities From Operations:
  Net Investment Income (Loss) ..............................................  $     2,939  $     8,000  $       328   $        28
  Net Realized Gain (Loss) on Investments ...................................          387       10,416       (2,284)            9
  Net Realized Gain on Option Contracts .....................................           --           --           --            --
  Net Realized Loss on Foreign Currency Transactions ........................           --           --           --            --
  Change in Unrealized Appreciation (Depreciation) on Investments ...........       (7,368)     (76,724)     (10,047)          432
  Change in Unrealized Appreciation (Depreciation) on Foreign Currency ......           --           --           --            --
                                                                               -----------  -----------   -----------  -----------
Net Increase (Decrease) in Net Assets Resulting From Operations .............       (4,042)     (58,308)     (12,003)          469
                                                                               -----------  -----------   -----------  -----------
Distributions to Shareholders:
  Net Investment Income:
    Fiduciary Shares ........................................................       (2,438)      (7,684)        (344)          (17)
    Class I Shares ..........................................................           --           --           --            --
    Class A Shares ..........................................................         (477)        (427)          (4)           --
    Class B Shares ..........................................................          (10)         (34)          --            --
    Class C Shares ..........................................................           --           --           --            --
    Distributions in excess of net investment income ........................           --           --           --            --
  Capital Gains:
    Fiduciary Shares ........................................................      (16,197)    (114,343)         (11)           --
    Class I Shares ..........................................................           --           --           --            --
    Class A Shares ..........................................................       (4,088)      (4,308)          (1)           --
    Class B Shares ..........................................................         (258)      (1,052)          --            --
    Class C Shares ..........................................................           (1)          --           --            --
                                                                               -----------  -----------   -----------  -----------
      Total Distributions ...................................................      (23,469)    (127,848)        (360)          (17)
                                                                               -----------  -----------   -----------  -----------
Change in Net Assets ........................................................      (27,511)    (186,156)     (12,363)          452
                                                                               -----------  -----------   -----------  -----------
Share Transactions: (2)
  Fiduciary Shares:
    Proceeds in connection with the acquisition of Common Trust Fund Assets .           --           --           --         5,877
    Proceeds from Shares Issued .............................................       25,738       90,475       89,708        28,311
    Reinvestment of Distributions ...........................................       16,382      112,073          136             3
    Cost of Shares Redeemed .................................................     (122,146)    (364,118)     (16,051)         (437)
                                                                               -----------  -----------   -----------  -----------
      Total Fiduciary Share Transactions ....................................      (80,026)    (161,570)      73,793        33,754
                                                                               -----------  -----------   -----------  -----------
  Class I Shares: (3)
    Proceeds from Shares Issued .............................................           --           --           --            --
    Reinvestment of Distributions ...........................................           --           --           --            --
    Cost of Shares Redeemed .................................................           --           --           --            --
                                                                               -----------  -----------   -----------  -----------
      Total Class I Share Transactions ......................................           --           --           --            --
                                                                               -----------  -----------   -----------  -----------
  Class A Shares:
    Proceeds from Shares Issued .............................................        3,596       60,185        3,050            27
    Reinvestment of Distributions ...........................................        4,505        4,539            4            --
    Cost of Shares Redeemed .................................................      (14,375)     (16,267)        (907)           --
                                                                               -----------  -----------   -----------  -----------
      Total Class A Share Transactions ......................................       (6,274)      48,457        2,147            27
                                                                               -----------  -----------   -----------  -----------
  Class B Shares:
    Proceeds from Shares Issued                                                        610        1,492        2,103           144
    Reinvestment of Distributions ...........................................          266        1,067           --            --
    Cost of Shares Redeemed .................................................         (736)      (1,709)        (192)           --
                                                                               -----------  -----------   -----------  -----------
      Total Class B Share Transactions ......................................          140          850        1,911           144
                                                                               -----------  -----------   -----------  -----------
  Class C Shares:
    Proceeds from Shares Issued .............................................           --           39           --            --
    Reinvestment of Distributions ...........................................            1           --           --            --
    Cost of Shares Redeemed .................................................          (21)          --           --            --
                                                                               -----------  -----------   -----------  -----------
      Total Class C Share Transactions ......................................          (20)          39           --            --
                                                                               -----------  -----------   -----------  -----------
Net Increase (Decrease) in Net Assets From Share Transactions ...............      (86,180)    (112,224)      77,851        33,925
                                                                               -----------  -----------   -----------  -----------
      Total Increase (Decrease) in Net Assets ...............................     (113,691)    (298,380)      65,488        34,377
                                                                               -----------  -----------   -----------  -----------
Net Assets:
  Beginning of Period .......................................................      357,331      655,711       34,377            --
                                                                               -----------  -----------   -----------  -----------
  End of Period .............................................................  $   243,640  $   357,331  $    99,865   $    34,377
                                                                               ===========  ===========  ===========   ===========

                                                                                       BALANCED               SMALL CAP VALUE
                                                                                         FUND                       FUND
                                                                               ------------------------   ------------------------
                                                                                08/01/00     08/01/99      08/01/00     05/31/00(1)
                                                                               TO 07/31/01  TO 07/31/00   TO 07/31/01  TO 07/31/00
                                                                               -----------  -----------   -----------  -----------
Investment Activities From Operations:
  Net Investment Income (Loss) ..............................................  $     8,576  $    11,561  $       290   $       743
  Net Realized Gain (Loss) on Investments ...................................        9,415       11,739       10,995*        9,277
  Net Realized Gain on Option Contracts .....................................           --           --           --            --
  Net Realized Loss on Foreign Currency Transactions                                    --           --          (50)          (14)
  Change in Unrealized Appreciation (Depreciation) on Investments ...........      (42,407)     (13,730)     (14,153)        7,331
  Change in Unrealized Appreciation (Depreciation) on Foreign Currency ......           --           --          (17)           (2)
                                                                               -----------  -----------   -----------  -----------
Net Increase (Decrease) in Net Assets Resulting From Operations .............      (24,416)       9,570       (2,935)       17,335
                                                                               -----------  -----------   -----------  -----------
Distributions to Shareholders:
  Net Investment Income:
    Fiduciary Shares ........................................................       (8,652)     (11,097)        (560)       (1,480)
    Class I Shares ..........................................................           --           --           --            --
    Class A Shares ..........................................................         (209)        (256)         (15)          (63)
    Class B Shares ..........................................................          (74)         (72)          --           (32)
    Class C Shares ..........................................................           (1)          --           --            --
    Distributions in excess of net investment income ........................           --           --           --          (400)
  Capital Gains:
    Fiduciary Shares ........................................................      (11,894)     (35,061)     (13,181)       (4,436)
    Class I Shares ..........................................................           --           --           --            --
    Class A Shares ..........................................................         (313)        (890)        (746)         (147)
    Class B Shares ..........................................................         (151)        (333)        (514)         (124)
    Class C Shares ..........................................................           (1)          --          (55)           --
                                                                               -----------  -----------   -----------  -----------
      Total Distributions ...................................................      (21,295)     (47,709)     (15,071)       (6,682)
                                                                               -----------  -----------   -----------  -----------
Change in Net Assets ........................................................      (45,711)     (38,139)     (18,006)       10,653
                                                                               -----------  -----------   -----------  -----------
Share Transactions: (2)
  Fiduciary Shares:
    Proceeds in connection with the acquisition of Common Trust Fund Assets .           --           --           --            --
    Proceeds from Shares Issued .............................................       42,483       63,709       32,903        53,458
    Reinvestment of Distributions ...........................................       20,035       44,993       13,388         4,577
    Cost of Shares Redeemed                                                        (98,980)    (121,531)     (86,159)*     (13,705)
                                                                               -----------  -----------   -----------  -----------
      Total Fiduciary Share Transactions ....................................      (36,462)     (12,829)     (39,868)       44,330
                                                                               -----------  -----------   -----------  -----------
  Class I Shares: (3)
    Proceeds from Shares Issued .............................................           --           --           --            --
    Reinvestment of Distributions ...........................................           --           --           --            --
    Cost of Shares Redeemed .................................................           --           --           --            --
                                                                               -----------  -----------   -----------  -----------
      Total Class I Share Transactions ......................................           --           --           --            --
                                                                               -----------  -----------   -----------  -----------
  Class A Shares:
    Proceeds from Shares Issued .............................................        6,159        1,974       57,523        75,939
    Reinvestment of Distributions ...........................................          510        1,128          679           231
    Cost of Shares Redeemed .................................................       (7,031)      (2,794)     (55,664)      (69,347)
                                                                               -----------  -----------   -----------  -----------
      Total Class A Share Transactions ......................................         (362)         308        2,538         6,823
                                                                               -----------  -----------   -----------  -----------
  Class B Shares:
    Proceeds from Shares Issued .............................................        1,936        2,086        2,677         4,187
    Reinvestment of Distributions ...........................................          222          393          470           166
    Cost of Shares Redeemed .................................................       (1,053)      (1,050)        (814)       (1,134)
                                                                               -----------  -----------   -----------  -----------
      Total Class B Share Transactions ......................................        1,105        1,429        2,333         3,219
                                                                               -----------  -----------   -----------  -----------
  Class C Shares:
    Proceeds from Shares Issued .............................................           79           52          381           364
    Reinvestment of Distributions ...........................................            2           --           54            --
    Cost of Shares Redeemed .................................................          (18)          (5)         (50)           (1)
                                                                               -----------  -----------   -----------  -----------
      Total Class C Share Transactions ......................................           63           47          385           363
                                                                               -----------  -----------   -----------  -----------
Net Increase (Decrease) in Net Assets From Share Transactions ...............      (35,656)     (11,045)     (34,612)       54,735
                                                                               -----------  -----------   -----------  -----------
      Total Increase (Decrease) in Net Assets ...............................      (81,367)     (49,184)     (52,618)       65,388
                                                                               -----------  -----------   -----------  -----------
Net Assets:
  Beginning of Period .......................................................      417,057      466,241      147,735        82,347
                                                                               -----------  -----------   -----------  -----------
  End of Period .............................................................  $   335,690  $   417,057  $    95,117   $   147,735
                                                                               ===========  ===========  ===========   ===========

                                                                                    INTERNATIONAL EQUITY
                                                                                           FUND
                                                                                 -------------------------
                                                                                  08/01/00      08/01/99
                                                                                 TO 07/31/01   TO 07/31/00
                                                                                 -----------   -----------
Investment Activities From Operations:
    Net Investment Income (Loss) ..............................................  $      (228)  $       378
    Net Realized Gain (Loss) on Investments ...................................      (14,395)        8,855
    Net Realized Gain on Option Contracts .....................................           --            --
    Net Realized Loss on Foreign Currency Transactions ........................         (187)          (75)
    Change in Unrealized Appreciation (Depreciation) on Investments ...........      (21,774)        3,269
    Change in Unrealized Appreciation (Depreciation) on Foreign Currency ......           92           (14)
                                                                                 -----------   -----------
Net Increase (Decrease) in Net Assets Resulting From Operations ...............      (36,036)       12,413
                                                                                 -----------   -----------
Distributions to Shareholders:
  Net Investment Income:
    Fiduciary Shares ..........................................................         (377)         (722)
    Class I Shares ............................................................           --            --
    Class A Shares ............................................................           (4)           --
    Class B Shares ............................................................           --            (1)
    Class C Shares ............................................................           --            --
    Distributions in excess of net investment income ..........................           --            --
  Capital Gains:
    Fiduciary Shares ..........................................................       (8,688)         (783)
    Class I Shares ............................................................           --            --
    Class A Shares ............................................................          (37)           --
    Class B Shares ............................................................          (70)           (1)
    Class C Shares ............................................................           (1)           --
                                                                                 -----------   -----------
      Total Distributions .....................................................       (9,177)       (1,507)
                                                                                 -----------   -----------
Change in Net Assets ..........................................................      (45,213)       10,906
                                                                                 -----------   -----------
Share Transactions: (2)
  Fiduciary Shares:
    Proceeds in connection with the acquisition of Common Trust Fund Assets ...           --            --
    Proceeds from Shares Issued ...............................................      292,973        45,794
    Reinvestment of Distributions .............................................        8,491           930
    Cost of Shares Redeemed ...................................................     (265,377)      (44,447)
                                                                                 -----------   -----------
      Total Fiduciary Share Transactions ......................................       36,087         2,277
                                                                                 -----------   -----------
  Class I Shares: (3)
    Proceeds from Shares Issued ...............................................           --            --
    Reinvestment of Distributions .............................................           --            --
    Cost of Shares Redeemed ...................................................           --            --
                                                                                 -----------   -----------
      Total Class I Share Transactions ........................................           --            --
                                                                                 -----------   -----------
  Class A Shares:
    Proceeds from Shares Issued ...............................................      157,834        32,538
    Reinvestment of Distributions .............................................           39            --
    Cost of Shares Redeemed ...................................................     (154,879)      (31,167)
                                                                                 -----------   -----------
      Total Class A Share Transactions ........................................        2,994         1,371
                                                                                 -----------   -----------
  Class B Shares:
    Proceeds from Shares Issued ...............................................          360         1,127
    Reinvestment of Distributions .............................................           69             2
    Cost of Shares Redeemed ...................................................         (160)         (131)
                                                                                 -----------   -----------
      Total Class B Share Transactions ........................................          269           998
                                                                                 -----------   -----------
  Class C Shares:
    Proceeds from Shares Issued ...............................................           13            10
    Reinvestment of Distributions .............................................            1            --
    Cost of Shares Redeemed ...................................................           (1)           (1)
                                                                                 -----------   -----------
      Total Class C Share Transactions ........................................           13             9
                                                                                 -----------   -----------
Net Increase (Decrease) in Net Assets From Share Transactions .................       39,363         4,655
                                                                                 -----------   -----------
      Total Increase (Decrease) in Net Assets .................................       (5,850)       15,561
                                                                                 -----------   -----------
Net Assets:
  Beginning of Period .........................................................      124,098       108,537
                                                                                 -----------   -----------
  End of Period ...............................................................  $   118,248   $   124,098
                                                                                 ===========   ===========

The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
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
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HIGHMARK FUNDS

[GRAPHIC OMITTED]

STATEMENTS OF CHANGES IN NET ASSETS (000)

FOR THE YEARS ENDED

                                                                              CALIFORNIA INTERMEDIATE
                                                                                  TAX-FREE BOND                    BOND
                                                                                       FUND                        FUND
                                                                             -------------------------   -------------------------
                                                                              08/01/00      08/01/99      08/01/00      08/01/99
                                                                             TO 07/31/01   TO 07/31/00   TO 07/31/01   TO 07/31/00
                                                                             -----------   -----------   -----------   -----------
Investment Activities From Operations:
  Net Investment Income ...................................................  $     7,656   $     7,420   $    32,214   $    19,895
  Net Realized Gain (Loss) on Investments .................................          799           147           774        (1,032)
  Change in Unrealized Appreciation (Depreciation) on Investments .........        5,364            94        29,995        (3,247)
                                                                             -----------   -----------   -----------   -----------
  Net Increase in Net Assets Resulting From Operations ....................       13,819         7,661        62,983        15,616
                                                                             -----------   -----------   -----------   -----------
Distributions to Shareholders:
  Net Investment Income:
    Fiduciary Shares ......................................................       (5,507)       (6,354)      (31,231)      (19,691)
    Class A Shares ........................................................       (2,092)       (1,078)         (716)         (234)
    Class B Shares ........................................................          (53)           (6)          (32)           --
    Class S Shares ........................................................           --            --            --            --
                                                                             -----------   -----------   -----------   -----------
      Total Distributions .................................................       (7,652)       (7,438)      (31,979)      (19,925)
                                                                             -----------   -----------   -----------   -----------
Change in Net Assets ......................................................        6,167           223        31,004        (4,309)
                                                                             -----------   -----------   -----------   -----------
Share Transactions: (1)
  Fiduciary Shares:
    Proceeds in connection with the acquisition of Common Trust Fund Assets           --            --            --         3,231
    Proceeds from the reorganization of the Intermediate-Term Bond Fund ...           --            --       212,819            --
    Proceeds from Shares Issued ...........................................       14,989        19,182       130,309        91,004
    Reinvestment of Distributions .........................................          260           393        15,777        12,398
    Cost of Shares Redeemed ...............................................      (35,336)      (29,890)     (198,293)      (94,865)
                                                                             -----------   -----------   -----------   -----------
      Total Fiduciary Share Transactions ..................................      (20,087)      (10,315)      160,612        11,768
                                                                             -----------   -----------   -----------   -----------
  Class A Shares:
    Proceeds from the reorganization of the Intermediate-Term Bond Fund ...           --            --         4,506            --
    Proceeds from Shares Issued ...........................................       48,185        26,521        13,444         5,566
    Reinvestment of Distributions .........................................        1,623           807           569           190
    Cost of Shares Redeemed ...............................................      (13,831)      (13,993)      (10,061)       (2,182)
                                                                             -----------   -----------   -----------   -----------
      Total Class A Share Transactions ....................................       35,977        13,335         8,458         3,574
                                                                             -----------   -----------   -----------   -----------
  Class B Shares:
    Proceeds from Shares Issued ...........................................        3,180           505         2,278            --
    Reinvestment of Distributions .........................................           34             3            30            --
    Cost of Shares Redeemed ...............................................         (341)          (91)          (49)           --
                                                                             -----------   -----------   -----------   -----------
      Total Class B Share Transactions ....................................        2,873           417         2,259            --
                                                                             -----------   -----------   -----------   -----------
  Class S Shares:
    Proceeds from Shares Issued ...........................................           --            --            --            --
    Reinvestment of Distributions .........................................           --            --            --            --
    Cost of Shares Redeemed ...............................................           --            --            --            --
                                                                             -----------   -----------   -----------   -----------
      Total Class S Share Transactions ....................................           --            --            --            --
                                                                             -----------   -----------   -----------   -----------
Net Increase (Decrease) in Net Assets From Share Transactions .............       18,763         3,437       171,329        15,342
                                                                             -----------   -----------   -----------   -----------
      Total Increase (Decrease) in Net Assets .............................       24,930         3,660       202,333        11,033
                                                                             -----------   -----------   -----------   -----------
Net Assets:
  Beginning of Period .....................................................      170,784       167,124       348,571       337,538
                                                                             -----------   -----------   -----------   -----------
  End of Period ...........................................................  $   195,714   $   170,784   $   550,904   $   348,571
                                                                             ===========   ===========   ===========   ===========

    AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
(1) FOR SHARE TRANSACTIONS, SEE NOTE 12 IN THE NOTES TO FINANCIAL STATEMENTS.

        The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
74                               1.800.433.6884

[GRAPHIC OMITTED]

                                                                                100% U.S. TREASURY           U.S. GOVERNMENT
                                                                                   MONEY MARKET                MONEY MARKET
                                                                                       FUND                        FUND
                                                                             -------------------------   -------------------------
                                                                              08/01/00      08/01/99      08/01/00      08/01/99
                                                                             TO 07/31/01   TO 07/31/00   TO 07/31/01   TO 07/31/00
                                                                             -----------   -----------   -----------   -----------
Investment Activities From Operations:
  Net Investment Income ...................................................  $    65,374   $    58,554   $    26,778   $    25,885
  Net Realized Gain (Loss) on Investments .................................          191            30           106            12
  Change in Unrealized Appreciation (Depreciation) on Investments .........           --            --            --            --
                                                                             -----------   -----------   -----------   -----------
  Net Increase in Net Assets Resulting From Operations ....................       65,565        58,584        26,884        25,897
                                                                             -----------   -----------   -----------   -----------
Distributions to Shareholders:
  Net Investment Income:
    Fiduciary Shares ......................................................      (19,503)      (12,568)      (18,543)      (17,879)
    Class A Shares ........................................................      (11,285)      (18,958)       (2,181)       (3,095)
    Class B Shares ........................................................           --            --           (28)          (13)
    Class S Shares ........................................................      (34,586)      (27,033)       (6,049)       (4,901)
                                                                             -----------   -----------   -----------   -----------
      Total Distributions .................................................      (65,374)      (58,559)      (26,801)      (25,888)
                                                                             -----------   -----------   -----------   -----------
Change in Net Assets ......................................................          191            25            83             9
                                                                             -----------   -----------   -----------   -----------
Share Transactions: (1)
  Fiduciary Shares:
    Proceeds in connection with the acquisition of Common Trust Fund Assets           --            --            --            --
    Proceeds from the reorganization of the Intermediate-Term Bond Fund ...           --            --            --            --
    Proceeds from Shares Issued ...........................................    1,486,204     1,088,153     2,149,847     1,817,771
    Reinvestment of Distributions .........................................          788           932           467           478
    Cost of Shares Redeemed ...............................................   (1,501,387)     (972,128)   (2,077,051)   (1,839,487)
                                                                             -----------   -----------   -----------   -----------
      Total Fiduciary Share Transactions ..................................      (14,395)      116,957        73,263       (21,238)
                                                                             -----------   -----------   -----------   -----------
  Class A Shares:
    Proceeds from the reorganization of the Intermediate-Term Bond Fund ...           --            --            --            --
    Proceeds from Shares Issued ...........................................      364,547       670,595       135,991       117,813
    Reinvestment of Distributions .........................................       11,895        20,981         2,288         3,461
    Cost of Shares Redeemed ...............................................     (399,371)   (1,393,158)     (139,367)     (244,081)
                                                                             -----------   -----------   -----------   -----------
      Total Class A Share Transactions ....................................      (22,929)     (701,582)       (1,088)     (122,807)
                                                                             -----------   -----------   -----------   -----------
  Class B Shares:
    Proceeds from Shares Issued ...........................................           --            --         1,029           421
    Reinvestment of Distributions .........................................           --            --            26            12
    Cost of Shares Redeemed ...............................................           --            --          (483)         (259)
                                                                             -----------   -----------   -----------   -----------
      Total Class B Share Transactions ....................................           --            --           572           174
                                                                             -----------   -----------   -----------   -----------
  Class S Shares:
    Proceeds from Shares Issued ...........................................    2,300,582     2,263,949       477,944       575,464
    Reinvestment of Distributions .........................................       35,536        24,122         6,258         4,349
    Cost of Shares Redeemed ...............................................   (2,219,193)   (1,594,303)     (442,845)     (459,707)
                                                                             -----------   -----------   -----------   -----------
      Total Class S Share Transactions ....................................      116,925       693,768        41,357       120,106
                                                                             -----------   -----------   -----------   -----------
Net Increase (Decrease) in Net Assets From Share Transactions .............       79,601       109,143       114,104       (23,765)
                                                                             -----------   -----------   -----------   -----------
      Total Increase (Decrease) in Net Assets .............................       79,792       109,168       114,187       (23,756)
                                                                             -----------   -----------   -----------   -----------
Net Assets:
  Beginning of Period .....................................................    1,349,700     1,240,532       498,576       522,332
                                                                             -----------   -----------   -----------   -----------
  End of Period ...........................................................  $ 1,429,492   $ 1,349,700   $   612,763   $   498,576
                                                                             ===========   ===========   ===========   ===========

                                                                                 DIVERSIFIED                CALIFORNIA TAX-FREE
                                                                                 MONEY MARKET                  MONEY MARKET
                                                                                     FUND                          FUND
                                                                          --------------------------    --------------------------
                                                                           08/01/00       08/01/99       08/01/00       08/01/99
                                                                          TO 01/31/01    TO 07/31/00    TO 01/31/01    TO 07/31/00
                                                                          -----------    -----------    -----------    -----------
Investment Activities From Operations:
  Net Investment Income ................................................  $   217,997    $   181,677    $    17,181    $    18,163
  Net Realized Gain (Loss) on Investments ..............................        1,680             73              6              7
  Change in Unrealized Appreciation (Depreciation) on Investments ......           --             --             --             --
                                                                          -----------    -----------    -----------    -----------
  Net Increase in Net Assets Resulting From Operations .................      219,677        181,750         17,187         18,170
                                                                          -----------    -----------    -----------    -----------
Distributions to Shareholders:
  Net Investment Income:
    Fiduciary Shares ...................................................     (101,314)       (90,371)        (8,705)        (8,865)
    Class A Shares .....................................................      (39,504)       (39,181)        (6,065)        (7,485)
    Class B Shares .....................................................           --             --             --             --
    Class S Shares .....................................................      (77,095)       (52,099)        (2,411)        (1,805)
                                                                          -----------    -----------    -----------    -----------
      Total Distributions ..............................................     (217,913)      (181,651)       (17,181)       (18,155)
                                                                          -----------    -----------    -----------    -----------
Change in Net Assets ...................................................        1,764             99              6             15
                                                                          -----------    -----------    -----------    -----------
Share Transactions: (1)
  Fiduciary Shares:
    Proceeds in connection with the acquisition of Common Trust Fund ...           --             --             --             --
    Proceeds from the reorganization of the Intermediate-Term Bond Fund            --             --             --             --
    Proceeds from Shares Issued ........................................    3,583,229      4,162,999        519,068        777,875
    Reinvestment of Distributions ......................................       15,942         13,843              1              6
    Cost of Shares Redeemed ............................................   (3,269,944)    (3,773,157)      (474,620)      (744,458)
                                                                          -----------    -----------    -----------    -----------
      Total Fiduciary Share Transactions ...............................      329,227        403,685         44,449         33,423
                                                                          -----------    -----------    -----------    -----------
  Class A Shares:
    Proceeds from the reorganization of the Intermediate-Term Bond Fund            --             --             --             --
    Proceeds from Shares Issued ........................................    1,343,323      1,826,396        365,552        400,321
    Reinvestment of Distributions ......................................       39,844         41,471          6,243          7,598
    Cost of Shares Redeemed ............................................   (1,145,739)    (2,883,686)      (320,313)      (574,372)
                                                                          -----------    -----------    -----------    -----------
      Total Class A Share Transactions .................................      237,428     (1,015,819)        51,482       (166,453)
                                                                          -----------    -----------    -----------    -----------
  Class B Shares:
    Proceeds from Shares Issued ........................................           --             --             --             --
    Reinvestment of Distributions ......................................           --             --             --             --
    Cost of Shares Redeemed ............................................           --             --             --             --
                                                                          -----------    -----------    -----------    -----------
      Total Class B Share Transactions .................................           --             --             --             --
                                                                          -----------    -----------    -----------    -----------
  Class S Shares:
    Proceeds from Shares Issued ........................................    2,951,950      3,534,606        528,579        461,164
    Reinvestment of Distributions ......................................       79,874         45,062          2,484          1,601
    Cost of Shares Redeemed ............................................   (3,023,810)    (2,004,033)      (496,969)      (374,667)
                                                                          -----------    -----------    -----------    -----------
      Total Class S Share Transactions .................................        8,014      1,575,635         34,094         88,098
                                                                          -----------    -----------    -----------    -----------
Net Increase (Decrease) in Net Assets From Share Transactions ..........      574,669        963,501        130,025        (44,932)
                                                                          -----------    -----------    -----------    -----------
      Total Increase (Decrease) in Net Assets ..........................      576,433        963,600        130,031        (44,917)
                                                                          -----------    -----------    -----------    -----------
Net Assets:
  Beginning of Period ..................................................    3,930,058      2,966,458        563,471        608,388
                                                                          -----------    -----------    -----------    -----------
  End of Period ........................................................  $ 4,506,491    $ 3,930,058    $   693,502    $   563,471
                                                                          ===========    ===========    ===========    ===========

The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
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HIGHMARK FUNDS

[GRAPHIC OMITTED]

FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD
FOR THE YEARS OR PERIODS ENDED JULY 31, UNLESS OTHERWISE INDICATED

                                      INVESTMENT ACTIVITIES         DISTRIBUTIONS
                                  -----------------------------  -------------------
                        NET                                                              NET                  NET
                       ASSET                      NET REALIZED                          ASSET                ASSETS,      RATIO
                       VALUE,         NET        AND UNREALIZED     NET                 VALUE,               END OF    OF EXPENSES
                     BEGINNING     INVESTMENT    GAIN (LOSS) ON  INVESTMENT  CAPITAL    END OF   TOTAL**     PERIOD    TO AVERAGE
                     OF PERIOD    INCOME (LOSS)    INVESTMENTS     INCOME     GAINS     PERIOD   RETURN      (000)     NET ASSETS
-----------------------------------------------------------------------------------------------------------------------------------
-----------
GROWTH FUND
-----------

  FIDUCIARY SHARES
  2001+              $  18.62       (0.061)         (7.684)            --     (2.195)  $   8.68   (45.71)%   $279,625     0.92%
  2000                  18.39           --           2.030             --     (1.800)     18.62    11.13      722,376     0.92
  1999                  16.92       (0.018)          2.759             --     (1.271)     18.39    17.24      738,548     0.90
  1998                  17.36        0.017           3.108         (0.033)    (3.532)     16.92    22.59      499,060     0.91
  1997                  12.58        0.057           5.773         (0.053)    (0.996)     17.36    48.54      297,879     0.92

  CLASS A SHARES
  2001+              $  18.53       (0.093)         (7.632)            --     (2.195)  $   8.61   (45.83)%   $ 24,223     1.17%
  2000                  18.35           --           1.980             --     (1.800)     18.53    10.87       54,199     1.17
  1999                  16.93       (0.055)          2.746             --     (1.271)     18.35    16.92       24,579     1.14
  1998                  17.39       (0.018)          3.100         (0.015)    (3.532)     16.93    22.26       17,173     1.16
  1997                  12.60        0.049           5.784         (0.048)    (0.996)     17.39    48.49        7,816     1.04

  CLASS B SHARES
  2001+              $  18.19       (0.168)         (7.467)            --     (2.195)  $   8.36   (46.23)%   $ 14,450     1.82%
  2000                  18.15           --           1.840             --     (1.800)     18.19    10.18       24,407     1.82
  1999                  16.85       (0.103)          2.674             --     (1.271)     18.15    16.26       11,111     1.79
  1998(1)               14.76       (0.035)          2.125             --         --      16.85    28.71*       1,948     1.81*

  CLASS C SHARES
  2001+              $  18.19       (0.160)         (7.465)            --     (2.195)  $   8.37   (46.17)%   $    817     1.82%
  2000(2)               19.43           --           0.560             --     (1.800)     18.19     2.92          817     1.82*

-------------------
VALUE MOMENTUM FUND
-------------------

  FIDUCIARY SHARES
  2001               $  29.10        0.245          (0.411)        (0.252)    (1.682)  $  27.00    (0.55)%   $482,337     0.92%
  2000                  29.56        0.256           1.002         (0.255)    (1.463)     29.10     4.47      619,618     0.90
  1999                  27.31        0.315           3.117         (0.318)    (0.866)     29.56    13.08      843,316     0.81
  1998                  25.48        0.332           2.003         (0.341)    (0.164)     27.31     9.22      863,627     0.81
  1997(3)               21.57        0.132           3.955         (0.176)        --      25.48    19.06      463,434     0.78*
  1997(4)               18.05        0.436           4.371         (0.438)    (0.848)     21.57    27.33      317,482     0.79

  CLASS A SHARES
  2001               $  29.09        0.160          (0.394)        (0.184)    (1.682)  $  26.99    (0.80)%   $ 42,466     1.17%
  2000                  29.55        0.196           0.993         (0.186)    (1.463)     29.09     4.23       40,930     1.15
  1999                  27.31        0.245           3.119         (0.255)    (0.866)     29.55    12.79       36,495     1.06
  1998                  25.48        0.262           2.007         (0.275)    (0.164)     27.31     8.96       35,325     1.06
  1997(3)               21.57        0.106           3.953         (0.147)        --      25.48    18.90       20,750     1.03*
  1997(4)               18.05        0.389           4.368         (0.393)    (0.848)     21.57    27.04       15,963     1.04

  CLASS B SHARES
  2001               $  28.95       (0.013)         (0.411)        (0.034)    (1.682)  $  26.81    (1.48)%   $ 10,292     1.82%
  2000                  29.46        0.032           0.950         (0.029)    (1.463)     28.95     3.50        8,336     1.82
  1999                  27.28        0.024           3.113         (0.088)    (0.866)     29.46    11.89        6,506     1.81
  1998(1)               26.82        0.046           0.479         (0.064)        --      27.28     3.94*       5,202     1.81*

  CLASS C SHARES
  2001               $  28.94       (0.093)         (0.329)        (0.036)    (1.682)  $  26.80    (1.47)%   $  1,038     1.82%
  2000(2)               29.50        0.128           0.819         (0.044)    (1.463)     28.94     3.37          568     1.82*


                                                             RATIO OF
                           RATIO                          NET INVESTMENT
                        OF EXPENSES       RATIO OF       INCOME (LOSS) TO
                         TO AVERAGE    NET INVESTMENT        AVERAGE
                         NET ASSETS     INCOME (LOSS)       NET ASSETS       PORTFOLIO
                         EXCLUDING       TO AVERAGE         EXCLUDING        TURNOVER
                        FEE WAIVERS      NET ASSETS         FEE WAIVERS        RATE
--------------------------------------------------------------------------------------
-----------
GROWTH FUND
-----------

  FIDUCIARY SHARES
  2001+                    1.11%           (0.46)%            (0.65)%           26%
  2000                     1.09            (0.32)             (0.49)            67
  1999                     1.09            (0.14)             (0.33)            52
  1998                     1.08             0.08              (0.09)            67
  1997                     1.24             0.39               0.07            118

  CLASS A SHARES
  2001+                    1.36%           (0.71)%            (0.90)%           26%
  2000                     1.34            (0.60)             (0.77)            67
  1999                     1.34            (0.38)             (0.58)            52
  1998                     1.34            (0.17)             (0.35)            67
  1997                     1.49             0.28              (0.18)           118

  CLASS B SHARES
  2001+                    1.86%           (1.35)%            (1.39)%           26%
  2000                     1.84            (1.26)             (1.28)            67
  1999                     1.84            (1.04)             (1.09)            52
  1998(1)                  1.84*           (0.94)*            (0.97)*           67

  CLASS C SHARES
  2001+                    1.86%           (1.35)%            (1.39)%           26%
  2000(2)                  1.84*           (1.46)*            (1.48)*           67

-------------------
VALUE MOMENTUM FUND
-------------------

  FIDUCIARY SHARES
  2001                     1.10%            0.85%              0.67%             3%
  2000                     1.09             0.88               0.69              3
  1999                     1.09             1.15               0.87              9
  1998                     1.08             1.25               0.98              7
  1997(3)                  0.94*            1.65*              1.49*             1
  1997(4)                  0.79             2.26               2.26              9

  CLASS A SHARES
  2001                     1.35%            0.59%              0.41%             3%
  2000                     1.34             0.62               0.43              3
  1999                     1.34             0.90               0.62              9
  1998                     1.33             0.99               0.72              7
  1997(3)                  1.25*            1.40*              1.17*             1
  1997(4)                  1.19             2.01               1.86              9

  CLASS B SHARES
  2001                     1.85%           (0.05)%            (0.08)%            3%
  2000                     1.84            (0.06)             (0.08)             3
  1999                     1.84             0.14               0.11              9
  1998(1)                  1.84*            0.15*              0.13*             7

  CLASS C SHARES
  2001                     1.85%           (0.06)%            (0.09)%            3%
  2000(2)                  1.84*           (0.21)*            (0.23)*            3

        The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
76                               1.800.433.6884

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
                                      INVESTMENT ACTIVITIES         DISTRIBUTIONS
                                  -----------------------------  -------------------
                        NET                                                              NET                  NET
                       ASSET                      NET REALIZED                          ASSET                ASSETS,      RATIO
                       VALUE,         NET        AND UNREALIZED     NET                 VALUE,               END OF    OF EXPENSES
                     BEGINNING     INVESTMENT    GAIN (LOSS) ON  INVESTMENT  CAPITAL    END OF   TOTAL**     PERIOD    TO AVERAGE
                     OF PERIOD    INCOME (LOSS)    INVESTMENTS     INCOME     GAINS     PERIOD   RETURN      (000)     NET ASSETS
-----------------------------------------------------------------------------------------------------------------------------------
---------------
LARGE CAP VALUE
FUND***
---------------

  FIDUCIARY SHARES
  2001                 $12.35        0.129          (0.438)        (0.127)    (0.874)    $11.04    (2.90)%   $189,327     0.91%
  2000                  17.78        0.227          (1.864)        (0.228)    (3.565)     12.35    (9.67)     290,327     0.89
  1999                  17.92        0.247           2.072         (0.249)    (2.206)     17.78    14.23      628,839     0.88
  1998                  18.21        0.305           1.486         (0.302)    (1.776)     17.92    10.79      670,298     0.92
  1997                  14.27        0.372           5.019         (0.368)    (1.083)     18.21    40.13      352,725     0.99

  CLASS A SHARES
  2001                 $12.38        0.097          (0.445)        (0.098)    (0.874)    $11.06    (3.22)%   $ 50,776     1.16%
  2000                  17.81        0.210          (1.882)        (0.193)    (3.565)     12.38    (9.86)      63,180     1.16
  1999                  17.95        0.189           2.087         (0.208)    (2.206)     17.81    13.94       22,329     1.13
  1998                  18.24        0.262           1.486         (0.258)    (1.776)     17.95    10.50       23,024     1.17
  1997                  14.29        0.363           5.028         (0.358)    (1.083)     18.24    39.97       14,152     1.06

  CLASS B SHARES
  2001                 $12.30        0.020          (0.442)        (0.034)    (0.874)    $10.97    (3.84)%   $  3,521     1.81%
  2000                  17.74        0.101          (1.864)        (0.112)    (3.565)     12.30   (10.50)       3,786     1.80
  1999                  17.90        0.089           2.071         (0.115)    (2.206)     17.74    13.25        4,543     1.78
  1998(1)               16.88        0.057           1.034         (0.072)        --      17.90    13.10*       1,816     1.82*

  CLASS C SHARES
  2001                 $12.29        0.004          (0.428)        (0.032)    (0.874)    $10.96    (3.86)%   $     16     1.81%
  2000(2)               16.51        0.062          (0.643)        (0.074)    (3.565)     12.29    (4.10)          38     1.80*

----------------
CORE EQUITY FUND
----------------

  FIDUCIARY SHARES
  2001                 $ 9.76        0.044          (1.495)        (0.047)    (0.002)    $ 8.26   (14.91)%   $ 96,112     0.92%
  2000(5)               10.00        0.012          (0.243)        (0.009)        --       9.76    (2.31)      34,210     0.92*

  CLASS A SHARES
  2001                 $ 9.76        0.028          (1.507)        (0.029)    (0.002)    $ 8.25   (15.19)%   $  1,870     1.17%
  2000(6)                9.88        0.006          (0.119)        (0.007)        --       9.76    (1.14)          27     1.17*

  CLASS B SHARES
  2001                 $ 9.75       (0.013)         (1.513)        (0.002)    (0.002)    $ 8.22   (15.66)%   $  1,883     1.82%
  2000(6)                9.88        0.004          (0.127)        (0.007)        --       9.75    (1.24)         140     1.82*

                                                             RATIO OF
                           RATIO                          NET INVESTMENT
                        OF EXPENSES       RATIO OF       INCOME (LOSS) TO
                         TO AVERAGE    NET INVESTMENT        AVERAGE
                         NET ASSETS     INCOME (LOSS)       NET ASSETS       PORTFOLIO
                         EXCLUDING       TO AVERAGE         EXCLUDING        TURNOVER
                        FEE WAIVERS      NET ASSETS         FEE WAIVERS        RATE
--------------------------------------------------------------------------------------
---------------
LARGE CAP VALUE
FUND
---------------

  FIDUCIARY SHARES
  2001                     1.06%            1.08%              0.93%           138%
  2000                     1.10             1.61               1.40             97
  1999                     1.09             1.43               1.22             71
  1998                     1.09             1.63               1.45             69
  1997                     1.21             2.39               2.17             46

  CLASS A SHARES
  2001                     1.31%            0.81%              0.66%           138%
  2000                     1.37             1.17               0.96             97
  1999                     1.34             1.17               0.96             71
  1998                     1.34             1.39               1.22             69
  1997                     1.46             2.32               1.92             46

  CLASS B SHARES
  2001                     1.83%            0.16%              0.14%           138%
  2000                     1.86             0.66               0.60             97
  1999                     1.84             0.50               0.44             71
  1998(1)                  1.85*            0.38*              0.36*            69

  CLASS C SHARES
  2001                     1.83%            0.18%              0.16%           138%
  2000(2)                  1.86*            0.08*              0.02*            97

----------------
CORE EQUITY FUND
----------------

  FIDUCIARY SHARES
  2001                     1.12%            0.49%              0.29%            14%
  2000(5)                  1.09*            1.21*              1.04*             3

  CLASS A SHARES
  2001                     1.37%            0.23%              0.03%            14%
  2000(6)                  1.34*            0.90*              0.73*             3

  CLASS B SHARES
  2001                     1.87%           (0.44)%            (0.49)%           14%
  2000(6)                  1.84*            0.72*              0.70*             3

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
*   ANNUALIZED
** TOTAL RETURN DOES NOT REFLECT ANY APPLICABLE SALES CHARGE. TOTAL RETURN IS FOR THE PERIOD INDICATED AND HAS NOT BEEN ANNUALIZED.
*** ON JUNE 20, 2001, THE TRUSTEES APPROVED TO CHANGE THE INCOME EQUITY FUND'S
    NAME TO THE LARGE CAP VALUE FUND EFFECTIVE JUNE 29, 2001.
+   PER SHARE AMOUNTS CALCULATED USING AVERAGE SHARES METHOD.
(1) COMMENCED OPERATIONS ON FEBRUARY 2, 1998.
(2) COMMENCED OPERATIONS ON NOVEMBER 30, 1999.
(3) FOR THE SIX MONTH PERIOD ENDED JULY 31.
(4) FOR THE YEAR ENDED JANUARY 31.
(5) COMMENCED OPERATIONS ON MAY 31, 2000.
(6) COMMENCED OPERATIONS ON JUNE 30, 2000.

The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
                              WWW.HIGHMARKFUNDS.COM                           77

[LOGO OF HIGHMARK FUNDS OMITTED.]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD
FOR THE YEARS OR PERIODS ENDED JULY 31, UNLESS OTHERWISE INDICATED

                                      INVESTMENT ACTIVITIES         DISTRIBUTIONS
                                  -----------------------------  -------------------
                        NET                                                              NET                  NET
                       ASSET                      NET REALIZED                          ASSET                ASSETS,      RATIO
                       VALUE,         NET        AND UNREALIZED     NET                 VALUE,               END OF    OF EXPENSES
                     BEGINNING     INVESTMENT    GAIN (LOSS) ON  INVESTMENT  CAPITAL    END OF   TOTAL**     PERIOD    TO AVERAGE
                     OF PERIOD    INCOME (LOSS)    INVESTMENTS     INCOME     GAINS     PERIOD   RETURN      (000)     NET ASSETS
-----------------------------------------------------------------------------------------------------------------------------------
-------------
BALANCED FUND
-------------

  FIDUCIARY SHARES
  2001                 $15.74        0.331          (1.224)        (0.346)    (0.471)    $14.03    (5.85)%   $321,263     0.92%
  2000                  17.21        0.431          (0.077)        (0.426)    (1.398)     15.74     2.28      401,742     0.92
  1999                  16.73        0.428           1.172         (0.436)    (0.684)     17.21     9.96      451,411     0.92
  1998                  16.46        0.446           0.724         (0.458)    (0.442)     16.73     7.31      448,783     0.91
  1997(1)               15.04        0.228           1.712         (0.228)    (0.290)     16.46    13.35      400,442     0.83*
  1997(2)               13.92        0.422           1.699         (0.409)    (0.595)     15.04    16.30      307,531     0.79

  CLASS A SHARES
  2001                 $15.73        0.290          (1.229)        (0.310)    (0.471)    $14.01    (6.15)%   $  9,106     1.17%
  2000                  17.20        0.391          (0.077)        (0.386)    (1.398)     15.73     2.03       10,588     1.17
  1999                  16.73        0.383           1.167         (0.396)    (0.684)     17.20     9.64       11,236     1.17
  1998                  16.45        0.402           0.736         (0.416)    (0.442)     16.73     7.12       10,629     1.16
  1997(1)               15.03        0.209           1.712         (0.209)    (0.290)     16.45    13.22        9,214     1.07*
  1997(2)               13.91        0.464           1.706         (0.455)    (0.595)     15.03    16.04        8,833     1.04

  CLASS B SHARES
  2001                 $15.70        0.200          (1.222)        (0.217)    (0.471)    $13.99    (6.69)%   $  5,218     1.82%
  2000                  17.18        0.288          (0.086)        (0.284)    (1.398)     15.70     1.33        4,681     1.82
  1999                  16.73        0.278           1.161         (0.301)    (0.684)     17.18     8.91        3,594     1.82
  1998(3)               16.55        0.155           0.197         (0.175)        --      16.73     4.32*         967     1.80*

  CLASS C SHARES
  2001                 $15.71        0.210          (1.238)        (0.221)    (0.471)    $13.99    (6.72)%   $    103     1.82%
  2000(4)               17.07        0.153           0.042         (0.157)    (1.398)     15.71     1.29           46     1.82*

---------------
SMALL CAP VALUE
FUND
---------------

  FIDUCIARY SHARES
  2001                 $13.61        0.063          (0.536)        (0.047)    (1.240)    $11.85    (2.80)%   $ 78,869     1.44%
  2000                  12.55        0.202           1.746         (0.251)+   (0.637)     13.61    16.43      134,616     1.34
  1999(5)               10.00        0.018           2.536         (0.004)        --      12.55    25.54       80,423     1.54*

  CLASS A SHARES
  2001                 $13.53        0.138          (0.645)        (0.023)    (1.240)    $11.76    (3.10)%   $  9,496     1.69%
  2000                  12.52        0.222           1.677         (0.252)+   (0.637)     13.53    16.06        8,280     1.55
  1999(5)               10.00       (0.003)          2.526         (0.003)        --      12.52    25.24          912     1.77*

  CLASS B SHARES
  2001                 $13.45        0.091          (0.671)            --     (1.240)    $11.63    (3.71)%   $  6,081     2.29%
  2000                  12.46        0.169           1.672         (0.214)+   (0.637)     13.45    15.63        4,477     2.22
  1999(5)               10.00       (0.041)          2.501             --         --      12.46    24.60        1,012     2.39*

  CLASS C SHARES
  2001                 $13.43        0.043          (0.625)        (0.008)    (1.240)    $11.60    (3.71)%   $    671     2.29%
  2000(4)               12.48        0.325           1.516         (0.254)+   (0.637)     13.43    15.64          362     2.22*

                                                             RATIO OF
                           RATIO                          NET INVESTMENT
                        OF EXPENSES       RATIO OF       INCOME (LOSS) TO
                         TO AVERAGE    NET INVESTMENT        AVERAGE
                         NET ASSETS     INCOME (LOSS)       NET ASSETS       PORTFOLIO
                         EXCLUDING       TO AVERAGE         EXCLUDING        TURNOVER
                        FEE WAIVERS      NET ASSETS         FEE WAIVERS        RATE
--------------------------------------------------------------------------------------
-------------
BALANCED FUND
-------------

  FIDUCIARY SHARES
  2001                     1.10%            2.24%              2.06%            11%
  2000                     1.09             2.65               2.48             25
  1999                     1.09             2.60               2.43             34
  1998                     1.08             2.67               2.50             22
  1997(1)                  0.98*            2.99*              2.85*            10
  1997(2)                  0.79             3.48               3.48             27

  CLASS A SHARES
  2001                     1.35%            1.99%              1.81%            11%
  2000                     1.34             2.39               2.22             25
  1999                     1.34             2.35               2.18             34
  1998                     1.33             2.42               2.24             22
  1997(1)                  1.30*            2.75*              2.53*            10
  1997(2)                  1.19             3.22               3.07             27

  CLASS B SHARES
  2001                     1.85%            1.34%              1.31%            11%
  2000                     1.84             1.72               1.70             25
  1999                     1.84             1.68               1.66             34
  1998(3)                  1.83*            1.77*              1.74*            22

  CLASS C SHARES
  2001                     1.85%            1.33%              1.30%            11%
  2000(4)                  1.84*            1.39*              1.37*            25

---------------
SMALL CAP VALUE
FUND
---------------

  FIDUCIARY SHARES
  2001                     1.55%            0.27%              0.13%            215%
  2000                     1.51             0.69               0.52             57
  1999(5)                  1.71*            0.28*              0.11*            74

  CLASS A SHARES
  2001                     1.80%           (0.06)%            (0.20)%          215%
  2000                     1.71             0.53               0.37             57
  1999(5)                  1.94*           (0.11)*            (0.28)*           74

  CLASS B SHARES
  2001                     2.31%           (0.55)%            (0.57)%          215%
  2000                     2.24            (0.15)             (0.17)            57
  1999(5)                  2.42*           (1.40)*            (1.43)*           74

  CLASS C SHARES
  2001                     2.31%           (0.66)%            (0.68)%          215%
  2000(4)                  2.24*            0.07*              0.05*            57

The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
78                               1.800.433.6884

[GRAPHIC OMITTED]

                                      INVESTMENT ACTIVITIES         DISTRIBUTIONS
                                  -----------------------------  -------------------
                        NET                                                              NET                  NET
                       ASSET                      NET REALIZED                          ASSET                ASSETS,      RATIO
                       VALUE,         NET        AND UNREALIZED     NET                 VALUE,               END OF    OF EXPENSES
                     BEGINNING     INVESTMENT    GAIN (LOSS) ON  INVESTMENT  CAPITAL    END OF   TOTAL**     PERIOD    TO AVERAGE
                     OF PERIOD    INCOME (LOSS)    INVESTMENTS     INCOME     GAINS     PERIOD   RETURN      (000)     NET ASSETS
-----------------------------------------------------------------------------------------------------------------------------------
-------------
INTERNATIONAL
EQUITY FUND
-------------

  FIDUCIARY SHARES
  2001                 $43.25        0.032         (10.823)        (0.109)    (2.750)    $29.60   (26.17)%   $112,325     1.45%
  2000                  39.38        0.146           4.298         (0.277)    (0.297)     43.25    11.21      121,581     1.43
  1999                  37.32        0.210           1.982         (0.132)        --      39.38     5.90      108,537     1.36
  1998                  38.69        0.767          (1.178)        (0.592)    (0.367)     37.32    (0.82)      91,970     1.34
  1997(1)               34.52        0.212           3.958             --         --      38.69    12.08       52,467     1.22*
  1997(2)               37.49        0.220          (0.965)        (0.812)    (1.416)     34.52    (2.14)      46,373     1.18

  CLASS A SHARES
  2001                 $43.15       (0.088)        (10.806)        (0.076)    (2.750)    $29.43   (26.47)%   $  5,043     1.70%
  2000(4)               44.06        0.626          (0.968)        (0.271)    (0.297)     43.15    (0.84)       1,548     1.70*

  CLASS B SHARES
  2001                 $43.02       (0.316)        (10.694)            --     (2.750)    $29.26   (26.80)%   $    865     2.33%
  2000(4)               44.06        0.462          (0.949)        (0.256)    (0.297)     43.02    (1.17)         960     2.36*

  CLASS C SHARES
  2001                 $43.02       (0.176)        (10.834)            --     (2.750)    $29.26   (26.80)%   $     15     2.33%
  2000(4)               44.06        0.322          (0.816)        (0.249)    (0.297)     43.02    (1.19)           9     2.36*

------------------
CALIFORNIA
INTERMEDIATE
TAX-FREE BOND FUND
------------------

  FIDUCIARY SHARES
  2001                 $ 9.97        0.429           0.345         (0.424)        --     $10.32     7.92%    $123,568     0.46%
  2000                   9.96        0.441           0.008         (0.439)        --       9.97     4.68      139,098     0.44
  1999                  10.04        0.438          (0.086)        (0.436)        --       9.96     3.54      149,365     0.45
  1998                  10.01        0.457           0.008         (0.435)        --      10.04     4.75      157,062     0.42
  1997(1)                9.76        0.206           0.256         (0.215)        --      10.01     4.84       11,292     0.21*
  1997(2)                9.85        0.430          (0.078)        (0.442)        --       9.76     3.72        7,435     0.20

  CLASS A SHARES
  2001                 $ 9.94        0.422           0.342         (0.424)        --     $10.28     7.85%    $ 68,797     0.46%
  2000                   9.93        0.426           0.023         (0.439)        --       9.94     4.69       31,261     0.44
  1999                  10.01        0.429          (0.078)        (0.436)        --       9.93     3.55       17,759     0.45
  1998                   9.99        0.423           0.032         (0.435)        --      10.01     4.66       12,925     0.31
  1997(1)                9.74        0.222           0.240         (0.215)        --       9.99     4.85       11,214     0.21*
  1997(2)                9.84        0.458          (0.112)        (0.442)        --       9.74     3.62        5,791     0.20

  CLASS B SHARES
  2001                 $ 9.95        0.338           0.335         (0.333)        --     $10.29     6.87%    $  3,349     1.46%
  2000(4)                9.84        0.225           0.128         (0.243)        --       9.95     3.65          425     1.44*

                                                             RATIO OF
                           RATIO                          NET INVESTMENT
                        OF EXPENSES       RATIO OF       INCOME (LOSS) TO
                         TO AVERAGE    NET INVESTMENT        AVERAGE
                         NET ASSETS     INCOME (LOSS)       NET ASSETS       PORTFOLIO
                         EXCLUDING       TO AVERAGE         EXCLUDING        TURNOVER
                        FEE WAIVERS      NET ASSETS         FEE WAIVERS        RATE
--------------------------------------------------------------------------------------
-------------
INTERNATIONAL
EQUITY FUND
-------------

  FIDUCIARY SHARES
  2001                     1.60%            0.18%              0.03%           151%
  2000                     1.63             0.32               0.12             49
  1999                     1.63             0.42               0.15             87
  1998                     1.61             0.71               0.44             72
  1997(1)                  1.41*            1.16*              0.97*            18
  1997(2)                  1.28             0.60               0.50             29

  CLASS A SHARES
  2001                     1.85%           (0.08)%            (0.23)%          151%
  2000(4)                  1.85*            0.56*              0.41*            49

  CLASS B SHARES
  2001                     2.35%           (0.72)%            (0.74)%          151%
  2000(4)                  2.39*           (0.18)*            (0.21)*           49

  CLASS C SHARES
  2001                     2.35%           (0.77)%            (0.79)%          151%
  2000(4)                  2.39*           (0.33)*            (0.36)*           49

------------------
CALIFORNIA
INTERMEDIATE
TAX-FREE BOND FUND
------------------

  FIDUCIARY SHARES
  2001                     0.97%            4.20%              3.69%            12%
  2000                     1.01             4.45               3.88             10
  1999                     1.02             4.29               3.72             11
  1998                     1.04             4.46               3.84             23
  1997(1)                  0.91*            4.56*              3.85*             5
  1997(2)                  0.85             4.69               4.04              6

  CLASS A SHARES
  2001                     1.22%            4.20%              3.44%            12%
  2000                     1.26             4.46               3.64             10
  1999                     1.27             4.30               3.48             11
  1998                     1.29             4.37               3.39             23
  1997(1)                  1.22*            4.55*              3.54*             5
  1997(2)                  1.25             4.69               3.64              6

  CLASS B SHARES
  2001                     1.73%            3.20%              2.93%            12%
  2000(4)                  1.76             3.50*              3.18*            10

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
*   ANNUALIZED
** TOTAL RETURN DOES NOT REFLECT ANY APPLICABLE SALES CHARGE. TOTAL RETURN IS FOR THE PERIOD INDICATED AND HAS NOT BEEN ANNUALIZED.
+   INCLUDES A 0.037 DISTRIBUTION IN EXCESS OF NET INVESTMENT INCOME.
(1) FOR THE SIX MONTH PERIOD ENDED JULY 31.
(2) FOR THE YEAR ENDED JANUARY 31.
(3) COMMENCED OPERATIONS ON FEBRUARY 2, 1998.
(4) COMMENCED OPERATIONS ON NOVEMBER 30, 1999.
(5) COMMENCED OPERATIONS ON SEPTEMBER 17, 1998.

The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
                              WWW.HIGHMARKFUNDS.COM                           79

[LOGO OF HIGHMARK FUNDS OMITTED.]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD
FOR THE YEARS OR PERIODS ENDED JULY 31, UNLESS OTHERWISE INDICATED

                                      INVESTMENT ACTIVITIES         DISTRIBUTIONS
                                  -----------------------------  -------------------
                        NET                                                              NET                  NET
                       ASSET                      NET REALIZED                          ASSET                ASSETS,      RATIO
                       VALUE,         NET        AND UNREALIZED     NET                 VALUE,               END OF    OF EXPENSES
                     BEGINNING     INVESTMENT    GAIN (LOSS) ON  INVESTMENT  CAPITAL    END OF   TOTAL**     PERIOD    TO AVERAGE
                     OF PERIOD    INCOME (LOSS)    INVESTMENTS     INCOME     GAINS     PERIOD   RETURN      (000)     NET ASSETS
-----------------------------------------------------------------------------------------------------------------------------------
---------
BOND FUND
---------

  FIDUCIARY SHARES
  2001                 $10.25        0.641           0.629         (0.640)        --     $10.88    12.73%    $533,310     0.75%
  2000                  10.39        0.625          (0.139)        (0.626)        --      10.25     4.86      342,388     0.75
  1999                  10.81        0.605          (0.426)        (0.600)        --      10.39     1.60      334,900     0.75
  1998                  10.67        0.615           0.150         (0.627)        --      10.81     7.41      206,125     0.75
  1997                  10.23        0.628           0.421         (0.609)        --      10.67    10.59       71,571     0.85

  CLASS A SHARES
  2001                 $10.16        0.639           0.621         (0.640)        --     $10.78    12.75%    $ 15,316     0.75%
  2000                  10.30        0.630          (0.144)        (0.626)        --      10.16     4.90        6,183     0.75
  1999                  10.73        0.610          (0.440)        (0.600)        --      10.30     1.52        2,638     0.75
  1998                  10.59        0.605           0.162         (0.627)        --      10.73     7.47        1,912     0.75
  1997                  10.15        0.642           0.403         (0.609)        --      10.59    10.68          606     0.85

  CLASS B SHARES
  2001(1)               $10.39       0.361           0.389         (0.380)        --     $10.76     7.32%    $  2,278     1.73%*

------------------
100% U.S. TREASURY
MONEY MARKET FUND
------------------

  FIDUCIARY SHARES
  2001                  $1.00        0.050              --         (0.050)        --      $1.00     5.09%    $366,161     0.47%
  2000                   1.00        0.049              --         (0.049)        --       1.00     5.05      380,496     0.47
  1999                   1.00        0.043              --         (0.043)        --       1.00     4.43      263,561     0.47
  1998                   1.00        0.049              --         (0.049)        --       1.00     5.02      227,733     0.46
  1997                   1.00        0.046              --         (0.046)        --       1.00     4.65      243,464     0.64

  CLASS A SHARES
  2001                  $1.00        0.047              --         (0.047)        --      $1.00     4.83%    $252,535     0.72%
  2000                   1.00        0.047              --         (0.047)        --       1.00     4.79      275,433     0.72
  1999                   1.00        0.041              --         (0.041)        --       1.00     4.17      976,971     0.72
  1998                   1.00        0.047              --         (0.047)        --       1.00     4.75      727,087     0.71
  1997                   1.00        0.045              --         (0.045)        --       1.00     4.58      558,972     0.72

  CLASS S SHARES
  2001                  $1.00        0.044              --         (0.044)        --      $1.00     4.52%    $810,796     1.02%
  2000(2)                1.00        0.037              --         (0.037)        --       1.00     3.81      693,771     1.02*

                                                             RATIO OF
                           RATIO                          NET INVESTMENT
                        OF EXPENSES       RATIO OF       INCOME (LOSS) TO
                         TO AVERAGE    NET INVESTMENT        AVERAGE
                         NET ASSETS     INCOME (LOSS)       NET ASSETS       PORTFOLIO
                         EXCLUDING       TO AVERAGE         EXCLUDING        TURNOVER
                        FEE WAIVERS      NET ASSETS         FEE WAIVERS        RATE
--------------------------------------------------------------------------------------
---------
BOND FUND
---------

  FIDUCIARY SHARES
  2001                     0.98%            6.05%              5.82%            19%
  2000                     1.01             6.06               5.80             27
  1999                     1.01             5.69               5.43             39
  1998                     1.02             5.86               5.60             16
  1997                     1.42             6.11               5.54             14

  CLASS A SHARES
  2001                     1.23%            5.98%              5.50%            19%
  2000                     1.26             6.11               5.60             27
  1999                     1.26             5.67               5.16             39
  1998                     1.26             5.85               5.33             16
  1997                     1.68             6.10               5.27             14

  CLASS B SHARES
  2001(1)                  1.75%*           4.29%*             4.27%*           19%

------------------
100% U.S. TREASURY
MONEY MARKET FUND
------------------

  FIDUCIARY SHARES
  2001                     0.79%            4.94%              4.62%            --
  2000                     0.79             4.95               4.63             --
  1999                     0.79             4.35               4.03             --
  1998                     0.78             4.91               4.59             --
  1997                     0.92             4.61               4.33             --

  CLASS A SHARES
  2001                     1.04%            4.70%              4.38%            --
  2000                     1.04             4.49               4.17             --
  1999                     1.04             4.07               3.75             --
  1998                     1.03             4.65               4.33             --
  1997                     1.10             4.55               4.17             --

  CLASS S SHARES
  2001                     1.09%            4.42%              4.35%            --
  2000(2)                  1.09*            4.55*              4.48*            --

        The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
80                               1.800.433.6884

[GRAPHIC OMITTED]

                                      INVESTMENT ACTIVITIES         DISTRIBUTIONS
                                  -----------------------------  -------------------
                        NET                                                              NET                  NET
                       ASSET                      NET REALIZED                          ASSET                ASSETS,      RATIO
                       VALUE,         NET        AND UNREALIZED     NET                 VALUE,               END OF    OF EXPENSES
                     BEGINNING     INVESTMENT    GAIN (LOSS) ON  INVESTMENT  CAPITAL    END OF   TOTAL**     PERIOD    TO AVERAGE
                     OF PERIOD    INCOME (LOSS)    INVESTMENTS     INCOME     GAINS     PERIOD   RETURN      (000)     NET ASSETS
-----------------------------------------------------------------------------------------------------------------------------------
-----------------
U.S. GOVERNMENT
MONEY MARKET FUND
-----------------

  FIDUCIARY SHARES
  2001                  $1.00        0.051              --         (0.051)        --      $1.00     5.24%  $  403,244     0.52%
  2000                   1.00        0.053              --         (0.053)        --       1.00     5.38      329,922     0.52
  1999                   1.00        0.046              --         (0.046)        --       1.00     4.64      351,140     0.52
  1998                   1.00        0.050              --         (0.050)        --       1.00     5.16      283,096     0.51
  1997                   1.00        0.047              --         (0.047)        --       1.00     4.78      252,995     0.70

  CLASS A SHARES
  2001                  $1.00        0.049              --         (0.049)        --      $1.00     4.97%  $   47,058     0.77%
  2000                   1.00        0.050              --         (0.050)        --       1.00     5.12       48,138     0.77
  1999                   1.00        0.043              --         (0.043)        --       1.00     4.39      170,974     0.77
  1998                   1.00        0.048              --         (0.048)        --       1.00     4.90      122,074     0.76
  1997                   1.00        0.046              --         (0.046)        --       1.00     4.70       42,797     0.78

  CLASS B SHARES
  2001                  $1.00        0.041              --         (0.041)        --      $1.00     4.20%  $      963     1.52%
  2000                   1.00        0.043              --         (0.043)        --       1.00     4.34          391     1.52
  1999                   1.00        0.036              --         (0.036)        --       1.00     3.62          218     1.52
  1998(3)                1.00        0.021              --         (0.021)        --       1.00     4.25           --     1.26*

  CLASS S SHARES
  2001                  $1.00        0.046              --         (0.046)        --      $1.00     4.66%  $  161,498     1.07%
  2000(2)                1.00        0.040              --         (0.040)        --       1.00     4.09      120,125     1.07*

-----------------
DIVERSIFIED MONEY
MARKET FUND
-----------------

  FIDUCIARY SHARES
  2001                  $1.00        0.053              --         (0.053)        --      $1.00     5.45%  $2,058,393     0.52%
  2000                   1.00        0.054              --         (0.054)        --       1.00     5.51    1,728,388     0.52
  1999                   1.00        0.047              --         (0.047)        --       1.00     4.78    1,324,659     0.52
  1998                   1.00        0.051              --         (0.051)        --       1.00     5.27    1,180,141     0.50
  1997(4)                1.00        0.025              --         (0.025)        --       1.00     5.11*     971,858     0.48*
  1997(5)                1.00        0.049              --         (0.049)        --       1.00     5.03      523,571     0.49

  CLASS A SHARES
  2001                  $1.00        0.051              --         (0.051)        --      $1.00     5.19%  $  863,773     0.77%
  2000                   1.00        0.051              --         (0.051)        --       1.00     5.24      626,011     0.77
  1999                   1.00        0.044              --         (0.044)        --       1.00     4.52    1,641,799     0.77
  1998                   1.00        0.049              --         (0.049)        --       1.00     5.01    1,124,280     0.75
  1997(4)                1.00        0.024              --         (0.024)        --       1.00     4.86*     799,657     0.72*
  1997(5)                1.00        0.047              --         (0.047)        --       1.00     4.78      576,566     0.73

  CLASS S SHARES
  2001                  $1.00        0.048              --         (0.048)        --      $1.00     4.88%  $1,584,325     1.07%
  2000(2)                1.00        0.041              --         (0.041)        --       1.00     4.21    1,575,659     1.07*

                                                             RATIO OF
                           RATIO                          NET INVESTMENT
                        OF EXPENSES       RATIO OF       INCOME (LOSS) TO
                         TO AVERAGE    NET INVESTMENT        AVERAGE
                         NET ASSETS     INCOME (LOSS)       NET ASSETS
                         EXCLUDING       TO AVERAGE         EXCLUDING
                        FEE WAIVERS      NET ASSETS         FEE WAIVERS
-------------------------------------------------------------------------
-----------------
U.S. GOVERNMENT
MONEY MARKET FUND
-----------------

  FIDUCIARY SHARES
  2001                     0.80%            4.99%              4.71%
  2000                     0.79             5.22               4.95
  1999                     0.79             4.52               4.25
  1998                     0.79             5.05               4.77
  1997                     0.95             4.69               4.44

  CLASS A SHARES
  2001                     1.05%            4.79%              4.51%
  2000                     1.04             4.74               4.47
  1999                     1.04             4.28               4.01
  1998                     1.04             4.80               4.52
  1997                     1.22             4.60               4.16

  CLASS B SHARES
  2001                     1.55%            3.72%              3.69%
  2000                     1.54             4.31               4.29
  1999                     1.54             3.46               3.44
  1998(3)                  1.54*            4.30*              4.02*

  CLASS S SHARES
  2001                     1.10%            4.54%              4.51%
  2000(2)                  1.09*            4.85*              4.83*

-----------------
DIVERSIFIED MONEY
MARKET FUND
-----------------

  FIDUCIARY SHARES
  2001                     0.80%            5.26%              4.98%
  2000                     0.79             5.39               5.12
  1999                     0.79             4.68               4.41
  1998                     0.77             5.15               4.88
  1997(4)                  0.64*            5.07*              4.90*
  1997(5)                  0.49             4.93               4.93

  CLASS A SHARES
  2001                     1.05%            4.98%              4.70%
  2000                     1.04             4.92               4.65
  1999                     1.04             4.42               4.15
  1998                     1.02             4.90               4.63
  1997(4)                  0.95*            4.82*              4.59*
  1997(5)                  0.88             4.69               4.54

  CLASS S SHARES
  2001                     1.10%            4.78%              4.75%
  2000(2)                  1.09*            5.02*              5.00*

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
*   ANNUALIZED.
** TOTAL RETURN DOES NOT REFLECT ANY APPLICABLE SALES CHARGE. TOTAL RETURN IS FOR THE PERIOD INDICATED AND HAS NOT BEEN ANNUALIZED.
(1) COMMENCED OPERATIONS ON NOVEMBER 30, 2000.
(2) COMMENCED OPERATIONS ON SEPTEMBER 30, 1999.
(3) COMMENCED OPERATIONS ON FEBRUARY 2, 1998.
(4) FOR THE SIX MONTH PERIOD ENDED JULY 31.
(5) FOR THE YEAR ENDED JANUARY 31.

The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
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
[LOGO OF HIGHMARK FUNDS OMITTED.]
HIGHMARK FUNDS

[GRAPHIC OMITTED]

FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD
FOR THE YEARS OR PERIODS ENDED JULY 31, UNLESS OTHERWISE INDICATED

                                      INVESTMENT ACTIVITIES         DISTRIBUTIONS
                                  -----------------------------  -------------------
                        NET                                                              NET                  NET
                       ASSET                      NET REALIZED                          ASSET                ASSETS,      RATIO
                       VALUE,         NET        AND UNREALIZED     NET                 VALUE,               END OF    OF EXPENSES
                     BEGINNING     INVESTMENT    GAIN (LOSS) ON  INVESTMENT  CAPITAL    END OF   TOTAL**     PERIOD    TO AVERAGE
                     OF PERIOD    INCOME (LOSS)    INVESTMENTS     INCOME     GAINS     PERIOD   RETURN      (000)     NET ASSETS
-----------------------------------------------------------------------------------------------------------------------------------
--------------
CALIFORNIA
TAX-FREE MONEY
MARKET FUND
--------------

  FIDUCIARY SHARES
  2001                  $1.00        0.029              --         (0.029)        --      $1.00     2.95%    $313,573     0.42%
  2000                   1.00        0.030              --         (0.030)        --       1.00     3.00      269,121     0.40
  1999                   1.00        0.026              --         (0.026)        --       1.00     2.59      235,687     0.33
  1998                   1.00        0.031              --         (0.031)        --       1.00     3.14      241,487     0.31
  1997(1)                1.00        0.016              --         (0.016)        --       1.00     3.28*     159,297     0.28*
  1997(2)                1.00        0.031              --         (0.031)        --       1.00     3.12       36,207     0.27

  CLASS A SHARES
  2001                  $1.00        0.027              --         (0.027)        --      $1.00     2.70%    $257,735     0.67%
  2000                   1.00        0.027              --         (0.027)        --       1.00     2.74      206,252     0.65
  1999                   1.00        0.023              --         (0.023)        --       1.00     2.34      372,701     0.58
  1998                   1.00        0.028              --         (0.028)        --       1.00     2.89      305,260     0.56
  1997(1)                1.00        0.015              --         (0.015)        --       1.00     2.99*     217,229     0.55*
  1997(2)                1.00        0.027              --         (0.027)        --       1.00     2.78      150,688     0.60

  CLASS S SHARES
  2001                  $1.00        0.024              --         (0.024)        --      $1.00     2.39%    $122,194     0.97%
  2000(3)                1.00        0.021              --         (0.021)        --       1.00     2.09       88,098     0.96*

                                                             RATIO OF
                           RATIO                          NET INVESTMENT
                        OF EXPENSES       RATIO OF       INCOME (LOSS) TO
                         TO AVERAGE    NET INVESTMENT        AVERAGE
                         NET ASSETS     INCOME (LOSS)       NET ASSETS
                         EXCLUDING       TO AVERAGE         EXCLUDING
                        FEE WAIVERS      NET ASSETS         FEE WAIVERS
-------------------------------------------------------------------------
--------------
CALIFORNIA
TAX-FREE MONEY
MARKET FUND
--------------

  FIDUCIARY SHARES
  2001                     0.80%            2.89%              2.51%
  2000                     0.79             2.96               2.57
  1999                     0.79             2.55               2.09
  1998                     0.78             3.07               2.60
  1997(1)                  0.69*            3.36*              2.96*
  1997(2)                  0.49             3.08               2.86

  CLASS A SHARES
  2001                     1.05%            2.65%              2.27%
  2000                     1.04             2.61               2.22
  1999                     1.04             2.30               1.84
  1998                     1.03             2.84               2.37
  1997(1)                  0.97*            3.02*              2.59*
  1997(2)                  0.88             2.75               2.47

  CLASS S SHARES
  2001                     1.10%            2.38%              2.25%
  2000(3)                  1.09*            2.48*              2.35*

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
*   ANNUALIZED.
**  TOTAL RETURN IS FOR THE PERIOD INDICATED AND HAS NOT BEEN ANNUALIZED.
(1) FOR THE SIX MONTH PERIOD ENDED JULY 31.
(2) FOR THE YEAR ENDED JANUARY 31.
(3) COMMENCED OPERATIONS ON SEPTEMBER 30, 1999.

        The accompanying notes are an integral part of the financial statements.
--------------------------------------------------------------------------------
82                               1.800.433.6884

[GRAND TETON PHOTO OMITTED.]

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2001

1. ORGANIZATION

HighMark Funds ("HighMark" or "the Funds") was organized as a Massachusetts business trust under a Declaration of Trust dated March 10, 1987. Prior to December 4, 1996, HighMark was known as The HighMark Group.

The Funds are registered under the Investment Company Act of 1940, as amended, as a diversified open-end investment company with fourteen funds: the Growth Fund, the Value Momentum Fund, the Large Cap Value Fund (formerly the Income Equity Fund), the Core Equity Fund, the Balanced Fund, the Small Cap Growth Fund, the Small Cap Value Fund, the International Equity Fund, the California Intermediate Tax-Free Bond Fund, the Bond Fund, (collectively the "Non-Money Market Funds") and the 100% U.S. Treasury Money Market Fund, the U.S. Government Money Market Fund, the Diversified Money Market Fund and the California Tax-Free Money Market Fund (collectively the "Money Market Funds"). The Small Cap Growth Fund is not currently operational. HighMark is registered to offer six classes of shares, Class A, Class B and Class C shares (collectively called the "Retail Shares"), Fiduciary Shares, Class I Shares and Class S Shares. The Funds' prospectuses provide a description of each Fund's investment objectives, policies and strategies.


2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Funds.

BASIS OF PRESENTATION OF STATEMENTS -- The HighMark Funds acquired the Stepstone Funds in a series of tax-free business combinations in April 1997. While each Fund now exists legally as a HighMark Fund, a number of the surviving funds have kept the past performance of the Stepstone Funds. In accordance with accounting principles generally accepted in the United States of America, the financial highlights presented for certain funds reflect prior periods beginning on the first day of the accounting survivor's fiscal year (February 1, 1997.)

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS -- The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from estimates.

SECURITY VALUATION -- Investment securities held by the Money Market Funds are stated at amortized cost, which approximates market value. Under this valuation method, purchase discounts and premiums are accreted and amortized ratably to maturity and are included in interest income.

Investments in equity securities held by the Non-Money Market Funds that are traded on a national securities exchange (or reported on the NASDAQ national market system) are stated at the last quoted sales price if readily available for such equity securities on each business day; other equity securities traded in the over-the-counter market and listed equity securities for which no sale was reported on that date are stated at the last quoted bid price. Foreign securities are valued based upon quotations from the primary market in which they are traded. Option contracts are valued at the last quoted bid price as quoted on the primary exchange or board of trade on which such option contracts are traded. Debt obligations exceeding sixty days to maturity for which market quotations are readily available are valued at the most recently quoted bid price. Debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost. Restricted securities for which quotations are not readily available are valued at fair value using methods determined in good faith under general Trustee supervision.

SECURITY TRANSACTIONS AND INVESTMENT INCOME -- Security transactions are accounted for on the date the security is purchased or sold (trade date). Costs used in determining realized gains and losses on the sale of investment securities are those of the specific securities sold adjusted for the accretion and amortization of purchase discounts and premiums, if any, during the respective holding periods. Interest income is recorded on the accrual basis; dividend income is recorded on the ex-dividend date.

FOREIGN CURRENCY TRANSLATION -- The books and records of the Small Cap Value Fund and the International Equity Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars on the following basis: (I) market value of investment securities, other assets and liabilities at the current rate of exchange; and (II) purchases and sales of investment securities, income and expenses at the relevant rates of exchange prevailing on the respective dates of such transactions.

The Small Cap Value Fund and the International Equity Fund do not isolate the portion of gains and losses on investments in securities that is due to changes in the foreign exchange rates from that which is due to changes in market prices of such securities.

--------------------------------------------------------------------------------
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
[LOGO OF HIGHMARK FUNDS OMITTED.]
HIGHMARK FUNDS

[Grand Teton Photo Omitted.]

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

JULY 31, 2001

The Small Cap Value Fund and the International Equity Fund report gains and losses on foreign currency related transactions as realized and unrealized gains and losses for financial reporting purposes, whereas such gains and losses are treated as ordinary income or loss for U.S. Federal income tax purposes.

FORWARD FOREIGN CURRENCY CONTRACTS -- The Small Cap Value and the International Equity Funds enter into forward foreign currency contracts as hedges against either specific transactions or portfolio positions. All commitments are "marked-to-market" daily at the applicable foreign exchange rate and any resulting unrealized gains or losses are recorded currently. A Fund realizes gains or losses at the time the forward contracts are extinguished. Such contracts, which are designed to protect the value of the Fund's investment securities against a decline in the value of the hedged currency, do not eliminate fluctuations in the underlying prices of the securities; they simply establish an exchange rate at a future date. Also, although such contracts tend to minimize risk of loss due to a decline in the value of a hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of such foreign currency increase. At July 31, 2001, forward foreign currency contracts outstanding were as follows:

                                            IN
                          CONTRACTS TO    EXCHANGE                   UNREALIZED
                            DELIVER         FOR       SETTLEMENT    APPRECIATION
                             (000)         (000)         DATE           (000)
                          ------------    --------    ----------    ------------
INTERNATIONAL EQUITY:
FOREIGN CURRENCY SALES:
        JP                 (635,000)       $5,172      10/05/01         $52

  JP--Japanese Yen

DISCOUNTS AND PREMIUMS -- Discounts and premiums, are accreted or amortized over the life of each security and are recorded as interest income for each of the Funds using a method that approximates the effective interest method. Effective August 21, 2000, the Bond Fund began to accrete or amortize discounts and premiums. The cumulative effect of this accounting change was immaterial.

CLASSES -- Class specific expenses are borne by that class. Income, non-class specific expenses and realized/unrealized gains and losses are allocated to the respective classes on the basis of the relative daily net assets.

NET ASSET VALUE PER SHARE -- The net asset value per share is calculated each business day for each Class. It is computed by dividing the assets of each Class, less its liabilities, by the number of outstanding shares of each Class.

DISTRIBUTIONS TO SHAREHOLDERS -- Distributions from net investment income for the Money Market Funds are declared daily and paid monthly. Each of the Non-Money Market Funds, except the International Equity and the Small Cap Value Funds, declare and make distributions from net investment income monthly. The International Equity and the Small Cap Value Funds declare and make distributions from net investment income periodically. Any net realized capital gains will be distributed at least annually for all Funds.

RECLASSIFICATION OF COMPONENTS OF NET ASSETS -- The timing and characterization of certain income and capital gains distributions are determined annually in accordance with federal tax regulations, which may differ from accounting principles generally accepted in the United States of America. As a result, the net investment income (loss) and net realized gain (loss) on investment transactions for a reporting period may differ significantly from distributions during such period. These book/tax differences may be temporary or permanent in nature. To the extent these differences are permanent, they are charged or credited to paid-in-capital or accumulated net realized gain, as appropriate, in the period that the differences arise. Accordingly, the following permanent differences, primarily attributable to net operating losses and the classification of short-term capital gains and ordinary income for tax purposes, have been reclassified to/from the following accounts:

                                               ACCUMULATED      UNDISTRIBUTED
                               PAID-IN-           NET           NET INVESTMENT
                               CAPITAL        REALIZED GAIN         INCOME
                                (000)            (000)               (000)
                              ---------       -------------     --------------
Growth                        $ (12,384)       $     9,552         $ 2,832
Value Momentum                  109,001           (109,004)              3
Large Cap Value                      --                  4              (4)
Core Equity                         (10)                 1               9
Balanced                             --                 54             (54)
Small Cap Value                   1,357             (2,061)            704
International Equity                 --               (114)            114
Bond                                 23                (23)             --

These reclassifications have no effect on net assets or net asset value per share.

FEDERAL INCOME TAXES -- It is each Fund's intention to continue to qualify as a regulated investment company for Federal income tax purposes and distribute all of its taxable income and net capital gains. Accordingly, no provision for Federal

--------------------------------------------------------------------------------
84                               1.800.433.6884

[GRAND TETON PHOTO OMITTED.]

income taxes is required.

The Small Cap Value Fund and the International Equity Fund may be subject to taxes imposed by countries in which they invest with respect to their investments in issuers existing or operating in such countries. Such taxes are generally based on either income earned or repatriated. The Small Cap Value Fund and the International Equity Fund accrues such taxes when the related income is earned.

REPURCHASE AGREEMENTS -- Securities pledged as collateral for Repurchase Agreements are held by the custodian bank until the respective agreements mature. Provisions of repurchase agreements and procedures adopted by the Adviser ensure that the market value of the collateral is sufficient in the event of default by the counterparty. If the counterparty defaults and the value of the collateral declines or if the counterparty enters an insolvency proceeding, realization of the collateral by the Fund may be delayed or limited.

OPTIONS TRANSACTIONS -- In order to produce incremental earnings, protect gains, and facilitate buying and selling of securities for investment purposes, certain of the Funds, as described in their prospectuses, may participate in options transactions including writing covered call options. A risk in writing a covered call option is that the Fund gives up the opportunity of profit if the market price of the underlying security increases.

The Fund realizes a gain upon the expiration of a written call option. When a written call option is closed prior to expiration by being exercised, the proceeds on the sale are increased by the amount of original premium received.

Also, certain Funds may purchase call or put options with respect to securities that are permitted investments. The risk in purchasing options is limited to the premium paid.

The Fund recognizes a gain when the underlying securities' market price rises (in case of a purchased call) or falls (in case of a purchased put) to the extent sufficient to cover the option premium and transaction costs.

ACCOUNTING STANDARDS ISSUED BUT NOT YET ADOPTED -- On November 21, 2000, the American Institute of Certified Public Accountants ("AICPA") issued the AICPA Audit and Accounting Guide "Audits of Investment Companies"(the "Guide"), effective for annual financial statements issued for fiscal years beginning after December 15, 2000 and will require investment companies to amortize all premiums and discounts on fixed income securities. The California Intermediate Tax-Free Bond Fund currently does not amortize market discounts on fixed income securities. Upon adoption, the Fund will be required to record a cumulative effect adjustment to reflect the amortization of such discounts. The Management of the Funds does not expect any material impact on results of operations or financial condition of the Funds upon adoption of the provisions of the Guide. The adjustment will effectively be a reclassification between net investment income and net unrealized appreciation (depreciation) of securities and therefore will not impact total net assets or the net asset value per share of the Fund.

3. INVESTMENT ADVISORY AGREEMENT AND TRANSACTIONS WITH AFFILIATES

The Funds and HighMark Capital Management, Inc. (the "Adviser") a subsidiary of UnionBanCal Corporation, are parties to an Advisory Agreement. For its services, the Adviser is entitled to receive a fee, that is calculated daily and paid monthly, based on the average daily nets assets, at an annual rate of 0.60% of the Growth Fund, the Value Momentum Fund, the Large Cap Value Fund, the Core Equity Fund, and the Balanced Fund, 1.00% of the Small Cap Value Fund, 0.95% of the International Equity Fund, 0.50% of the California Intermediate Tax-Free Bond Fund and the Bond Fund, 0.30% of the 100% U.S. Treasury Money Market Fund, the U.S. Government Money Market Fund, the Diversified Money Market Fund, and the California Tax-Free Money Market Fund. For the year ended July 31, 2001 the Adviser voluntarily waived a portion of its fee in certain funds in order to limit the operating expenses of the Funds.

Effective January 1, 1998, the Adviser and AXA Asset Management Partenaires ("AXA") entered into an investment sub-advisory agreement for the International Equity Fund. On October 1, 1999, AXA Managers GS Ltd. succeeded AXA as sub-adviser. AXA is entitled to a fee of 0.50% of the average daily net assets of the International Equity Fund allocated to AXA. The sub-adviser is paid by the Adviser.

Effective February 28, 2001, the Adviser and Deutsche Asset

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NOTES TO FINANCIAL STATEMENTS (CONTINUED)

JULY 31, 2001

Management Investment Services, Ltd. ("Deutsche") entered into an investment sub-advisory agreement for the International Equity Fund. Deutsche is entitled to an annual fee of 0.60% of the average daily net assets up to $250 million and 0.50% of the average daily net assets over $250 million of the International Equity Fund allocated to Deutsche. The sub-adviser is paid by the Adviser.

Effective February 15, 1997, SEI Investments Mutual Funds Services (the "Administrator"), a Delaware business trust, became the Administrator for the Funds. SEI Investments Management Corporation, a wholly-owned subsidiary of SEI Investments Company, is the owner of all beneficial interest in the Administrator. The Funds and the Administrator are parties to an Administration Agreement (the "Agreement") dated February 15, 1997, under which the Administrator provides the Fund with management and administrative services for an annual fee of 0.20% of the average daily net assets of the Funds. The Administrator may voluntarily waive its fee, subject to termination at any time by the Administrator, to the extent necessary to limit the total operating expenses of a Fund. During the period August 1, 2000 to July 31, 2001 the Administrator voluntarily agreed to waive a portion of its fee for all Funds.

Pursuant to a separate agreement with the Administrator, HighMark Capital Management, Inc. performs sub-administration services on behalf of each Fund, for which it receives a fee paid by the Administrator at the annual rate of up to 0.10% of the average daily net assets of the Funds. For the period from August 1, 2000 to July 31, 2001, HighMark Capital Management, Inc. received sub-administration fees from the Funds in the amount of $6,880,000.

State Street Bank and Trust Company serves as the transfer agent, dividend disbursing agent and shareholder servicing agent for HighMark. The Administrator has agreed to absorb certain transfer agency related expenses on behalf of the Fund.

SEI Investments Distribution Co. (the "Distributor") and the Funds are parties to a distribution agreement dated February 15, 1997. No compensation is paid to the Distributor for services rendered to the Fiduciary Shares under this agreement. The Funds have adopted 12b-1 Plans (the "Plans") with respect to Class A, Class B, Class C and Class S Shares that allow each Fund to pay distribution and service fees. The Distributor, as compensation for its services under the Plans, receives a distribution fee, computed daily and payable monthly, of 0.25% of the average daily net assets attributable to each Fund's Class A Shares, 0.75% of the average daily net assets attributable to each Fund's Class B Shares, 1.00% of the average daily net assets attributable to each Fund's Class C Shares and 0.55% of the average daily net assets attributable to each Fund's Class S Shares, which may be used by the Distributor to provide compensation for sales support and distribution activities. The California Intermediate Tax-Free Bond and Bond Funds are currently waiving all Class A distribution fees.

The Funds have also adopted Shareholder Service Plans permitting payment of compensation to service providers, that may include Union Bank of California, N.A., Bank of Tokyo-Mitsubishi Trust Company, or their respective affiliates, that have agreed to provide certain shareholder support services for their customers who own Class A, Class B or Fiduciary Shares. In consideration for such services, a service provider is entitled to receive compensation at the annual rate of up to 0.25% of each Fund's average daily net assets. The service provider may waive such fees at any time. Any such waiver is voluntary and may be terminated at any time. For the period from August 1, 2000 to July 31, 2001, Union Bank of California, N.A. received shareholder servicing fees from the Funds in the amount of approximately $2,530,000.

The following fees were payable as of July 31, 2001:

                                            INVESTMENT          SUB-         SHAREHOLDER
                                              ADVISER      ADMINISTRATIVE     SERVICING     CUSTODIAN
                                            ----------     --------------    -----------    ---------
Growth ...................................    161,527          18,845           25,620         2,692
Value Momentum ...........................    270,075          31,509           44,051         4,501
Large Cap Value ..........................    125,506          14,642           20,614         2,092
Core Equity ..............................     49,605           5,787            8,121           827
Balanced .................................    170,153          19,851           27,912         2,836
Small Cap Value ..........................     82,424           5,770            7,668           824
International Equity .....................     95,430           7,032            9,970        14,051
California Intermediate Tax-Free Bond ....     40,782          11,419               --         1,631
Bond .....................................    230,439          32,261            9,184         4,609
100% U.S. Treasury Money Market ..........    309,218          86,581               --        12,369
U.S. Government Money Market .............    151,034          35,241               --         5,034
Diversified Money Market .................  1,172,979         273,695               --        39,099
California Tax-Free Money Market .........    112,864          39,502               --         5,643

The Funds have entered into an agreement with the Distributor to act as an agent in placing repurchase agreements for the Funds. For its services the Distributor received $149,291 for the year ended July 31, 2001.

A contingent deferred sales charge (CDSC) is imposed on

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certain redemptions of Class B Shares. The CDSC varies depending on the number of years from the time of payment for the purchase of Class B Shares until the redemption of such shares.

 YEARS SINCE                                                CONTINGENT DEFERRED
PURCHASE MADE                                                  SALES CHARGE
--------------------------------------------------------------------------------
  First ..................................................          5%
  Second .................................................          4%
  Third ..................................................          3%
  Fourth .................................................          3%
  Fifth ..................................................          2%
  Sixth ..................................................          1%
  Seventh and Following ..................................         None

A contingent deferred sales charge (CDSC) of 1% is imposed on certain redemptions of Class C Shares.

Union Bank of California, N.A. acts as custodian (the "Custodian") for the Funds. Fees of the Custodian are being paid on the basis of net assets of the Funds.

Certain officers of the Funds are also officers and/or Directors of the Administrator. The Funds pay each unaffiliated Trustee an annual fee for attendance at quarterly and interim meetings. Compensation of officers is paid by the Administrator.

4. INVESTMENT TRANSACTIONS

The purchases and sales (including maturities) of investment securities, excluding short-term investments and U.S. government securities, for the year ended July 31, 2001 were as follows:

                                                       INVESTMENT SECURITIES
                                                      -----------------------
                                                      PURCHASES       SALES
                                                       (000'S)       (000'S)
                                                      ---------     ---------
Growth .............................................  $ 139,475     $ 306,738
Value Momentum .....................................     20,792       280,148
Large Cap Value ....................................    393,906       501,150
Core Equity ........................................     85,479         9,102
Balanced ...........................................     38,646        79,724
Small Cap Value ....................................    275,874       329,327
International Equity ...............................    206,209       182,822
California Intermediate Tax-Free Bond ..............     40,077        21,712
Bond ...............................................     33,262        57,108

The purchases and sales (including maturities) of U.S. government securities for the year ended July 31, 2001 were:

                                                        PURCHASES      SALES
                                                         (000'S)      (000'S)
                                                        ---------    ---------
Balanced .............................................  $   4,398    $  14,695
Bond .................................................    247,555       39,848

As of July 31, 2001, cost for financial statement purposes was not materially different from cost for Federal income tax purposes. The aggregate gross unrealized appreciation and depreciation at July 31, 2001 for each fund was as follows:

                                                 APPRECIATION    DEPRECIATION       TOTAL
                                                   (000'S)         (000'S)         (000'S)
                                                 ------------    ------------    -----------
Growth ........................................   $   38,578      $ (140,214)    $ (101,636)
Value Momentum ................................      237,187         (16,403)       220,784
Large Cap Value ...............................       18,282         (12,561)         5,721
Core Equity ...................................        5,707         (15,322)        (9,615)
Balanced ......................................       76,649         (31,611)        45,038
Small Cap Value ...............................        8,319          (3,536)         4,783
International Equity ..........................        3,906          (8,972)        (5,066)
California Intermediate Tax-Free Bond .........        9,907             (47)         9,860
Bond ..........................................       19,135          (2,175)        16,960

Subsequent to October 31, 2000, the following Funds had recognized net capital losses that have been deferred to 2001 for tax purposes and can be used to offset future capital gains at July 31, 2002. The Funds also had capital loss carryforwards at July 31, 2001, that can be used to offset future capital gains.

                                    POST OCTOBER     CAPITAL LOSS
                                    LOSS DEFERRAL    CARRYFORWARD    EXPIRATION
                                    -------------    ------------    ----------
Growth ...........................   $20,496,949      $       --            --
Large Cap Value ..................     8,560,602              --            --
Core Equity ......................     2,056,621             720          2009
International Equity .............    12,086,388*        277,093          2009
Bond .............................            --       6,664,552       2004-08
Diversified Money Market .........            --         143,838       2007-09
California Tax-Free Money Market .            --          49,386       2002-06

*   Includes $154,462 of post October currency loss deferral.

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NOTES TO FINANCIAL STATEMENTS (CONTINUED)

JULY 31, 2001

5. SECURITY LENDING

Certain of the Funds lend their securities to approved brokers to earn additional income and receive cash and/or securities as collateral to secure the loans. Collateral is maintained at not less than 102% of the value of loaned securities. Although the risk of lending is mitigated by the collateral, the Fund could experience a delay in recovering its securities and a possible loss of income or value if the borrower fails to return them. The market value of the securities on loan at July 31, 2001, the collateral purchased with cash received and held at July 31, 2001, and the income generated from the program during the year ended July 31, 2001, with respect to such loans were as follows:

                                MARKET VALUE OF        MARKET          INCOME RECEIVED
                                  SECURITIES          VALUE OF         FROM SECURITIES
                                 LOANED (000)      COLLATERAL (000)     LENDING (000)
                                ---------------    ----------------    ---------------
Growth .......................    $  27,642           $ 28,561              $ 202
Value Momentum ...............       39,584             41,358                146
Large Cap Value ..............       27,803             28,715                 84
Core Equity ..................        6,101              6,298                  7
Balanced .....................       18,431             19,038                 42
Small Cap Value ..............        9,108              9,526                 66
International Equity .........        7,848              9,703                101
Bond .........................       64,802             65,973                145

6. CONCENTRATION OF CREDIT RISK

The California Intermediate Tax-Free Bond Fund and the California Tax-Free Money Market Fund invest in debt securities in the State of California. The ability of the issuers of the securities held by the Funds to meet their obligations may be affected by economic and political developments in that state.

The International Equity Fund and the Small Cap Value Fund invested in securities of foreign issuers in various countries. These investments may involve certain considerations and risks not typically associated with investments in the United States as a result of, among other factors, the possibility of future political and economic developments, lack of liquidity, low market capitalizations, foreign currency fluctuations, and the level of governmental supervision and regulation of securities markets in the respective countries. As of March 1, 2001, The Small Cap Value Fund no longer invests in foreign securities.

7. OPTION CONTRACTS

Transactions in covered call options and purchased put options during the year ended July 31, 2001 are summarized as follows:

                                                                    VALUE MOMENTUM
                                                              --------------------------
                                                               NUMBER OF
  WRITTEN OPTION TRANSACTION                                   CONTRACTS       PREMIUM
------------------------------                                -----------    -----------
Options written and outstanding at beginning of period ....         850     $   108,503
Call options written during period ........................       8,825       2,105,450
Call options exercised during period ......................        (859)       (230,397)
Call options expired during period ........................      (6,716)     (1,210,068)
Call options closed during period .........................        (800)       (277,079)
                                                              ---------     -----------
Options written and outstanding at end of period ..........       1,300     $   496,409
                                                              =========     ===========

                                                                    VALUE MOMENTUM
                                                              -------------------------
                                                               NUMBER OF
  WRITTEN OPTION TRANSACTION                                   CONTRACTS      PREMIUM
------------------------------                                -----------   -----------
Purchased put option outstanding at beginning of period ....         --     $        --
Put option purchased during period .........................        800         322,403
Put option sold during period ..............................         --              --
Put option expired during period ...........................         --              --
Put option exercised during period .........................         --              --
                                                              ---------     -----------
Purchased put option outstanding at end of period ..........        800     $   322,403
                                                              =========     ===========

8. LINE OF CREDIT

Growth Fund, Value Momentum Fund, Large Cap Value Fund, Core Equity Fund, Balanced Fund, Small Cap Value Fund and International Equity Fund may borrow, an amount up to its prospectus defined limitations, from an $160 million committed line of credit available to the HighMark Funds. Borrowings from the line of credit will bear interest at the Federal Funds Rate plus 0.625%. The line of credit was not utilized during the period.

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9. FUND MERGER

On August 21, 2000, the assets of the HighMark Intermediate-Term Bond Fund were reorganized into the HighMark Bond Fund. Under the Plan of Reorganization, 21,469,654 Fiduciary Shares and 454,455 Class A Shares of the HighMark Intermediate-Term Bond Fund were exchanged for 20,616,686 Fiduciary Shares (valued at $212,819,000) and 440,239 Class A Shares (valued at $4,506,000) of the Bond Fund in a tax free exchange. Upon the business combination of such Funds on August 21, 2000, the value of the HighMark Bond Fund's net assets combined with those of the HighMark Intermediate-Term Bond Fund ($217,323,870, including $3,150,195 of unrealized depreciation and distributions in excess of net investment income of $109,000, which was reclassified into paid-in-capital) was $568,093,052 before the open of business.

10. COMMON TRUST FUND CONVERSIONS

On July 24, 2000, certain common trust funds of Union Bank of California, N.A. were converted into the HighMark Funds pursuant to a plan of reorganization approved by Union Bank of California shareholders on March 16, 2000. The Funds involved in the conversion were as follows:

COMMON TRUST FUND                               HIGHMARK FUND
-----------------                               -------------
ITC Personal B Equity                           Core Equity Fund
ITC Personal A Fixed Income                     Bond Fund

The assets, which consisted of securities and related receivables less liabilities, were converted on a tax-free basis. The number of shares issued by each Fund and the net assets (including unrealized depreciation of each Common Trust Fund immediately before the conversion were as follows:

                                                              COMMON TRUST
                                                              FUND SHARES      HIGHMARK
                                NET ASSET      UNREALIZED       PRIOR TO        SHARES
COMMON TRUST FUND                 VALUE       DEPRECIATION     CONVERSION       ISSUED
-----------------              -----------    ------------    ------------    ----------
ITC Personal B Equity          $ 5,877,110     $ (962,753)       141,788       589,462
ITC Personal A Fixed Income      3,230,826        (62,979)       340,464       313,399

11. IN-KIND TRANSFERS

On December 29, 2000, the HighMark Value Momentum Fund distributed securities in lieu of cash for a Class I shareholder redemption. The shareholder received a pro-rata portion of the Value Momentum Fund's holdings. The value of the redemption was $125,377,048 ($122,913,319 in securities and $2,463,729 in cash)
of which $73,754,202 was realized gain. Since this transaction is a nontaxable event, this gain will not have any impact on the fund's capital gain distribution. 4,496,768 Class I shares were redeemed from the Value Momentum Fund. This transaction was completed pursuant to procedures adopted by the Board of Trustees. The Value Momentum Fund Class I Shares were fully liquidated as a result of this transaction. On June 15, 2001, the HighMark Growth, Value Momentum, and Small Cap Value Funds distributed securities in lieu of cash for Fiduciary shareholder redemptions. The shareholders received a pro-rata portion of the funds' holdings. The value of the redemptions were as follows:

                                                  REALIZED      SHARES
                     REDEMPTION    SECURITIES       CASH      GAIN (LOSS)    REDEEMED
                     ----------    ----------   -----------  ------------   ----------
Growth              $ 46,054,898  $ 44,768,289  $ 1,286,609  $ (9,548,715)   5,180,529

Value Momentum        63,169,400    61,182,109    1,987,291    35,246,323    2,326,681

Small Cap Value       39,966,670    38,468,471    1,498,199     1,356,609    3,184,595

Since these transactions were nontaxable events, these gains will not have any impact on the funds' capital gain distributions. These transactions were completed pursuant to procedures adopted by the Board of Trustees.

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[GRAPHIC OMITTED]

NOTES TO FINANCIAL STATEMENTS (CONCLUDED)

JULY 31, 2001

12. SHARES ISSUED AND REDEEMED (000):

Transactions in Fund Shares were as follows:


                                                           GROWTH                           VALUE MOMENTUM
                                                            FUND                                 FUND
                                                            ----                                 ----
                                                  08/01/00         08/01/99          08/01/00            08/01/99
                                                 TO 07/31/01      TO 07/31/00       TO 07/31/01         TO 07/31/00
                                                 -----------      -----------       -----------         -----------
Shares Issued and Redeemed:
 Fiduciary Shares:
  Proceeds in connection with the
   acquisition of Common Trust
    Fund Assets ....................                   --                 --               --                  --
  Issued ...........................                9,965             10,261            2,865               4,556
  Issued in Lieu of Cash Distributions              5,760              3,578            1,329               1,237
  Redeemed .........................              (22,306)*          (15,216)          (7,624)*           (13,026)
                                                  --------           --------          -------            --------
Total Fiduciary Share Transactions .               (6,581)            (1,377)          (3,430)             (7,233)
                                                  --------           --------          -------            --------

 Class I Shares: (2)
  Issued ...........................                   --                 --              234               4,452
  Issued in Lieu of Cash Distributions                 --                 --              282                 235
  Redeemed .........................                   --                 --           (4,659)*              (544)
                                                  --------           --------          -------            --------
    Total Class I Share Transactions                   --                 --           (4,143)              4,143
                                                  --------           --------          -------            --------

 Class A Shares:
  Issued ...........................               15,233             23,798            4,923               6,535
  Issued in Lieu of Cash Distributions                351                155               77                  65
  Redeemed .........................              (15,696)           (22,368)          (4,833)             (6,428)
                                                  --------           --------          -------            --------
   Total Class A Share Transactions                  (112)             1,585              167                 172
                                                  --------           --------          -------            --------

 Class B Shares:
  Issued ...........................                  431                807              137                 138
  Issued in Lieu of Cash Distribution                 242                 75               19                  12
  Redeemed .........................                 (287)              (152)             (60)                (83)
                                                  --------           --------          -------            --------
   Total Class B Share Transactions                   386                730               96                  67
                                                  --------           --------          -------            --------

 Class C Shares:
  Issued ...........................                   51                 46               24                  21
  Issued in Lieu of Cash Distributions                 13                 --                1                  --
  Redeemed .........................                  (11)                (1)              (6)                 (1)
                                                  --------           --------          -------            --------
   Total Class C Share Transactions                    53                 45               19                  20
                                                  --------           --------          -------            --------
Net Increase (Decrease)
in Share Transactions ..............               (6,254)               983           (7,291)             (2,831)
                                                  ========           ========          =======            ========


                                                  CALIFORNIA INTERMEDIATE
                                                       TAX-FREE BOND                          BOND
                                                          FUND                                FUND
                                                          ----                                ----
                                               08/01/00          08/01/99          08/01/00          08/01/99
                                              TO 07/31/01       TO 07/31/00       TO 07/31/01       TO 07/31/00
                                              -----------       -----------       -----------       -----------
Shares Issued and Redeemed:
  Fiduciary Shares:
   Proceeds in connection with the
    acquisition of Common Trust
    Fund Assets ......................               --                --                --               313
    Issued from the reorganization
     of the Intermediate-Term
     Bond Fund .......................               --                --            20,617                --
    Issued ...........................            1,477             1,951            12,111             8,885
    Issued in Lieu of Cash
    Distributions ....................               26                40             1,487             1,210
    Redeemed .........................           (3,477)           (3,041)          (18,604)           (9,243)
                                                 ------            ------           -------            ------
     Total Fiduciary Share
      Transactions ...................           (1,974)           (1,050)           15,611             1,165
                                                 ------            ------           -------            ------
  Class A Shares:
   Issued from the reorganization
   of the Intermediate-Term Bond
    Fund .............................               --                --               440                --
    Issued ...........................            4,760             2,710             1,267               548
    Issued in Lieu of Cash
    Distributions ....................              160                83                54                19
    Redeemed .........................           (1,374)           (1,436)             (949)             (215)
                                                 ------            ------           -------            ------
     Total Class A Share Transactions             3,546             1,357               812               352
                                                 ------            ------           -------            ------
  Class B Shares:
    Issued ...........................              313                52               213                --
    Issued in Lieu of Cash
    Distributions ....................                3                --                 3                --
    Redeemed .........................              (33)               (9)               (4)               --
                                                  ------            ------           -------            ------
     Total Class B Share Transactions               283                43               212                --
                                                 ------            ------           -------            ------
  Class S Shares:
    Issued ...........................               --                --                --                --
    Issued in Lieu of Cash
    Distributions ....................               --                --                --                --
    Redeemed .........................               --                --                --                --
                                                 ------            ------           -------            ------
     Total Class S Share Transactions                --                --                --                --
                                                 ------            ------           -------            ------
  Net Increase (Decrease) in
   Share Transactions ................            1,855               350            16,635             1,517
                                                 ======            ======           =======            ======


*        INCLUDES REDEMPTION AS A RESULT OF THE REDEMPTION IN-KIND. (SEE NOTE
         11.)
(1)      COMMENCEMENT OF OPERATIONS.
(2)      ASSETS OF CLASS I SHARES WERE FULLY LIQUIDATED ON DECEMBER 29, 2000.



90                               1.800.433.6884
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
                                                 LARGE CAP VALUE                   CORE EQUITY                    BALANCED
                                                       FUND                           FUND                          FUND
                                                       ----                           ----                          ----
                                              08/01/00       08/01/99       08/01/00      05/31/00(1)     08/01/00       08/01/99
                                            TO 07/31/01    TO 07/31/00     TO 07/31/01    TO 07/31/00    TO 07/31/01    TO 07/31/00
                                            -----------    -----------     -----------    -----------    -----------    -----------
Shares Issued and Redeemed:
  Fiduciary Shares:
   Proceeds in connection with the
     acquisition of Common Trust
     Fund Assets ......................            --              --            --            589              --              --
Issued ................................         2,131           6,393         9,951          2,960           2,854           3,939
Issued in Lieu of Cash Distributions ..         1,398           8,760            15             --           1,354           2,853
Redeemed ..............................        (9,884)        (27,009)       (1,832)           (44)         (6,835)         (7,495)
                                               -------        --------       -------           ----         -------         -------
Total Fiduciary Share Transactions ....        (6,355)        (11,856)        8,134          3,505          (2,627)           (703)
                                               -------        --------       -------           ----         -------         -------

 Class I Shares: (2)
   Issued .............................            --              --            --             --              --              --
   Issued in Lieu of Cash Distribution             --              --            --             --              --              --
   Redeemed ...........................            --              --            --             --              --              --
                                               -------        --------       -------           ----         -------         -------
    Total Class I Share Transactions ..            --              --            --             --              --              --
                                               -------        --------       -------           ----         -------         -------

 Class A Shares:
   Issued .............................           306           4,728           334              3             423             121
   Issued in Lieu of Cash Distributions           383             354            --             --              34              71
   Redeemed ...........................        (1,204)         (1,232)         (110)            --            (481)           (172)
                                               -------        --------       -------           ----         -------         -------
    Total Class A Share Transactions ..          (515)          3,850           224              3             (24)             20
                                               -------        --------       -------           ----         -------         -------

 Class B Shares:
   Issued .............................            52              99           237              6             132             130
   Issued in Lieu of Cash Distribution             23              84            --              8              15              25
   Redeemed ...........................           (62)           (131)          (22)            --             (72)            (66)
                                               -------        --------       -------           ----         -------         -------
    Total Class B Share Transactions ..            13              52           215             14              75              89
                                               -------        --------       -------           ----         -------         -------

 Class C Shares:
   Issued .............................            --               3            --             --               5               3
   Issued in Lieu of Cash Distribution             --              --            --             --              --              --
   Redeemed ...........................            (2)             --            --             --              (1)             --
                                               -------        --------       -------           ----         -------         -------
    Total Class C Share Transactions ..            (2)              3            --             --               4               3
                                               -------        --------       -------           ----         -------         -------
Net Increase (Decrease)
    in Share Transactions .............        (6,859)         (7,951)        8,573          3,522          (2,572)           (591)
                                               =======         =======       =======         ======         =======         =======


                                                100% U.S. TREASURY                                              DIVERSIFIED
                                                   MONEY MARKET                  U.S. GOVERNMENT                MONEY MARKET
                                                      FUND                      MONEY MARKET FUND                  FUND
                                                      ----                      -----------------                  ----
                                             08/01/00      08/01/99         08/01/00       08/01/99       08/01/00       08/01/99
                                           TO 07/31/01    TO 07/31/00     TO 07/31/01     TO 07/31/00    TO 07/31/01    TO 07/31/00
                                           -----------    -----------     -----------     -----------    -----------    -----------
Shares Issued and Redeemed:
  Fiduciary Shares:
    Proceeds in connection with the
     acquisition of Common Trust
     Fund Assets .....................             --             --               --             --             --             --
    Issued from the reorganization
     of the Intermediate-Term
      Bond Fund ......................             --             --               --             --             --             --
    Issued ...........................      1,486,204      1,088,153        2,149,847      1,817,771      3,583,229      4,162,999
    Issued in Lieu of Cash
      Distributions ..................            788            932              467            478         15,942         13,843
    Redeemed .........................     (1,501,387)      (972,128)      (2,077,051)    (1,839,487)    (3,269,944)    (3,773,157)
                                           ----------     ----------       ----------     ----------     ----------     ----------
      Total Fiduciary Share
        Transactions .................        (14,395)       116,957           73,263        (21,238)       329,227        403,685
                                           ----------     ----------       ----------     ----------     ----------     ----------
  Class A Shares:
     Issued from the reorganization
      of the Intermediate-Term Bond
      Fund ...........................             --             --               --             --             --             --
     Issued ..........................        364,547        670,595          135,991        117,813      1,343,323      1,826,396
     Issued in Lieu of Cash
      Distributions ..................         11,895         20,981            2,288          3,461         39,844         41,471
     Redeemed ........................       (399,371)    (1,393,158)        (139,367)      (244,081)    (1,145,739)    (2,883,686)
                                           ----------     ----------       ----------     ----------     ----------     ----------
      Total Class A Share
        Transactions .................        (22,929)      (701,582)          (1,088)      (122,807)       237,428     (1,015,819)
                                           ----------     ----------       ----------     ----------     ----------     ----------
  Class B Shares:
     Issued ..........................             --             --            1,029            421             --             --
     Issued in Lieu of Cash
      Distributions ..................             --             --               26             12             --             --
     Redeemed ........................             --             --             (483)          (259)            --             --
                                           ----------     ----------       ----------     ----------     ----------     ----------
      Total Class B Share
       Transactions ..................             --             --              572            174             --             --
                                           ----------     ----------       ----------     ----------     ----------     ----------
  Class S Shares:
     Issued ..........................      2,300,582      2,263,949          477,944        575,464      2,951,950      3,534,606
     Issued in Lieu of Cash
      Distributions ..................         35,536         24,122            6,258          4,349         79,874         45,062
     Redeemed ........................     (2,219,193)    (1,594,303)        (442,845)      (459,707)    (3,023,810)    (2,004,033)
                                           ----------     ----------       ----------     ----------     ----------     ----------
      Total Class S Share Transactions        116,925        693,768           41,357        120,106          8,014      1,575,635
                                           ----------     ----------       ----------     ----------     ----------     ----------
     Net Increase (Decrease) in
      Share Transactions .............         79,601        109,143          114,104        (23,765)       574,669        963,501
                                           ==========     ==========       ==========     ==========     ==========     ==========

                                                          SMALL CAP VALUE                     INTERNATIONAL EQUITY
                                                               FUND                                   FUND
                                                               ----                                   ----
                                                   08/01/00           08/01/99             08/01/00          08/01/99
                                                  TO 07/31/01        TO 07/31/00         TO 07/31/01        TO 07/31/00
                                                  -----------        -----------         -----------        -----------
Shares Issued and Redeemed:
   Fiduciary Shares:
   Proceeds in connection with the
    acquisition of Common Trust
    Fund Assets .......................                  --                 --                   --               --
Issued ................................               2,612              4,126                8,654            1,033
Issued in Lieu of Cash Distributions ..               1,205                375                  233               21
Redeemed ..............................              (7,048)*           (1,025)              (7,904)            (999)
                                                     ------             ------               ------             ----
Total Fiduciary Share Transactions ....              (3,231)             3,476                  983               55
                                                     ------             ------               ------             ----
  Class I Shares: (2)
    Issued ............................                  --                 --                   --               --
    Issued in Lieu of Cash Distribution                  --                 --                   --               --
    Redeemed ..........................                  --                 --                   --               --
                                                     ------             ------               ------             ----
      Total Class I Share Transactions                   --                 --                   --               --
                                                     ------             ------               ------             ----
  Class A Shares:
   Issued .............................               4,613              5,825                4,786              728
   Issued in Lieu of Cash Distributions                  61                 19                    1               --
   Redeemed ...........................              (4,479)            (5,303)              (4,652)            (692)
                                                     ------             ------               ------             ----
      Total Class A Share Transactions                  195                541                  135               36
                                                     ------             ------               ------             ----
  Class B Shares:
    Issued ............................                 216                328                   10               25
    Issued in Lieu of Cash Distribution                  43                 14                    2               --
    Redeemed ..........................                 (69)               (89)                  (5)              (3)
                                                     ------             ------               ------             ----
      Total Class B Share Transactions                  190                253                    7               22
                                                     ------             ------               ------             ----
  Class C Shares:
    Issued ............................                  30                 27                   --               --
    Issued in Lieu of Cash Distribution                   5                 --                   --               --
    Redeemed ..........................                  (4)                --                   --               --
                                                     ------             ------               ------             ----
      Total Class C Share Transactions                   31                 27                   --               --
                                                     ------             ------               ------             ----
   Net Increase (Decrease)
     in Share Transactions ............              (2,815)             4,297                1,125              113
                                                     ======             -=====               ======             ====

                                                           CALIFORNIA TAX-FREE
                                                               MONEY MARKET
                                                                  FUND
                                                                  ----
                                                      08/01/00             08/01/99
                                                     TO 07/31/01           TO 07/31/00
                                                     -----------           -----------
Shares Issued and Redeemed:
  Fiduciary Shares:
   Proceeds in connection with the
     acquisition of Common Trust
     Fund Assets ...................                          --                   --
   Issued from the reorganization
    of the Intermediate-Term
    Bond Fund ......................                          --                   --
   Issued ..........................                     519,068              777,875
   Issued in Lieu of Cash
    Distributions ..................                           1                    6
   Redeemed ........................                    (474,620)            (744,458)
                                                        --------             --------
    Total Fiduciary Share
    Transactions ...................                      44,449               33,423
                                                        --------             --------
 Class A Shares:
   Issued from the reorganization
    of the Intermediate-Term Bond
    Fund ...........................                          --                   --
   Issued ..........................                     365,552              400,321
   Issued in Lieu of Cash
    Distributions ..................                       6,243                7,598
   Redeemed ........................                    (320,313)            (574,372)
                                                        --------             --------
    Total Class A Share
      Transactions .................                      51,482             (166,453)
                                                        --------             --------
 Class B Shares:
   Issued ..........................                          --                   --
   Issued in Lieu of Cash
    Distributions ..................                          --                   --
   Redeemed ........................                          --                   --
                                                        --------             --------
    Total Class B Share
      Transactions .................                          --                   --
                                                        --------             --------
 Class S Shares:
   Issued ..........................                     528,579              461,164
   Issued in Lieu of Cash
    Distributions ..................                       2,484                1,601
   Redeemed ........................                    (496,969)            (374,667)
                                                        --------             --------
    Total Class S Share Transactions                      34,094               88,098
                                                        --------             --------
   Net Increase (Decrease) in
     Share Transactions ............                     130,025              (44,932)
                                                        ========             ========


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HIGHMARK FUNDS

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INDEPENDENT AUDITORS' REPORT



THE BOARD OF TRUSTEES AND SHAREHOLDERS OF HIGHMARK FUNDS:

We have audited the accompanying statements of net assets of HighMark Funds (the "Funds"), including Growth Fund, Value Momentum Fund, Large Cap Value Fund (formerly, Income Equity Fund), Core Equity Fund, Balanced Fund, International Equity Fund, California Intermediate Tax-Free Bond Fund, Bond Fund, 100% U.S. Treasury Money Market Fund, U.S. Government Money Market Fund, Diversified Money Market Fund, and California Tax-Free Money Market Fund, and the statement of assets and liabilities, including the schedule of investments, of Small Cap Value Fund as of July 31, 2001, and the related statements of operations for the year then ended, the statements of changes in net assets for the periods ended July 31, 2001 and July 31, 2000 and the financial highlights for the periods ended July 31, 2001, July 31, 2000, July 31, 1999, July 31, 1998 and July 31,
1997. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for the fiscal period ended January 31, 1997 were audited by other auditors whose report, dated March 15, 1997, expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Funds as of July 31, 2001, the results of their operations, the changes in their net assets and the financial highlights for the respective periods stated above, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
San Francisco, CA
September 14, 2001


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SHAREHOLDER VOTING RESULTS (unaudited)


At a shareholder meeting held on February 28, 2001, the shareholders of the HighMark International Equity Fund were asked to approve a new Investment Sub-Advisory Agreement between HighMark Capital Management, Inc. ("HCM") and Deutsche Asset Management Investment Services Ltd. ("Deutsche") with respect to the International Equity Fund. The voting results were as follows:

                                             % OF SHARES           % OF SHARES
                         SHARES                 VOTED              OUTSTANDING
                         ------                 -----              -----------
FOR                     2,985,664              99.95%                 81.52%
AGAINST                         0               0.00%                  0.00%
ABSTAIN                     1,351               0.04%                  0.03%


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HIGHMARK FUNDS

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NOTICE TO SHAREHOLDERS OF THE
HIGHMARK FUNDS (unaudited)


For shareholders that do not have a July 31, 2001 tax year end, this notice is for informational purposes only. For shareholders with a July 31, 2001 tax year end, please consult your tax adviser as to the pertinence of this notice. For the fiscal year ended July 31, 2001, each Portfolio is designating the following items with regard to distributions paid during the year.

                                                LONG TERM
                                               (20% RATE)        ORDINARY
                                              CAPITAL GAINS       INCOME        TAX EXEMPT                 QUALIFYING     FOREIGN
                                              DISTRIBUTIONS    DISTRIBUTION       INCOME                   DIVIDENDS        TAX
FUND                                           (TAX BASIS)      (TAX BASIS)    DISTRIBUTION     TOTAL         (1)        CREDIT (2)
----                                           -----------      -----------    ------------     -----         ---        ----------
Growth ...................................        100%                0%             0%          100%           0%            0%
Value Momentum ...........................         88%               12%             0%          100%         100%            0%
Large Cap Value ..........................         79%               21%             0%          100%          98%            0%
Core Equity ..............................          1%               99%             0%          100%          95%            0%
Balanced .................................         58%               42%             0%          100%          32%            0%
Small Cap Value ..........................         62%               38%             0%          100%          26%            0%
International Equity .....................         52%               48%             0%          100%           0%            3%
California Intermediate Tax-Free Bond (4)           0%                0%           100%          100%           0%            0%
Bond .....................................          0%              100%             0%          100%           0%            0%
100% U.S. Treasury Money Market (3) ......          0%              100%             0%          100%           0%            0%
U.S. Government Money Market .............          0%              100%             0%          100%           0%            0%
Diversified Money Market .................          0%              100%             0%          100%           0%            0%
California Tax-Free Money Market (4) .....          0%                0%           100%          100%           0%            0%


(1) QUALIFYING DIVIDENDS REPRESENT DIVIDENDS WHICH QUALIFY FOR THE CORPORATE DIVIDENDS RECEIVED DEDUCTION.
(2) THE FOREIGN TAX CREDIT IS BASED ON THE PERCENTAGE OF ORDINARY INCOME DISTRIBUTION OF EACH FUND.
(3) FOR RESIDENTS OF CALIFORNIA, CONNECTICUT AND NEW YORK: THE 100% U.S. TREASURY MONEY MARKET MET THE QUARTERLY DIVERSIFICATION TEST FOR THE FISCAL YEAR ENDED DURING JULY 31, 2001. ALL INCOME EARNED BY 100% U.S. TREASURY MONEY MARKET IS DESIGNED TAX EXEMPT INCOME FOR STATE INCOME TAX PURPOSES.
(4) FOR RESIDENTS OF CALIFORNIA, THE CALIFORNIA INTERMEDIATE TAX-FREE BOND AND CALIFORNIA TAX-FREE MONEY MARKET MET THE QUARTERLY DIVERSIFICATION TEST FOR THE FISCAL YEAR ENDED JULY 31, 2001.


                                 1.800.433.6884

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NOTES



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HIGHMARK FUNDS

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HIGHMARK FUND INFORMATION


                                                        FIDUCIARY SHARES INFORMATION

FUND                                         CUSIP                TICKER                   FUND #
Growth                                     431114818               HMGRX                    492

Value Momentum                             431114677               HMVMX                    871

Large Cap Value                            431114206               HMIEX                    490

Core Equity                                431112788               HMCFX                   1627

Balanced                                   431114792               HMBAX                    491

Small Cap Value                            431112101               HMSCX                    148

International Equity                       431114594               HMIQX                    876

CA Intermediate Tax-Free Bond              431114644               HMITX                    847

Bond                                       431114305               HMBDX                    489

100% U.S. Treasury Money Market            431114503               HMTXX                    486

U.S. Government Money Market               431114701               HMGXX                    485

Diversified Money Market                   431114883               HMDXX                    484

CA Tax-Free Money Market                   431114842               HMCXX                    487

                                    RETAIL SHARES INFORMATION
Growth
 Class A Shares            431114768                HMRGX                   481
 Class B Shares            431114511                HMGBX                   455
 Class C Shares            431112879                HGRCX                  1755

Value Momentum
 Class A Shares            431114628                HMVLX                   870
 Class B Shares            431114529                HVMBX                   456
 Class C Shares            431112812                HVMCX                  1753

Large Cap Value
 Class A Shares            431114784                HMERX                   479
 Class B Shares            431114537                HIEBX                   457
 Class C Shares            431112861                HIECX                  1754

Core Equity
 Class A Shares            431112770                HCEAX                  1626
 Class B Shares            431112762                HCEBX                  1628


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
                                                       RETAIL SHARES INFORMATION (CONTINUED)

FUND                                          CUSIP                      TICKER                   FUND #
Balanced
 Class A Shares                                431114776                  HMBRX                     480
 Class B Shares                                431114545                  HMBBX                     452
 Class C Shares                                431112887                  HMBCX                    1760
Small Cap Value
 Class A Shares                                431112200                  HASVX                      41
 Class B Shares                                431112309                  HBSVX                     123
 Class C Shares                                431112820                  HSVCX                    1756
International Equity
 Class A Shares                                431112853                  HINAX                    1759
 Class B Shares                                431112846                  HINBX                    1758
 Class C Shares                                431112838                  HINCX                    1757
CA Intermediate Tax-Free Bond
 Class A Shares                                431114578                  HMCIX                     846
 Class B Shares                                431112796                  HCABX                    1761
Bond
 Class A Shares                                431114743                  HMRBX                     478
 Class B Shares                                431112747                  HBDBX                    1090
100% U.S. Treasury Money Market
 Class A Shares                                431114404                  HMRXX                     475
 Class S Shares                                431112606                  HUSXX                    1730
U.S. Government Money Market
 Class A Shares                                 431114602                  HMUXX                     474
 Class B Shares                                431114495                  HGBXX                     450
 Class S Shares                                431112507                  HGSXX                    1729
Diversified Money Market
 Class A Shares                                431114800                  HMVXX                     473
 Class S Shares                                431112408                  HDSXX                    1728
CA Tax-Free Money Market
 Class A Shares                                431114859                  HMAXX                     476
 Class S Shares                                431112705                  HCSXX                    1727


                             WWW.HIGHMARKFUNDS.COM

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HIGHMARK FUNDS

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NOTES



                                 1.800.433.6884


98
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                                                                           NOTES






                             WWW.HIGHMARKFUNDS.COM

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HIGHMARK FUNDS

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SERVICE PROVIDERS &
BOARD OF TRUSTEES


INVESTMENT ADVISER
HighMark Capital Management, Inc.
475 Sansome Street
San Francisco, CA 94104


SUB-ADVISERS (International Equity Fund)
AXA Investment Managers GS Ltd.
60 Gracechurch Street
London
EC3V OHR
United Kingdom


Deutsche Asset Management
Investment Services Ltd.
1 Appold Street, Broadgate
London
EC2A 2UU
United Kingdom


CUSTODIAN
Union Bank of California, N.A.
475 Sansome Street
San Francisco, CA 94104


ADMINISTRATOR & DISTRIBUTOR
SEI Investments Mutual Funds Services
SEI Investments Distribution Co.
One Freedom Valley Drive
Oaks, PA 19456


LEGAL COUNSEL
Ropes & Gray
1301 K Street, N.W., Suite 800 East
Washington, D.C. 20005


AUDITORS
Deloitte & Touche LLP
50 Fremont Street
San Francisco, CA 94105-2230


BOARD OF TRUSTEES
Robert M. Whitler, Chairman
Frederick J. Long, Vice Chairman
Thomas L. Braje
David A. Goldfarb
Joseph C. Jaeger
Michael L. Noel


                                 1.800.433.6884

100
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                         Thank you for your investment.

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                                 HIGHMARK FUNDS

                                 -------------------------
                                 Mutual Funds:
                                 - are not FDIC insured
                                 - have no bank guarantee
                                 - may lose value
                                -------------------------

To learn more about HighMark please call:

Investor Services Desk
1.800.433.6884



Investment Professional Support Desk
1.800.455.5609



visit us at
WWW.HIGHMARKFUNDS.COM



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HIGHMARK FUNDS

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HIGHMARK
WWW.HIGHMARKFUNDS.COM